   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER   , 1998



                                                      REGISTRATION NO. 333-58391

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                       FIRST NORTH AMERICAN NATIONAL BANK
                   (Originator of the Trust described herein)
             (Exact name of registrant as specified in its charter)
                             ---------------------
                         FNANB CREDIT CARD MASTER TRUST

                UNITED STATES                                    58-1897792
         (State or other jurisdiction                         (I.R.S. employer
      of incorporation or organization)                    identification number)

                           225 CHASTAIN MEADOWS COURT

                            KENNESAW, GEORGIA 30144

                                 (770) 792-4600
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              MICHAEL T. CHALIFOUX
                       FIRST NORTH AMERICAN NATIONAL BANK
                           225 CHASTAIN MEADOWS COURT

                            KENNESAW, GEORGIA 30144

                                 (770) 792-4600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   COPIES TO:

           DAVID E. MELSON, ESQUIRE                    RICHARD S. FORTUNATO, ESQUIRE
     MCGUIRE, WOODS, BATTLE & BOOTHE LLP          SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
             901 EAST CARY STREET                             919 THIRD AVENUE
           RICHMOND, VIRGINIA 23219                       NEW YORK, NEW YORK 10022
                (804) 775-1000                                 (212) 735-3000

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable on or after the effective date of this Registration Statement.
    If the only securities registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                  ---------------
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                           ---------------
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
                                       AMOUNT         PROPOSED MAXIMUM     PROPOSED MAXIMUM       AMOUNT OF
      TITLE OF SECURITIES               TO BE          OFFERING PRICE         AGGREGATE         REGISTRATION
        BEING REGISTERED             REGISTERED       PER CERTIFICATE*     OFFERING PRICE*           FEE
---------------------------------------------------------------------------------------------------------------
Asset Backed Certificates.......     $1,000,000             100%              $1,000,000          $295.00**
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------


 * Estimated solely for the purpose of calculating the registration fee.

** Previously paid.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                SUBJECT TO COMPLETION, DATED SEPTEMBER   , 1998

PROSPECTUS
                         FNANB CREDIT CARD MASTER TRUST
  $            CLASS A FLOATING RATE ASSET BACKED CERTIFICATES, SERIES 1998-1
  $            CLASS B FLOATING RATE ASSET BACKED CERTIFICATES, SERIES 1998-1


                         FNANB CREDIT CARD MASTER TRUST


                                     ISSUER


                       FIRST NORTH AMERICAN NATIONAL BANK
                            TRANSFEROR AND SERVICER
                             ---------------------


    Each Class A Floating Rate Asset Backed Certificate (collectively, the "Class A Certificates") and each Class B Floating Rate Asset Backed Certificate (collectively, the "Class B Certificates" and, together with the Class A Certificates, the "Certificates") will be issued by, and will represent an undivided interest in, the FNANB Credit Card Master Trust (the "Trust") created pursuant to a Master Pooling and Servicing Agreement dated as of October 30, 1997 (the "Agreement") between First North American National Bank, as transferor (in such capacity, the "Transferor") and servicer (in such capacity, the "Servicer"), and First Union National Bank, as trustee (in such capacity, the "Trustee"). The property of the Trust includes receivables (the "Receivables") arising from time to time in a portfolio of MasterCard(R) and VISA(R) credit card accounts (the "Accounts"), all monies due or to become due and all amounts received with respect to the Receivables and certain other property, as more fully described herein. The Class B Certificates will be subordinated to the Class A Certificates as described herein. In addition, the Collateralized Trust Obligations and the Class D Certificates (each as defined herein), having a
combined initial principal balance of $         , will be issued as part of
Series 1998-1 and will be subordinated to the Certificates as described herein. The Collateralized Trust Obligations and the Class D Certificates are not offered hereby. The Trust has previously issued, and from time to time may offer and sell, other Series that evidence undivided interests in certain assets of the Trust, which Series may have terms significantly different from the terms of the Certificates as described herein. The issuance of such other Series may affect the amount or timing of payments on the Certificates. See "Risk
Factors -- Master Trust Considerations -- Issuance of Additional Series Could Affect Certificate Payments" and "-- Issuance of Paired Series Could Affect Certificate Payments." The Transferor will own the remaining undivided interest in the Trust not represented by the Certificates, the Collateralized Trust Obligations or the Class D Certificates or by other outstanding Series issued by the Trust.

                                               (Continued on the following page)

    THERE CURRENTLY IS NO SECONDARY MARKET FOR THE CERTIFICATES, AND THERE CAN BE NO ASSURANCE THAT ONE WILL DEVELOP OR, IF ONE DOES DEVELOP, THAT IT WILL CONTINUE UNTIL THE CERTIFICATES ARE PAID IN FULL.

    POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" BEGINNING ON PAGE 17.
                             ---------------------

    THE CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST ONLY AND WILL NOT REPRESENT INTERESTS IN OR RECOURSE OBLIGATIONS OF FIRST NORTH AMERICAN NATIONAL
 BANK OR ANY AFFILIATE THEREOF. THE CERTIFICATES ARE NOT DEPOSITS, AND NEITHER
   THE CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES ARE INSURED OR
      GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                              GOVERNMENTAL AGENCY.
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
                                                          PRICE TO              UNDERWRITING            PROCEEDS TO
                                                         PUBLIC(1)                DISCOUNT            TRANSFEROR(1)(2)
-------------------------------------------------------------------------------------------------------------------------
Per Class A Certificate..........................            %                       %                       %
-------------------------------------------------------------------------------------------------------------------------
Per Class B Certificate..........................            %                       %                       %
-------------------------------------------------------------------------------------------------------------------------
Total............................................            $                       $                       $
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

(1) Plus accrued interest, if any, from the date of issuance.
(2) Before deducting expenses estimated at $            .
                             ---------------------

    The Certificates are offered by the Underwriters when, as and if issued by the Trust and accepted by the Underwriters and subject to approval of certain legal matters by counsel for the Underwriters . The Underwriters reserve the right to reject orders in whole or in part. It is expected that the Certificates
will be delivered in book-entry form on or about                  , 1998 through
the facilities of The Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear System.
                             ---------------------

                    UNDERWRITERS OF THE CLASS A CERTIFICATES
                     NATIONSBANC MONTGOMERY SECURITIES LLC

                              GOLDMAN, SACHS & CO.


                            DEUTSCHE MORGAN GRENFELL


                          FIRST UNION CAPITAL MARKETS



                    UNDERWRITERS OF THE CLASS B CERTIFICATES


           NATIONSBANC MONTGOMERY SECURITIES LLC GOLDMAN, SACHS & CO.

                             ---------------------

             The date of this Prospectus is                  , 1998

(Continued from the cover page)

     Interest will accrue on the Class A Certificates from                  ,
1998 (the "Closing Date") through the day preceding the           Distribution
Date (as defined herein) and with respect to each Interest Period (as defined
herein) thereafter at a rate of      % per annum above the London interbank
offered rate for one-month United States dollar deposits ("LIBOR"), determined as described herein, prevailing on the related LIBOR Determination Date (as defined herein) with respect to such period (the "Class A Certificate Rate"). Interest will accrue on the Class B Certificates from the Closing Date through
the day preceding the           Distribution Date and with respect to each
Interest Period thereafter at a rate of      % per annum above LIBOR, determined
as described herein, prevailing on the related LIBOR Determination Date with respect to such period (the "Class B Certificate Rate"). The Trustee will determine LIBOR for each Interest Period on the second business day prior to the Distribution Date on which such Interest Period commences (each, a "LIBOR Determination Date"). The initial LIBOR Determination Date with respect to the
Certificates is                  , 1998. Interest with respect to the
Certificates will be distributed on the 15th day of each month (or, if such 15th day is not a business day, the next succeeding business day) (each, a
"Distribution Date"), commencing with the           Distribution Date. Principal
on the Class A Certificates is scheduled to be paid on the
Distribution Date (the "Class A Expected Final Distribution Date"), but may be paid earlier or later under certain circumstances described herein. Principal on
the Class B Certificates is scheduled to be paid on the           Distribution
Date (the "Class B Expected Final Distribution Date"), but may be paid earlier or later under certain circumstances described herein. Principal on the Class B Certificates will not be paid unless and until the Class A Certificates have been paid in full. See "Maturity Considerations." The Certificates will also be entitled to the benefits of the funds, if any, on deposit in a segregated trust account as described herein. See "Description of the Certificates -- Cash Collateral Account."
                             ---------------------


     The Transferor will apply, on behalf of the Trust, to list the Certificates on the Luxembourg Stock Exchange. There can be no assurance, however, that such application will be accepted. The Certificateholders should consult with Banque Generale du Luxembourg, the Luxembourg listing agent for the Certificates, 50, Avenue J. F. Kennedy, L-2951, Luxembourg, phone number 011-352-4242-3175, to determine whether the Certificates are listed on the Luxembourg Stock Exchange.

                             ---------------------

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES, INCLUDING OVER-ALLOTMENT TRANSACTIONS, STABILIZING TRANSACTIONS, SYNDICATE COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

     THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. THERE ARE RESTRICTIONS ON THE OFFER AND SALE OF SECURITIES IN THE UNITED KINGDOM. ALL APPLICABLE PROVISIONS OF THE FINANCIAL SERVICES ACT 1986 AND OTHER APPLICABLE LAWS AND REGULATIONS WITH RESPECT TO ANYTHING DONE BY ANY PERSON IN RELATION TO SECURITIES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM MUST BE COMPLIED WITH. SEE "UNDERWRITING."

                         REPORTS TO CERTIFICATEHOLDERS


     If Definitive Certificates (as defined herein) are issued (which will occur only under the limited circumstances described herein), monthly and annual reports, containing information concerning the Trust and prepared by the Servicer pursuant to the Agreement, will be sent on behalf of the Trust to the registered holders of the Definitive Certificates. Unless and until Definitive Certificates are issued, such reports will be sent on behalf of the Trust to Cede & Co., as nominee of The Depository Trust Company ("DTC") and registered holder of the Certificates. See "Description of the Agreement -- Evidence as to Compliance" and "Description of the Certificates -- Book-Entry Registration" and "-- Reports to Certificateholders." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Transferor is not required and does not intend to send any of its financial reports to the registered holders of the Certificates (the "Certificateholders") or to the owners of beneficial interests in the Certificates (the "Certificate Owners"). The Transferor will file with the Securities and Exchange Commission (the "Commission") such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder for so long as the Certificates are outstanding.


                             AVAILABLE INFORMATION

     The Transferor, as originator of the Trust, has filed a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with the Commission on behalf of the Trust with respect to the Certificates. For further information, reference is made to the Registration Statement and amendments thereof and exhibits thereto and any reports and other documents incorporated herein by reference as described below under "Incorporation of Certain Documents by Reference," which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site at "http://www.sec.gov" that contains information regarding registrants that file electronically with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The following documents filed with the Commission by the Servicer, on behalf of the Trust, are incorporated by reference into this Prospectus: the Trust's Annual Report on Form 10-K for the fiscal year ended February 28, 1998 and the Trust's Current Reports on Form 8-K filed since February 28, 1998. All reports and other documents filed by the Servicer, on behalf of the Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained in any document incorporated or deemed to be incorporated by reference into this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference into this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


     The Transferor will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Written requests for such copies should be directed to First North American National Bank, 225 Chastain Meadows Court, Kennesaw, Georgia 30144. Telephone requests for such copies should be directed to First North American National Bank at (770) 792-4600.

                               PROSPECTUS SUMMARY


     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus. A listing of the pages on which such terms are defined is found in the "Index to Location of Defined Terms" beginning on page 94.


The Certificates...........  $          aggregate principal amount of Class A
                               Floating Rate Asset Backed Certificates, Series 1998-1 (the "Class A Certificates") and
                               $          aggregate principal amount of Class B
                               Floating Rate Asset Backed Certificates, Series 1998-1 (the "Class B Certificates" and, together with the Class A Certificates, the "Certificates"). The Certificates will represent interests in the Trust only and will not represent interests in or recourse obligations of First North American National Bank or any affiliate thereof. The Certificates are not deposits, and neither the Certificates nor the underlying Accounts or Receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.


Overview of the
Transaction................  The FNANB Credit Card Master Trust (the "Trust")
                               was formed for the purpose of holding the Trust Property and issuing one or more series of asset backed certificates. The Certificates will represent the right to receive a varying percentage of the amounts collected in respect of the Receivables during each month (each, a "Collection Period") (but only to the extent needed to make required payments under the Agreement and subject to the reallocation of such amounts as described herein) and will be allocated a varying percentage of the amount of Receivables charged off as uncollectible. See "Description of the Certificates -- Allocation of Collections and Default Amounts." The amounts collected will be applied, to the extent allocated to or otherwise available to the Certificates, to pay interest and principal due on the Certificates, to reimburse Class A Investor Charge-Offs or Class B Investor Charge-Offs, as applicable, and Series Adjustment Amounts allocated to the Certificates and to pay certain other amounts, in each case as described herein. See "Description of the
                               Certificates -- Application of Collections." The Class A Certificates will also have the benefit of Shared Excess Finance Charge Collections, amounts on deposit in the Cash Collateral Account, if any, and the subordination of the Class B Certificates, the Collateralized Trust Obligations and the Class D Certificates. The Class B Certificates will also have the benefit of Shared Excess Finance Charge Collections not needed to cover shortfalls in respect of the Class A Certificates, amounts on deposit in the Cash Collateral Account, if any, not needed to cover shortfalls in respect of the Class A Certificates and the subordination of the Collateralized Trust Obligations and the Class D Certificates. See "Description of the Certificates -- Subordination of the Class B Certificates, the Collateralized Trust Obligations and the Class D Certificates,"
                               "-- Reallocation of Cash Flows," "-- Application of Collections" and "-- Cash Collateral Account."


The Trust..................  The Trust was formed pursuant to a Master Pooling and Servicing Agreement dated as of October 30, 1997 (the "Agreement") between First North American National Bank, a limited purpose credit card national bank, as transferor (in such capacity, the "Transferor") and servicer (in such capacity, the "Servicer"), and First Union National

                               Bank, a national banking association, as trustee (in such capacity, the "Trustee"). The Agreement provides for the Trust to issue two types of certificates: (i) one or more series of investor certificates which evidence an undivided interest in the Trust Property and may be transferable (collectively, the "Investor Certificates") and
                               (ii) a certificate which evidences the undivided interest in the Trust Property not evidenced by the Investor Certificates or the interests of any Enhancement Providers, if applicable, and which generally is not transferable (the "Exchangeable Transferor Certificate"). Each series of Investor Certificates (each, a "Series") may consist of one or more classes of Investor Certificates (each, a "Class") and may be included in a designated group of Series (each, a "Group"). The Exchangeable Transferor Certificate is currently held by the Transferor.

                             The Trust has previously issued two other Series
                               (the "Previously Issued Series") and may issue additional Series from time to time, each pursuant to a supplement to the Agreement (each, a "Series Supplement"). See "Annex A (Previously Issued Series)" for a description of certain terms of the Previously Issued Series.


                             The Certificates will be issued pursuant to the
                               Series 1998-1 Supplement to the Agreement (the "Series 1998-1 Supplement") and will be part of Series 1998-1 of the Trust ("Series 1998-1"). Series 1998-1 will be included in a Group designated as Group One ("Group One") and will be the third Series included in Group One. Each Series in Group One will be entitled to share Finance Charge Collections and Principal Collections allocated to any other Series in Group One but not needed to make required payments with respect to such other Series, in each case in the manner, and to the extent, provided in the related Series Supplement. As used herein, "Agreement" means the Agreement as supplemented by the Series 1998-1 Supplement unless the context requires otherwise. See "Description of the Agreement -- Shared Excess Finance Charge Collections" and "-- Shared Principal Collections."



                             Interests referred to as the collateralized trust
                               obligations and deemed to be a Class of Investor Certificates (the "Collateralized Trust Obligations") and the Class D Floating Rate Asset Backed Certificates, Series 1998-1 (the "Class D Certificates" and, collectively with the Certificates and the Collateralized Trust Obligations, the "Series 1998-1 Certificates"), having a combined initial principal balance of
                               $          , will be issued pursuant to the
                               Agreement as part of Series 1998-1. The Class D Certificates will initially be held by the Transferor and may not be transferred unless the Transferor shall have delivered to the Trustee a tax opinion to the effect that such transfer will not adversely affect the tax characterization of the Trust and such transfer shall not, in the reasonable belief of the Transferor, cause an Early Amortization Event to occur. The Transferor may, at its option during the Revolving Period, and subject to the satisfaction of certain conditions set forth in the Series 1998-1 Supplement, cause the issuance of additional Class D Certificates. If any such additional Class D Certificates are issued, such issuance will increase the Class D Invested Amount and may increase the amount of Enhancement available to the Certificateholders. See "Description of the Agree-ment -- Enhancement" and "Description of the Certificates -- Application of Collections." There can be no assurance as to whether the Transferor will cause the issuance of any such additional Class D Certificates.


Exchanges..................  The Agreement provides that, pursuant to one or more Series Supplements, the Transferor may tender or cause to be tendered the Exchangeable Transferor Certificate, or the Exchangeable Transferor Certificate and the Investor Certificates of any Series, to the Trustee in exchange for one or more newly issued Series of Investor Certificates and a reissued Exchangeable Transferor Certificate. The issuance of such newly issued Series may affect the amount or timing of payments on the Certificates. See "Description of the Agreement -- Exchanges."


The Trust Property.........  The property of the Trust (the "Trust Property")
                               includes all right, title and interest of the Transferor in and to (i) all receivables (the "Receivables") arising from time to time in a portfolio of MasterCard(R) and VISA(R)(1) credit card accounts (the "Accounts") originated or acquired by the Transferor and satisfying certain eligibility criteria described herein (including any Supplemental Accounts following their designation and any Automatic Additional Accounts following their creation but excluding any Removed Accounts following their designation),
                               (ii) all monies due or to become due and all amounts received with respect to the Receivables on and after the Cut-Off Date (including recoveries of amounts previously charged-off ("Recoveries")), (iii) certain fees received by the Transferor with respect to the Receivables as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing ("Interchange"), (iv) all monies on deposit in certain bank accounts of the Trust (including, to the extent specified in the related Series Supplement, investment earnings on such amounts),
                               (v) all proceeds of the foregoing and (vi) any Enhancement with respect to any particular Series or Class as provided in the related Series Supplement. Each of the Certificates will represent an undivided interest in the Trust Property. See "Description of the
                               Agreement -- The Trust Property."


                             The Receivables transferred to the Trust will arise
                               from time to time in MasterCard and VISA credit card accounts selected by the Transferor on the basis of criteria set forth in the Agreement as applied on the Cut-Off Date or, in the case of Supplemental Accounts, on the Addition Cut-Off Date. The Receivables consist of amounts charged by cardholders for goods and services and cash advances and monthly premiums charged to cardholders for insurance plans offered with respect to the Accounts ("Principal Receivables") and amounts charged to the Accounts in respect of periodic finance charges, overlimit charges, late charges, returned check charges, annual fees, cash advance fees and similar fees and charges ("Finance Charge Receivables"); provided, however, that an amount equal to the product of the Discount Percentage and the amount of Receivables that

---------------

    1MasterCard(R) and VISA(R) are registered trademarks of MasterCard International Incorporated and VISA USA Incorporated, respectively.

                               would otherwise be Principal Receivables will be treated as Finance Charge Receivables (a recharacterization that increases the Portfolio Yield and thereby decreases the risk of the occurrence of the Early Amortization Event related to Portfolio Yield). In addition, all amounts collected in respect of Interchange will be treated as Finance Charge Collections. As of June 30, 1998, the aggregate amount owing in respect of the Receivables was $1,716,306,952, comprised of $1,640,880,756 of Principal Receivables and $75,426,196 of Finance Charge Receivables (which includes $33,487,362 of Discount Option Receivables). See "The Receivables" and "Description of the
                               Agreement -- Discount Option."



                             At the time of the formation of the Trust, the
                               Transferor transferred to the Trust all
                               Receivables in the Accounts as of September 30, 1997 (the "Cut-Off Date") and all Receivables arising in the Accounts from time to time thereafter until termination of the Trust. All new Receivables arising in the Accounts are automatically transferred to the Trust. The Agreement provides that, unless the Transferor elects to suspend or discontinue such feature and subject to certain limitations and conditions set forth in the Agreement, all MasterCard and VISA credit card accounts satisfying certain eligibility criteria described herein will be automatically included as Accounts ("Automatic Additional Accounts") upon their creation and the Receivables in such Automatic Additional Accounts, whether then existing or thereafter created, will be automatically transferred to the Trust. This feature allows the Transferor to transfer additional Receivables to the Trust (which may allow the issuance of additional Series or decrease the risk of the occurrence of certain Early Amortization Events) more efficiently than through the designation of Supplemental Accounts. See "The Receivables" and "Description of the Agreement -- Automatic Additional Accounts."



                             The Agreement permits or, under certain
                               circumstances, requires the Transferor to designate from time to time, in each case subject to certain limitations and conditions set forth in the Agreement, additional MasterCard or VISA credit card accounts as Accounts (the "Supplemental Accounts") and to transfer the Receivables in such Supplemental Accounts, whether then existing or thereafter created, to the Trust. This feature requires the Transferor to transfer additional Receivables to the Trust if there would otherwise be insufficient Receivables to support all Series then outstanding. In addition, unlike the Automatic Additional Accounts feature, this feature allows the Transferor to transfer to the Trust the receivables in a discrete group of MasterCard or VISA credit card accounts selected by the Transferor (which, like the inclusion of Automatic Additional Accounts, may allow the issuance of additional Series or decrease the risk of the occurrence of certain Early Amortization Events). See "The Receivables" and "Description of the Agreement -- Supplemental Accounts."



                             The Agreement permits the Transferor to designate
                               from time to time, subject to certain limitations and conditions set forth in the Agreement, certain Accounts the Receivables in which are to be removed from the Trust (the "Removed Accounts"). This feature allows the

                               Transferor to obtain unencumbered ownership of the Receivables in Defaulted Accounts or other Receivables not needed to support all Series then outstanding. See "The Receivables" and "Description of the Agreement -- Removal of Accounts."


Servicing Compensation.....  The Servicer is entitled to receive, as compensation for its servicing activities under the Agreement, a monthly servicing fee (the "Servicing Fee"). The share of the Servicing Fee allocable to Series 1998-1 with respect to any Distribution Date (the "Investor Monthly Servicing Fee") will be equal to one-twelfth of the product of 2.00% and the Invested Amount as of the last day of the second preceding Collection Period. The share of the Investor Monthly Servicing Fee allocable to the Class A Certificates with respect to any Distribution Date will be equal to one-twelfth of the product of 2.00% and the Class A Invested Amount as of the last day of the second preceding Collection Period. The share of the Investor Monthly Servicing Fee allocable to the Class B Certificates with respect to any Distribution Date will be equal to one-twelfth of the product of 2.00% and the Class B Invested Amount as of the last day of the second preceding Collection Period. See "Description of the
                               Agreement -- Servicing Compensation" and
                               "Description of the Certificates -- Servicing Compensation."

Denominations..............  Beneficial interests in the Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof.

Registration of
  Certificates.............  The Certificates initially will be represented by one or more certificates registered in the name of Cede & Co., the nominee for DTC, and will not be registered in the names of the Certificate Owners or their nominees. The Certificate Owners will only be entitled to receive Definitive Certificates under the limited circumstances described herein. See "Description of the Certificates -- Book-Entry Registration" and
                               "-- Definitive Certificates."

Clearance and Settlement...  The Certificate Owners may elect to hold the
                               Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe). Transfers within DTC, Cedel or Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and Cedel or Euroclear, on the other, will be effected in DTC through the relevant Depositaries of Cedel or Euroclear. See "Description of the
                               Certificates -- Book-Entry Registration" and
                               "Annex B (Global Clearance, Settlement and Tax Documentation Procedures)."

Collections................  The Trustee has established and will maintain a segregated trust account (the "Collection
                               Account") for the benefit of all then outstanding Series. The Servicer will deposit all amounts collected in respect of the Receivables (subject to certain exceptions described herein) in the Collection Account on a monthly basis or, under certain limited circumstances described herein, on a daily basis. All amounts deposited in the Collection Account will be allocated by the Servicer between (i) amounts collected in respect of Finance Charge Receivables, amounts collected in respect of Discount Option Receivables, if any, and amounts collected in respect of Interchange (collectively,

                               "Finance Charge Collections") and (ii) amounts collected in respect of Principal Receivables (exclusive of amounts collected in respect of Discount Option Receivables, if any) ("Principal Collections"). All such amounts will then be allocated by the Servicer among Series 1998-1, the interests of the Previously Issued Series, the interests of all other then outstanding Series, the interests of any Enhancement Providers, if applicable, and the interest of the holder of the Exchangeable Transferor Certificate (the "Transferor Interest"). See "Description of the Agreement -- Collection Account,"
                               "-- Discount Option " and "-- Allocation of
                               Collections; Deposits in Collection Account."

Interest and Principal.....  Each Class A Certificate will represent the right to receive (i) interest payments on each
                               Distribution Date at the Class A Certificate
                               Rate, accruing from the Closing Date, and (ii) principal payments commencing on the Class A Expected Final Distribution Date or during the Early Amortization Period as described herein, in each case funded from a percentage of the amounts collected in respect of the Receivables and certain other funds as described herein (including, under the circumstances described herein, any funds on deposit in the Excess Funding Account, the Cash Collateral Account, the Reserve Account or the Principal Funding Account). See "Description of the
                               Certificates -- Interest Payments" and
                               "-- Principal Payments." Interest on the Class A Certificates will be distributed on each Distribution Date in an amount equal to the product of (i) the Class A Certificate Rate for the related Interest Period, (ii) a fraction, the numerator of which is the actual number of days in such Interest Period and the denominator of which is 360, and (iii) the outstanding principal amount of the Class A Certificates as of the preceding Record Date (or, in the case of the first Distribution Date, as of the Closing Date). The aggregate undivided interest in the Aggregate Principal Receivables evidenced by the Class A Certificates (the "Class A Invested Amount")
                               initially will equal $          (the "Class A
                               Initial Invested Amount") and will decline as principal with respect to the Class A Certificates is deposited in the Principal Funding Account (or, without duplication, paid to the holders of the Class A Certificates (the "Class A Certificateholders")) or as Class A Investor Charge-Offs occur. See "Description of the Certificates -- Principal Payments" and
                               "-- Allocation of Investor Default Amount;
                               Allocation of Series Adjustment Amount; Investor Charge-Offs."

                             Each Class B Certificate will represent the right
                               to receive (i) interest payments on each
                               Distribution Date at the Class B Certificate
                               Rate, accruing from the Closing Date, and (ii) principal payments commencing on the Class B Expected Final Distribution Date or during the Early Amortization Period as described herein, in each case funded from a percentage of the amounts collected in respect of the Receivables and certain other funds as described herein (including, under the circumstances described herein, any funds on deposit in the Excess Funding Account, the Cash Collateral Account, the Reserve Account or the Principal Funding Account); provided, however, that the holders of the Class B Certificates (the "Class B Certificateholders") will in no event begin to receive principal payments until the Class A Certificates have been paid in full. See "Description of the Certificates -- Interest Payments" and "-- Principal Payments." In-
                               terest on the Class B Certificates will be
                               distributed on each Distribution Date in an
                               amount equal to the product of (i) the Class B Certificate Rate for the related Interest Period,
                               (ii) a fraction, the numerator of which is the actual number of days in such Interest Period and the denominator of which is 360, and (iii) the outstanding principal amount of the Class B Certificates as of the preceding Record Date (or, in the case of the first Distribution Date, as of the Closing Date). The aggregate undivided interest in the Aggregate Principal Receivables evidenced by the Class B Certificates (the "Class B Invested Amount") initially will equal
                               $          (the "Class B Initial Invested
                               Amount") and will decline as principal with respect to the Class B Certificates is deposited in the Principal Funding Account (or, without duplication, paid to the Class B Certificateholders), as Principal Collections allocated to the Class B Certificates are reallocated for the benefit of the Class A Certificates, as Class A Allocable Amounts are allocated to the Class B Certificates or as Class B Investor Charge-Offs occur. See "Description of the Certificates -- Principal Payments,"
                               "-- Reallocation of Cash Flows" and
                               "-- Allocation of Investor Default Amount;
                               Allocation of Series Adjustment Amount; Investor Charge-Offs."

                             Interest on the Class A Certificates or the Class B
                               Certificates due but not paid on any Distribution Date will be payable on the next succeeding Distribution Date, together with additional interest on such amount at the Class A Certificate Rate or the Class B Certificate Rate, as applicable, plus 2.00% per annum. "Interest Period" means, with respect to any Distribution Date, the period from and including the previous Distribution Date through and including the day preceding such Distribution Date, except that the initial Interest Period will be the period from and including the Closing Date through and including the day preceding the initial Distribution Date. See "Description of the Certificates -- Interest Payments."

                             It is expected that a single principal payment will
                               be made to the Class A Certificateholders on the Class A Expected Final Distribution Date and that a single principal payment will be made to the Class B Certificateholders on the Class B Expected Final Distribution Date. There can be no assurance, however, that such payments will be made. See "Maturity Considerations."

                             The final distribution of interest and principal on
                               the Certificates will be made no later than the
                                         Distribution Date (the "Stated Series
                               Termination Date"). After the Stated Series
                               Termination Date, the Trust will have no further obligation to pay interest or principal on the Certificates.


Application of Available
  Principal Collections --
  Revolving Period.........  On each Distribution Date with respect to the period (the "Revolving Period") commencing on the Closing Date and ending on the earlier of the commencement of the Accumulation Period and the commencement of the Early Amortization Period, Available Principal Collections will, subject to certain limitations described herein, be treated as Shared Principal Collections and applied to cover principal payments due to or for the benefit of other Series included in Group

                               One (to the extent provided in the Series
                               Supplements for such other Series), be deposited in the Excess Funding Account, be paid to the holder of the Exchangeable Transferor Certificate or, under certain limited circumstances described herein, be paid to the holders of the Class D Certificates (the "Class D Certificateholders"). See "Description of the Certificates -- Early Amortization Events" for a discussion of the events that might lead to the termination of the Revolving Period prior to the commencement of the Accumulation Period. See "Description of the Agreement -- Shared Principal Collections" and "Description of the Certificates -- Principal Payments."



Application of Available
  Principal Collections --
  Accumulation Period......  The Servicer will establish and maintain, in the name of the Trustee, a segregated trust account (the "Principal Funding Account") for the benefit of the Certificateholders. Unless an Early Amortization Event has occurred, on each Distribution Date with respect to the period (the "Accumulation Period") commencing at the close of business on the last day of the
                               Collection Period (or such later date to which commencement of the Accumulation Period may be postponed in accordance with the Agreement) and ending on the earliest of (i) the commencement of the Early Amortization Period, (ii) the date on which the Certificates are paid in full and (iii) the Stated Series Termination Date, Available Principal Collections will be deposited in the Principal Funding Account (in an amount not to exceed the applicable Controlled Deposit Amount for such Distribution Date) and used to make principal payments to the Certificateholders on the Class A Expected Final Distribution Date or the Class B Expected Final Distribution Date, as applicable. The Accumulation Period is designed to enable the Certificateholders to receive a single payment (rather than installment payments) with respect to the principal balance of their Certificates. The commencement of the Accumulation Period may, subject to certain limitations and conditions set forth in the Agreement, be postponed until a date no later
                               than the last day of the           Collection
                               Period. See "Description of the
                               Certificates -- Principal Payments,"
                               "-- Postponement of Accumulation Period,"
                               "-- Principal Funding Account" and
                               "-- Application of Collections."


                             The Accumulation Period includes a period during
                               which amounts will accumulate in the Principal Funding Account for the benefit of the Class A Certificateholders (the "Class A Accumulation Period") and a period during which amounts will accumulate in the Principal Funding Account for the benefit of the Class B Certificateholders (the "Class B Accumulation Period"). Unless an Early Amortization Event has occurred, the Class A Accumulation Period will commence at the close of business on the last day of the Collection Period (or such later date to which commencement of the Accumulation Period may be postponed in accordance with the Agreement) and end on the earliest of (i) the commencement of the Early Amortization Period, (ii) the date on which the Class A Certificates are paid in full and (iii) the Stated Series Termination Date. The Class B Accumulation Period will commence on the Distribution Date on which the Class A Certificates are paid in full and end on the earliest of (i) the commencement of the Early Amortization Period, (ii) the date on which the Class B Certificates are paid in full and (iii) the Stated Series Termination Date. See "Description of the Certificates -- Principal Payments."

                             The principal amount on deposit in the Principal
                               Funding Account will be invested by the Trustee, at the direction of the Servicer, in Eligible Investments. On each Distribution Date with respect to the Accumulation Period, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Principal Funding Account will be withdrawn and used to make interest payments with respect to the Certificates. The Servicer will establish and maintain, in the name of the Trustee, a segregated trust account (the "Reserve Account") for the benefit of the Certificateholders intended to help assure the payment of interest with respect to the Certificates. See "Description of the Certificates -- Principal Funding Account" and "-- Reserve Account."


                             If the Available Principal Collections for any
                               Distribution Date with respect to the
                               Accumulation Period are less than the sum of (i) the Controlled Accumulation Amount for such Distribution Date plus (ii) the Deficit Controlled Accumulation Amount, if any, for the immediately preceding Distribution Date (such sum for such Distribution Date, the "Controlled Deposit Amount"), the available amount will be deposited in the Principal Funding Account and such deficiency plus the Controlled Accumulation Amount for the following Distribution Date will be deposited in the Principal Funding Account on such following Distribution Date (to the extent amounts are available to make such deposit). If the Available Principal Collections for any Distribution Date with respect to the Accumulation Period exceed the Controlled Deposit Amount for such Distribution Date, the Controlled Deposit Amount will be deposited in the Principal Funding Account and such excess may be paid to the Class D Certificateholders to the extent that the Available Enhancement Amount exceeds the Required Enhancement Amount and any remaining excess will be applied as Shared Principal Collections. See "Description of the
                               Certificates -- Principal Payments" and
                               "-- Application of Collections."



Application of Available
  Principal Collections --
  Early Amortization
  Period...................  On each Distribution Date with respect to the period (the "Early Amortization Period") commencing on the date on which an Early Amortization Event is deemed to have occurred and ending on the earlier of (i) the date on which the Series 1998-1 Certificates have been paid in full and (ii) the Stated Series Termination Date, all amounts on deposit in the Principal Funding Account, if any, and the Available Principal Collections will be paid to the Class A Certificateholders (without regard to the Controlled Deposit Amount) until the Class A Certificates have been paid in full and, following payment in full of the Class A Certificates, to the Class B Certificateholders (without regard to the Controlled Deposit Amount) until the Class B Certificates have been paid in full. The Early Amortization Period is designed to accelerate the distribution of principal to the Certificateholders following an Early Amortization Event. See "Description of the Certificates -- Principal Payments" and "-- Early Amortization Events."


                             The diagram set forth below illustrates the
                               application of Available Principal Collections during the Revolving Period and the Accumulation Period. If an Early Amortization Event occurs any time during the Revolving Period or the Accumulation Period, Available Principal Collections will be paid to the Certificateholders as described above.


                                     Chart

Shared Excess Finance
Charge Collections.........  The Certificates will be entitled to receive
                               Finance Charge Collections allocated to other Series in Group One but not needed to make payments or deposits with respect to such other Series in the manner, and to the extent, provided in the Series Supplements for such other Series. The sharing of Finance Charge Collections may enable the Transferor to avoid the occurrence of an Early Amortization Event that would otherwise occur as a result of a shortfall in Finance Charge Collections allocated to Series 1998-1. There can be no assurance, however, that excess Finance Charge Collections will exist or be allocated to the Certificates with respect to any Collection Period. See "Description of the Agreement -- Shared Excess Finance Charge Collections."

Shared Principal
Collections................  The Certificates will be entitled to receive
                               Principal Collections allocated to other Series in Group One but not needed to make payments or deposits with respect to such other Series in the manner, and to the extent, provided in the Series Supplements for such other Series. The sharing of Principal Collections may enable the Transferor to avoid the occurrence of an Early Amortization Event that would otherwise occur as a result of a shortfall in Available Principal Collections. There can be no assurance, however, that excess Principal Collections will exist or be allocated to the Certificates with respect to any Collection Period. See "Description of the Agreement -- Shared Principal Collections."


Subordination of the Class
B Certificates, the
  Collateralized Trust
  Obligations and the Class
  D Certificates...........  The Class B Certificates, the Collateralized Trust
                               Obligations and the Class D Certificates will be subordinated as described herein to the extent necessary to fund certain payments with respect to the Class A Certificates. In addition, the Collateralized Trust Obligations and the

                               Class D Certificates will be subordinated as described herein to the extent necessary to fund certain payments with respect to the Class B Certificates. If the amount on deposit in the Cash Collateral Account is zero and the CTO Invested Amount and the Class D Invested Amount are reduced to zero, the Class B Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. If the Class B Invested Amount is reduced, the percentage of Finance Charge Collections allocated to the Class B Certificateholders with respect to subsequent Collection Periods may be reduced. If and to the extent that the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced. If the amount on deposit in the Cash Collateral Account is zero and the Class B Invested Amount, the CTO Invested Amount and the Class D Invested Amount are reduced to zero, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. If the Class A Invested Amount is reduced, the percentage of Finance Charge Collections allocated to the Class A Certificateholders with respect to subsequent Collection Periods may be reduced. If and to the extent that the amount of such reduction in the Class A Invested Amount is not reimbursed, the amount of principal distributable to the Class A Certificateholders will be reduced. See "Description of the Certificates -- Subordination of the Class B Certificates, the Collateralized Trust Obligations and the Class D Certificates,"
                               "-- Allocation of Collections and Default
                               Amounts" and "-- Allocation of Investor Default Amount; Allocation of Series Adjustment Amount; Investor Charge-Offs."



Amounts Available as
  Enhancement..............  On each Distribution Date, the amount of
                               Enhancement available to the Certificateholders will equal the lesser of (i) the sum of the CTO Invested Amount, the Class D Invested Amount and the amount, if any, on deposit in the Cash Collateral Account on such Distribution Date (collectively, the "Available Enhancement Amount") and (ii) the greater of (A) the product of the Invested Amount on such Distribution Date
                               and 18% and (B) $          (the amount described
                               in this clause (ii), the "Required Enhancement Amount"); provided, however, that if an Early Amortization Event occurs, then the Required Enhancement Amount on any Distribution Date will equal the Required Enhancement Amount on the Distribution Date immediately preceding the occurrence of such Early Amortization Event. The Required Enhancement Amount may be reduced without the consent of the Certificateholders if the Rating Agency Condition and certain other conditions shall have been satisfied. If the Available Enhancement Amount is less than the Required Enhancement Amount on any Distribution Date (after giving effect to any optional issuance of additional Class D Certificates made on such Distribution Date in accordance with the Agreement), certain Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-1 will be used to increase the Available Enhancement Amount to the extent of such shortfall. If the Available Enhancement Amount exceeds the Required Enhancement Amount on any Distribution Date, such excess may not be available to the Certificateholders. See "Descrip-tion of the Agreement -- Enhancement" and "Description of the Certificates -- Application of Collections."


Cash Collateral Account....  The Trustee will establish and maintain a segregated trust account (the "Cash Collateral Account") for the benefit of the Certificateholders, the holders of the Collateralized Trust Obligations (the "CTO Securityholders") and the Class D Certificateholders. The Cash Collateral Account will have a beginning balance of zero, which balance may be increased to the extent Excess Spread and Shared Excess Finance Charge Collections allocated to Series 1998-1 are required to be or are otherwise deposited therein. Any funding of the Cash Collateral Account may result in a corresponding reduction of the Class D Invested Amount; provided, however, that, after giving effect to such reduction on any Distribution Date, the Available Enhancement Amount on such Distribution Date must equal or exceed the Required Enhancement Amount on such Distribution Date. Amounts on deposit in the Cash Collateral Account will be available to make payments to or for the benefit of the Certificateholders to the extent described herein. See "Description of the
                               Certificates -- Cash Collateral Account."


Optional Repurchase........  The Transferor may, at its sole option and subject to certain conditions set forth in the Agreement, repurchase the Series 1998-1 Certificates on any Distribution Date on or after which the Invested Amount is reduced to an amount less than or equal to 5% of the initial Invested Amount by depositing into the Collection Account, on such Distribution Date, an amount equal to the Invested Amount plus interest on all outstanding Series 1998-1 Certificates accrued through the last day of the immediately preceding Interest Period. See "Description of the
                               Certificates -- Optional Repurchase."


Material Federal Income Tax
  Consequences.............  McGuire, Woods, Battle & Boothe LLP, special tax counsel to the Transferor, is of the opinion that under existing law the Certificates will be characterized as indebtedness for federal income tax purposes and the Trust will not be subject to federal income tax at the entity level. Under the Agreement, the Transferor agrees, and the Certificate Owners will be deemed to agree, to treat the Certificates as indebtedness of the Transferor for federal, state and local income and franchise tax purposes. See "Material Federal Income Tax Consequences" for additional information concerning the application of federal income tax laws.


ERISA Considerations.......  Under a regulation issued by the U.S. Department of
                               Labor (the "Final Regulation"), the Trust
                               Property will not be deemed "plan assets" of an employee benefit plan holding an interest in the Certificates if the Certificates qualify as "publicly-offered securities" within the meaning of the Final Regulation. To qualify as "publicly-offered securities" within the meaning of the Final Regulation, certain conditions must be met, including that, with respect to the Class A Certificates, interests in the Class A Certificates be held by at least 100 investors independent of the Transferor and of one another upon completion of the public offering being made hereby. The Underwriters of the Class A Certificates expect, although no assurance can be given, that the Class A Certificates will be held by at least 100 such investors. The

                               Transferor anticipates that the other conditions of the "publicly-offered security" exception contained in the Final Regulation will be met with respect to the Class A Certificates. No monitoring or other measures will be taken to ensure that any such conditions will be met with respect to the Class A Certificates. The Underwriter of the Class B Certificates expects that the Class B Certificates will not qualify as "publicly-offered securities." Accordingly, the Class B Certificates may not be acquired by Benefit Plans or entities whose underlying assets include plan assets, including, without limitation, an insurance company general account. Each Certificate Owner of a Class B Certificate, by its acceptance thereof, will be deemed to have represented that it is not a Benefit Plan investor. See "ERISA Considerations."


Class A Certificate
  Rating...................  It is a condition to the issuance of the Class A
                               Certificates that they be rated in the highest rating category by at least two nationally recognized statistical rating organizations selected by the Transferor (each, a "Rating Agency"). The rating of the Class A Certificates is based primarily on the value of the Receivables as determined by each Rating Agency, the amounts held in any trust account for the benefit of the Class A Certificates and the terms of the Class B Certificates, the Collateralized Trust Obligations and the Class D Certificates. See "Description of the
                               Certificates -- Subordination of the Class B
                               Certificates, the Collateralized Trust
                               Obligations and the Class D Certificates."



                             A rating is not a recommendation to buy, sell or
                               hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each rating should be evaluated independently of any other rating. See "Risk Factors -- Certificate Ratings Do Not Address Certain Risks and May Be Revised or Withdrawn."



Class B Certificate
  Rating...................  It is a condition to the issuance of the Class B
                               Certificates that they be rated in one of the three highest rating categories by at least two Rating Agencies. The rating of the Class B Certificates is based primarily on the value of the Receivables as determined by each Rating Agency, the amounts held in any trust account for the benefit of the Class B Certificates and the terms of the Collateralized Trust Obligations and the Class D Certificates. See "Description of the Certificates -- Subordination of the Class B Certificates, the Collateralized Trust Obligations and the Class D Certificates."



                             A rating is not a recommendation to buy, sell or
                               hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each rating should be evaluated independently of any other rating. See "Risk Factors -- Certificate Ratings Do Not Address Certain Risks and May Be Revised or Withdrawn."

                                  RISK FACTORS


CERTIFICATEHOLDERS MAY BE UNABLE TO RESELL CERTIFICATES



     There is currently no market for the Certificates. Each Underwriter intends to make a market in the Certificates purchased by it from the Transferor, but is not obligated to do so. The Certificates will not be listed on a United States securities exchange. There can be no assurance that a secondary market will develop with respect to the Certificates or, if a secondary market does develop, that it will enable the Certificateholders to resell the Certificates or that it will continue until the Certificates are paid in full. If a secondary market does not develop with respect to the Certificates, the Certificateholders may be unable to resell the Certificates.



CERTIFICATEHOLDERS MUST LOOK SOLELY TO LIMITED TRUST ASSETS FOR CERTIFICATE PAYMENTS


     The Certificates will represent interests in the Trust only and will not represent interests in or recourse obligations of First North American National Bank or any affiliate thereof. Consequently, the Certificateholders must rely solely upon amounts collected in respect of the Receivables for the payment of principal of and interest on the Certificates. Furthermore, under the Agreement, the Certificateholders have an interest in the Receivables and amounts collected in respect of the Receivables only to the extent that the Receivables or such amounts are allocated to Series 1998-1 or, to the limited extent described herein, the Transferor Interest. Should the Certificates not be paid in full on a timely basis, the Certificateholders may not look to any assets of the Transferor (other than the Exchangeable Transferor Certificate and the Class D Certificates, to the extent described herein) or any affiliate thereof to satisfy their claims. The Trust will have no substantial assets other than its interests in the Receivables and the proceeds thereof as described herein.


RECHARACTERIZATION OF RECEIVABLES TRANSFER COULD AFFECT CERTIFICATE PAYMENTS



     Although the Agreement provides that the Transferor has transferred all of its right, title and interest in and to the Receivables to the Trust, a court could conclude that the Transferor still owns the Receivables subject to a security interest in favor of the Trust. The risk of a court reaching such a conclusion may be increased by the retention by the Transferor of the Exchangeable Transferor Certificate, the Class D Certificates and any other Class of Investor Certificates that may be issued and retained by the Transferor. The Transferor has taken steps to create in favor of the Trust a first priority perfected security interest in the Receivables under the Uniform Commercial Code (the "UCC") in the event that a court concludes that the Transferor still owns the Receivables. If a court concludes that the Transferor still owns the Receivables subject to a security interest in favor of the Trust, a tax or governmental lien (or other lien imposed under applicable state or federal law without the consent of the Transferor) on the Transferor's property arising before new Receivables come into existence may be senior to the Trust's interest in the Receivables. In addition, if the Transferor becomes insolvent or the FDIC is appointed conservator or receiver for the Transferor, the FDIC's administrative expenses may be paid from the Receivables before the Trust receives any payments on the Receivables. See "Certain Legal Aspects of the Receivables -- Transfer of Receivables."



INSOLVENCY OF TRANSFEROR COULD AFFECT CERTIFICATE PAYMENTS



     A conservator or receiver for the Transferor would have the power under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") to repudiate contracts of, and to request a stay of up to 90 days of any judicial action or proceeding involving, the Transferor. However, notwithstanding the insolvency of, or the appointment of a conservator or receiver for, the Transferor, subject to certain qualifications, a valid perfected security interest of the Trust in the Receivables should be enforceable (to the extent of the Trust's "actual direct compensatory damages") and payments to the Trust with respect to the Receivables (up to the amount of such damages) should not be subject to an automatic stay of payment or to recovery by such a conservator or receiver. If, however, the conservator or receiver were to (i) assert that the security interest was unperfected or unenforceable, (ii) require the Trust to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA or

(iii) request a stay of proceedings with respect to the Transferor as provided under FIRREA, delays in payments to the Trust and on the Certificates and possible reductions in the amount of those payments could occur. In the event of a repudiation of obligations by a conservator or receiver, FIRREA provides that a claim for the repudiated obligation is limited to "actual direct compensatory damages" determined as of the date of the appointment of the conservator or receiver. In the event a conservator or receiver of the Transferor repudiated the Agreement, the amount paid to the Certificateholders could, depending upon the method used to determine "actual direct compensatory damages" and the circumstances existing on the date of the repudiation, be less than the principal of the Certificates and the interest accrued thereon to the date of payment. See "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Receivership." In addition, in the event of a Servicer Default, if a conservator or receiver is appointed for the Servicer, and no Servicer Default other than such conservatorship or receivership exists, the conservator or receiver may have the power to prevent either the Trustee or the Required Investor Certificateholders from appointing a successor Servicer.



     If a receiver were appointed for the Transferor, causing an early amortization event to occur with respect to all then outstanding Series, new Principal Receivables would not be transferred to the Trust. If a receiver were appointed for the Transferor, the Trustee would sell the portion of the Receivables allocable in accordance with the Agreement to each Series (unless the holders of more than 50% of the principal amount of each Class of each Series, excluding any Class or portion thereof held by the Transferor, and the holders of any other interest in the Exchangeable Transferor Certificate other than the Transferor instruct otherwise), thereby causing early termination of the Trust and a loss to the Certificateholders if the net proceeds allocable to the Certificateholders from such sale, if any, were insufficient to pay the Certificateholders in full. The net proceeds of any such sale of the portion of the Receivables allocated to Series 1998-1 would first be used to pay amounts due to the Class A Certificateholders, would thereafter be used to pay amounts due to the Class B Certificateholders, would thereafter be used to pay amounts due to the CTO Securityholders and would thereafter be used to pay amounts due to the Class D Certificateholders. If the only Early Amortization Event to occur were either the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, the conservator or receiver might have the power to require the Transferor to continue to transfer new Receivables to the Trust and to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Early Amortization Period. In addition, a conservator or receiver for the Transferor might have the power to cause early payment of the Certificates. In the event of an early payment of principal on the Certificates, the Certificateholders may realize a lower yield on their reinvestment of such early payment and may be required to incur costs associated with reinvesting such early payment. See "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Receivership."



CONSUMER AND DEBTOR PROTECTION LAWS COULD AFFECT CERTIFICATE PAYMENTS



     The relationship between the cardholder and credit card issuer is extensively regulated by federal and state consumer protection laws. In addition, various proposed federal and state laws and amendments to existing laws have from time to time been introduced in Congress and certain state and local legislatures that, if enacted, could further regulate the credit card industry in ways that make it more difficult to collect payments on credit card receivables or that reduce the finance charges and fees that may be charged with respect to credit card accounts. Although such proposed legislation has not been enacted, there can be no assurance that such a bill will not become law in the future. The potential effect of any legislation which limits the amount of finance charges and fees that may be charged with respect to credit card accounts could be to reduce the portfolio yield on the Accounts. Any failure by the Transferor or the Servicer to comply with such legal requirements also could adversely affect the Trust's ability to collect the full amount of the Receivables. Although the Transferor makes certain representations and warranties relating to the validity and enforceability of the Receivables, it is not anticipated that the Trustee will make any initial or periodic general examination of the Accounts or the Receivables or any records relating to the Accounts or the Receivables for the purpose of establishing the presence or absence of defects or compliance with such representations and warranties or for any other purpose. In the event of a breach of certain representations and warranties, the Transferor may be obligated to accept the reassignment and transfer of the entire Trust Portfolio. See

"Description of the Agreement -- Representations and Warranties" and "Certain Legal Aspects of the Receivables -- Consumer and Debtor Protection Laws."

     The application of federal and state bankruptcy and debtor relief laws to the obligations represented by the Receivables could adversely affect the interests of the Certificateholders if such laws result in any Receivables being charged off as uncollectible. See "Description of the Agreement -- Defaulted Accounts," "Description of the Certificates -- Allocation of Investor Default Amount; Allocation of Series Adjustment Amount; Investor Charge-Offs" and "Certain Legal Aspects of the Receivables -- Consumer and Debtor Protection Laws."


DECLINE IN NEW RECEIVABLES COULD AFFECT CERTIFICATE PAYMENTS



     The rate at which new Receivables are created could affect the payment of principal on the Certificates. If the rate at which new Receivables are created declines significantly and the Transferor is unable to designate Supplemental Accounts, the Early Amortization Period could commence and principal on the Certificates could be paid earlier than expected. If principal on the Certificates is paid earlier than expected, the Certificateholders may realize a lower yield on their reinvestment of such early payment and may incur costs in connection with such reinvestment. The rate at which new Receivables are created is affected by various factors, including the use of competing sources of credit, general economic conditions, the terms of the Accounts (which may be changed by the Transferor) and seasonal purchasing habits. See "Description of the Agreement -- Supplemental Accounts" and "Description of the
Certificates -- Early Amortization Events."



DECLINE IN PRINCIPAL PAYMENT RATE COULD AFFECT CERTIFICATE PAYMENTS



     The rate at which Principal Receivables are paid could affect the payment of principal on the Certificates. If the rate at which Principal Receivables are paid declines significantly during the Accumulation Period, the Available Principal Collections for one or more Distribution Dates may be less than the related Controlled Deposit Amounts and the Trust may be unable to accumulate in the Principal Funding Account an amount sufficient to pay the Class A Certificates in full on the Class A Expected Final Distribution Date or to pay the Class B Certificates in full on the Class B Expected Final Distribution Date. The rate at which Principal Receivables are paid is affected by various factors, including increased convenience use (where account balances are paid in full on a monthly basis to avoid finance charges), general economic conditions, the terms of the Accounts (which may be changed by the Transferor) and seasonal payment habits. See "Maturity Considerations."



SUBORDINATION OF CLASS B CERTIFICATES COULD AFFECT PAYMENTS TO CLASS B CERTIFICATEHOLDERS



     The Class B Certificateholders will not be entitled to receive principal payments until the Class A Certificates have been paid in full. In addition, Finance Charge Collections or Available Principal Collections otherwise allocable to the Class B Certificateholders may be reallocated to the Class A Certificateholders and may cause the Class B Invested Amount to be reduced. If the Class B Invested Amount is reduced, the percentage of Finance Charge Collections allocated to the Class B Certificateholders with respect to subsequent Collection Periods may be reduced. If and to the extent that the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced. If the amount on deposit in the Cash Collateral Account is zero and the Class B Invested Amount, the CTO Invested Amount and the Class D Invested Amount are reduced to zero, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Description of the Certificates -- Allocation of Collections and Default Amounts," "-- Allocation of Investor Default Amount; Allocation of Series Adjustment Amount; Investor Charge-Offs" and "-- Subordination of the Class B Certificates, the Collateralized Trust Obligations and the Class D Certificates."

ACCOUNT ADDITIONS COULD AFFECT CERTIFICATE PAYMENTS



     Unless the Transferor elects to suspend or discontinue such feature and subject to certain limitations and conditions set forth in the Agreement, all Automatic Additional Accounts will constitute Accounts upon their creation and the Receivables in such Automatic Additional Accounts, whether then existing or thereafter created, will be automatically transferred to the Trust. In addition, the Agreement permits or, under certain circumstances, requires the Transferor to designate from time to time, in each case subject to certain limitations and conditions set forth in the Agreement, Supplemental Accounts and to transfer the Receivables in such Supplemental Accounts, whether then existing or thereafter created, to the Trust. Such Automatic Additional Accounts and Supplemental Accounts may include Accounts originated using criteria different from those which were applied to the Accounts existing on the Closing Date or to previously-designated Automatic Additional Accounts or Supplemental Accounts. Consequently, there can be no assurance that Automatic Additional Accounts or Supplemental Accounts designated in the future will be of the same credit quality as previously-designated Accounts. In addition, such Automatic Additional Accounts or Supplemental Accounts may have different terms or characteristics than the initial Accounts or the Automatic Additional Accounts or Supplemental Accounts previously included in the Trust, including lower periodic rate finance charges and other fees and charges, different payment rates and higher loss or delinquency experience, which may have the effect of reducing the average yield on the Receivables. Each designation of Supplemental Accounts is subject to certain conditions, including that the Rating Agency Condition shall have been satisfied, but there is no mechanism to assure consistent credit quality from time to time. See "The Receivables" and "Description of the Agreement -- Automatic Additional Accounts" and
"-- Supplemental Accounts."



DEPOSITS TO EXCESS FUNDING ACCOUNT OR PRINCIPAL FUNDING ACCOUNT COULD REDUCE PORTFOLIO YIELD



     If, on any date, the Transferor Amount is less than the Minimum Transferor Amount, Principal Collections that would otherwise be distributed to the holder of the Exchangeable Transferor Certificate will be deposited in the Excess Funding Account to the extent of such deficiency. In addition, on each Distribution Date with respect to the Accumulation Period, Available Principal Collections that would otherwise be distributed to the holder of the Exchangeable Transferor Certificate will be deposited in the Principal Funding Account in an amount not to exceed the Controlled Deposit Amount for such Distribution Date. The amounts, if any, on deposit in the Excess Funding Account and the Principal Funding Account will be invested in Eligible Investments. See "Description of the Agreement -- Excess Funding Account" and "Description of the Certificates -- Principal Funding Account."



     The deposit of amounts in the Excess Funding Account or the Principal Funding Account may result in a reduction of Portfolio Yield to the extent that the Eligible Investments in which such amounts are invested earn a rate which is less than the effective yield from Finance Charge Collections. If, for example,
(i) the amount on deposit in the Principal Funding Account equals 25% of the Class A Initial Invested Amount, (ii) such amount is invested in Eligible Investments that earn 5% per annum, (iii) the effective yield from Finance Charge Collections is 25% per annum and (iv) the Portfolio Yield is not affected by other collections or defaults, then the Portfolio Yield will be reduced, in general, from 25% per annum (the effective yield from Finance Charge Collections) to 20% per annum (the blended yield from Finance Charge Collections and investment earnings). The Reserve Account is intended to help assure the payment of interest on the Certificates during the Accumulation Period by reducing any reduction in the Portfolio Yield that would otherwise result from the deposit of amounts in the Principal Funding Account. See "Description of the Certificates -- Reserve Account."



SOCIAL, TECHNOLOGICAL AND ECONOMIC FACTORS COULD AFFECT CERTIFICATE PAYMENTS



     Changes in purchase and payment patterns by cardholders may result from a variety of social, technological and economic factors. Social factors include potential changes in consumers' attitudes toward financing purchases with debt. Technological factors include new methods of payment, such as debit cards. Economic factors include the rate of inflation, unemployment levels, personal bankruptcy levels and relative interest rates. Cardholders with respect to the Accounts have billing addresses in all 50 states, the District of

Columbia and certain United States territories and possessions. Adverse economic changes in certain states in which the largest number of such cardholders have billing addresses (such as California, Florida, Illinois, Ohio and Texas) could have a direct impact on the creation of Receivables and the timing or amount of payments on the Certificates. There is no basis to predict whether, or to what extent, social, technological or economic factors will affect future use of credit or repayment patterns. See "The Receivables -- Geographic Distribution of Accounts."



COMPETITION IN THE CREDIT CARD INDUSTRY COULD AFFECT CERTIFICATE PAYMENTS



     The credit card industry is highly competitive and operates in a legal and regulatory environment increasingly focused on the finance charges and other fees charged to consumers for credit card services. As new credit card issuers and other credit providers enter the market and all issuers and providers seek to expand their share of the market, there is increased use of advertising, target marketing, pricing competition and incentive programs. In many cases, customers select credit cards on the basis of product features, such as price and credit limit, and will change credit cards if they can obtain more attractive product features through another credit card issuer or other credit provider. If the obligors on the Accounts choose to use competing sources of credit, the rate at which new Receivables are created could decline. If the rate at which new Receivables are created declines significantly and the Transferor is unable to designate Supplemental Accounts, the Early Amortization Period could commence and principal on the Certificates could be paid earlier than expected. If principal on the Certificates is paid earlier than expected, the Certificateholders may realize a lower yield on their reinvestment of such early payment and may incur costs in connection with such reinvestment. See "Description of the Agreement -- Supplemental Accounts" and "Description of the Certificates -- Early Amortization Events."



BOOK-ENTRY REGISTRATION MAY LIMIT RIGHTS OF CERTIFICATE OWNERS


     The Certificates initially will be represented by one or more certificates registered in the name of Cede & Co., the nominee for DTC, and will not be registered in the names of the Certificate Owners or their nominees. Unless and until Definitive Certificates are issued, the Certificate Owners will not be recognized by the Trustee as Certificateholders. Consequently, until such time, the Certificate Owners will only be able to receive payments from, and exercise the rights of Certificateholders indirectly through, DTC and its participating organizations and, unless a Certificate Owner requests a copy of any such report or other information from the Trustee, will receive reports and other information provided for under the Agreement only if, when and to the extent provided to the Certificate Owners by DTC and its participating organizations. In addition, the ability of the Certificate Owners to pledge the Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the Certificates, may be limited due to the lack of physical certificates for the Certificates. See "Description of the Certificates -- Book-Entry Registration" and "-- Definitive Certificates."


CHANGES IN ACCOUNT TERMS COULD AFFECT CERTIFICATE PAYMENTS



     The Transferor has not transferred to the Trust the Accounts but only the Receivables arising in the Accounts. As owner of the Accounts, the Transferor has the right to change various Account terms (including, without limitation, the finance charges and fees charged with respect to the Accounts and the minimum monthly payments required with respect to the Accounts). A reduction in such finance charges and fees would decrease the effective yield on the Accounts and could result in the occurrence of an Early Amortization Event. An alteration of payment terms may result in fewer payments on the Receivables being made in any month. Under the Agreement, the Transferor agrees that, unless required by law or unless it deems it necessary in its sole discretion to maintain on a competitive basis its credit card business, it will not at any time reduce the annual percentage rates or the periodic finance charges assessed on the Receivables or the other fees applicable to the Accounts if, as a result of any such reduction, either (i) the Transferor reasonably expects that such reduction would cause an early amortization event to occur with respect to any Series or
(ii) such reduction is not also applied to any comparable segment of consumer revolving credit card accounts owned by the Transferor that have characteristics the same as, or substantially similar to, the Accounts. In addition, the Transferor has the right to change the terms of the Accounts or its policies and procedures with respect to servicing the Accounts (including the amount or timing of charge-offs and the periodic finance charges and other fees to be assessed on the Accounts) if such change is made applicable to any comparable segment of consumer revolving credit card accounts owned by the Transferor that have characteristics the same as, or substantially similar to, the Accounts. Except as specified above, there are no restrictions in the Agreement on the ability of the Transferor to change the terms of the Accounts. There can be no assurance that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by the Transferor to change the terms of the Accounts.



CERTIFICATEHOLDERS MAY BE UNABLE TO CONTROL CERTAIN ACTIONS



     Subject to certain exceptions, the holders of the Investor Certificates of each Series may take certain actions, or direct certain actions to be taken, under the Agreement or the related Series Supplement. Under certain circumstances, however, the consent or approval of a specified percentage of the aggregate invested amount of all Series then outstanding may be required to direct certain actions, including requiring the appointment of a successor Servicer following a Servicer Default, amending the Agreement in certain circumstances, directing the Servicer not to sell the Receivables upon the occurrence of certain events of insolvency or bankruptcy and directing a repurchase of all outstanding Series upon the breach of certain representations and warranties by the Transferor. There can be no assurance that the interests of the holders of the Investor Certificates of other Series will coincide with the interests of the Certificateholders with respect to such actions.



     In determining whether the holders of Series 1998-1 have consented to or given their approval of any action to be taken under the Agreement or the Series 1998-1 Supplement, except as otherwise specified, the consent or approval of a specified percentage of the Aggregate Invested Amount will be required. Because the Class A Invested Amount will in most cases exceed the Class B Invested Amount, the Class A Certificateholders may have the power to determine whether any such action is taken without regard to the interests of the Class B Certificateholders.



MASTER TRUST CONSIDERATIONS



Issuance of Additional Series Could Affect Certificate Payments



     The Trust has issued the Previously Issued Series and is expected to issue additional Series from time to time. Although the Principal Terms of any additional Series will be specified in a Series Supplement, the provisions of such Series Supplement and, therefore, the terms of such additional Series will not be subject to the prior review or consent of the Certificateholders. It is a condition to the issuance of any additional Series that the Rating Agency Condition shall have been satisfied. There can be no assurance, however, that the Principal Terms of any other Series might not have an adverse impact on the timing and amount of payments received by a Certificateholder. See "Description of the Agreement -- Investor Certificates; Exchangeable Transferor Certificate" and "-- Exchanges."



Issuance of Paired Series Could Affect Certificate Payments


     The Transferor, at or after the commencement of the Accumulation Period, may cause the Trust to issue another Series as a Paired Series with respect to Series 1998-1 and use the proceeds of such issuance to finance the increase in the Transferor Interest caused by the deposit of Available Principal Collections into the Principal Funding Account. Because the terms of the Series 1998-1 Certificates may vary from the terms of such other Series, the early amortization events with respect to such other Series may vary from the Early Amortization Events and may include early amortization events that are unrelated to the status of the Transferor, the Servicer or the Receivables, such as early amortization events related to the continued availability and rating of certain Enhancement Providers with respect to such other Series. If an early amortization event were to occur with respect to any such Paired Series prior to the payment in full of the Series 1998-1 Certificates, the Fixed Allocation Percentage might be reduced and the payment of principal to the Series 1998-1 Certificateholders might be reduced or delayed. See "Description of the Certificates -- Paired Series."


CERTIFICATE RATINGS DO NOT ADDRESS CERTAIN RISKS AND MAY BE REVISED OR WITHDRAWN



     It is a condition to the issuance of the Class A Certificates that they be rated in the highest rating category by at least two Rating Agencies. It is a condition to the issuance of the Class B Certificates that they be rated in one of the three highest rating categories by at least two Rating Agencies. The ratings assigned to the Certificates by each Rating Agency will reflect such Rating Agency's assessment of the likelihood that Certificateholders of such Class will receive the payments of interest and principal required to be made under the Agreement, in the case of interest as required under the Agreement and in the case of principal on or prior to the Stated Series Termination Date. The ratings will be based primarily on an assessment of the Receivables (including the eligibility criteria for the designation of Supplemental Accounts), the amounts held in any trust account for the benefit of the Certificates (including the Excess Funding Account) and the subordination of the Class B Certificates, the Collateralized Trust Obligations and the Class D Certificates for the benefit of the Class A Certificates and the subordination of the Collateralized Trust Obligations and the Class D Certificates for the benefit of the Class B Certificates. Any such rating will not address the possibility of the occurrence of an Early Amortization Event, the possibility of the imposition of United States withholding tax with respect to non-U.S. Certificateholders, the likelihood that principal of the Class A Certificates will be paid on the Class A Expected Final Distribution Date or the likelihood that principal of the Class B Certificates will be paid on the Class B Expected Final Distribution Date.



     The Transferor will request a rating of the Certificates by at least two Rating Agencies. There can be no assurance as to whether any rating agency not requested to rate the Certificates will nonetheless issue a rating with respect to either Class of the Certificates, and, if so, what such rating would be. A rating assigned to either Class of the Certificates by a rating agency that has not been requested by the Transferor to do so may be lower than the ratings assigned by the Rating Agencies pursuant to the Transferor's request. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each rating should be evaluated independently of any other rating.



USE OF DIFFERENT INDICES COULD AFFECT CERTIFICATE PAYMENTS



     In general, the finance charges assessed on the Accounts are calculated by adding a specified margin to the prime rate. The Certificates bear interest, however, at a specified margin above LIBOR. Because the finance charges assessed on the Accounts and the interest payable on the Certificates are calculated based on different indices, the Finance Charge Collections allocated to the Certificateholders could be reduced without a corresponding reduction in the interest payable on the Certificates or the interest payable on the Certificates could be increased without a corresponding increase in the Finance Charge Collections allocated to the Certificateholders.

                     FIRST NORTH AMERICAN NATIONAL BANK(R)


     First North American National Bank(R) ("FNANB") is a limited purpose credit card national bank headquartered in Kennesaw, Georgia. FNANB engages only in credit card operations, does not accept demand deposits or deposits that the depositor may withdraw by check or similar means for payment to third parties or others, does not accept any savings or time deposits of less than $100,000 (although it may accept deposits of under $100,000 as collateral for extensions of credit), maintains only one office that accepts deposits and does not engage in the business of making commercial loans.



     FNANB was chartered by the Office of the Comptroller of the Currency in October 1990 and commenced operations in November 1990. FNANB is a wholly-owned subsidiary of Circuit City Stores, Inc., a Virginia corporation ("Circuit City"). As of June 30, 1998, FNANB had assets of approximately $482.1 million and equity of approximately $231.5 million. The principal executive offices of FNANB are located at 225 Chastain Meadows Court, Kennesaw, Georgia 30144.


           FIRST NORTH AMERICAN NATIONAL BANK CREDIT CARD OPERATIONS

GENERAL


     The Receivables transferred to the Trust arise from transactions made by holders of various MasterCard and VISA credit cards issued by FNANB. FNANB is a member of MasterCard International Incorporated and VISA USA Incorporated. FNANB also services a private label credit card program for Circuit City. The receivables in the private label credit card accounts have not been, and will not be, transferred to the Trust.


     Each cardholder is subject to an agreement with FNANB governing the terms and conditions of the related MasterCard or VISA credit card account. Pursuant to each such agreement, FNANB reserves the right, subject to such notice to the cardholder as may be required by law, to add to or change the terms, conditions, services or features of its MasterCard or VISA credit card accounts at any time, including increasing or decreasing periodic finance charges, other fees or minimum payment terms. The agreement with each cardholder provides that new or changed terms will become effective at the time stated in such notice and will apply to all outstanding unpaid indebtedness as well as new transactions.

     A cardholder may use the FNANB credit card to purchase or lease goods or services wherever the card is honored or to obtain cash advances from any financial institution that accepts the card. In addition, FNANB sends convenience checks to select cardholders. A cardholder may use convenience checks, which are completed and signed by the cardholder in the same way as regular personal checks, to transfer balances from other credit cards, to repay other debt or to purchase or lease goods or services.

NEW ACCOUNT UNDERWRITING AND ORIGINATION

     Beginning in September 1992, FNANB made its initial offering of MasterCard credit cards solely to certain existing holders of Circuit City private label credit cards. The Circuit City private label credit card portfolio provided a test group of applicants for whom FNANB had already developed a detailed credit profile. This test group allowed FNANB to develop its initial origination strategy using a group of accounts with known credit characteristics.


     Beginning in 1993, solicitations were distributed to people outside the existing Circuit City retail customer base. At this time, FNANB began using "HNC" brand modeling software for targeting specific consumer segments using third party databases, such as those managed by credit bureaus and third party vendors. As solicitations have moved away from existing private label cardholders, account and charge originations have become less reliant on existing Circuit City customers. During the twelve months ended December 31, 1997 , purchases at Circuit City stores charged on FNANB MasterCard or VISA credit cards as a percentage of total FNANB MasterCard or VISA purchases averaged approximately 1%. As of June 30, 1998, approximately 16% of those individuals who held a FNANB MasterCard or VISA credit card also held a Circuit City private label credit card.

     FNANB solicits new bank card applicants through pre-approved direct mail solicitations and telemarketing. FNANB's direct mail solicitation process begins with a pre-screening review to identify creditworthy consumers for a credit card account. As part of the pre-screening process, FNANB provides credit history criteria to credit reporting agencies, which in turn generate a list of prospective cardholders with desired attributes. FNANB carefully targets consumers through front-end modeling and aligns offers with targeted customer segments to maximize penetration, response rates and usage. FNANB further refines the prospective cardholder list by applying its internal underwriting criteria. These additional criteria are applied using risk analysis models designed to predict the potential credit risk of prospective cardholders. In general, the credit risk of each prospective cardholder is evaluated in order to assess, based on the information available, the prospective cardholder's propensity and ability to repay his or her obligations. FNANB's underwriting criteria for prospective cardholders generally includes previous payment patterns with other creditors, historical delinquencies, longevity of account relationships, credit utilization and certain demographic characteristics.


     FNANB sends mass mailings to pre-approved consumers. A back-end credit bureau report is reviewed for all applicants who respond to the offer to insure that FNANB has the most updated information on the applicant and to determine what credit line to assign. If an applicant no longer meets the original pre-approved criteria, FNANB is not required, pursuant to the Fair Credit Reporting Act, to extend the applicant credit. FNANB does not provide applications for its MasterCard or VISA credit card accounts in Circuit City stores.

     Customers who do not respond to the pre-approved direct mail campaign are processed through a response model scorecard to evaluate their propensity to respond to a telemarketing follow-up campaign. Customers scoring high in this model are then solicited via a follow-up call. The telemarketing call is initiated by either a third party representative contracted by FNANB or an employee of FNANB's internal telemarketing department.


     In April 1997, FNANB modified its underwriting criteria using a different modeling methodology. The modified modeling technique has resulted in the extension of pre-approved offers to individuals with better credit histories than the credit histories of those previously solicited and an increase in the average credit score of new accounts. Because these individuals often receive multiple pre-approved offers and are more selective in accepting such offers, however, the modified modeling technique has also resulted in a decrease in consumer response rates to new account solicitations and an increase in the cost of acquiring new accounts. As FNANB acquires a statistically significant population of solicitation responders, it will be able to develop a response model that limits solicitations to those individuals most likely to respond, thereby reducing account acquisition costs.


     FNANB uses both generic credit bureau risk scores and a customized credit risk monitoring system to develop and manage strategies for credit line adjustments, overlimit charges and delinquent collection actions. These risk management systems evaluate a number of account and credit bureau characteristics including historical payment history, delinquency, existing credit line utilization and credit bureau risk score. Increases in credit lines are initiated predominantly through the credit risk monitoring system and are only issued if the applicable account has a balance outstanding. The decision to increase a credit line is processed instantly through an automated credit line increase system. An account's credit bureau score, behavior score, credit utilization and cash utilization factor heavily into the credit line increase decision. The credit line increase system ensures consistency and enables back-end tracking of credit lines. Credit line decreases are based on a combination of factors, including the length of time the account has been opened, days/cycles delinquent, the behavior score and the risk score.

     Each cardholder's credit bureau credit risk score is purchased a minimum of three times a year to update the cardholder's scoring information. In addition, FNANB uses computerized query programs, including scorecard analysis software, which monitors portfolio performance by key demographic, account and credit attributes. FNANB management can make immediate adjustments to the credit scoring algorithms based on identified relations between portfolio performance and applicant attributes.

ASSESSMENT OF FINANCE AND OTHER CHARGES

     FNANB currently offers multiple pricing structures with a range of annual percentage rates and annual fees. The majority of FNANB's MasterCard and VISA accounts have variable monthly periodic rate finance charges assessed at one twelfth of the sum of the prime rate plus a specified margin. In addition, a select number of MasterCard and VISA accounts have a fixed annual percentage rate. Most accounts have an annual fee of $25, although annual fees may be waived with respect to certain accounts if a cardholder exceeds a specified dollar amount of purchases during the year. The specific pricing for each credit card is determined prior to solicitation based primarily on the prospective cardholder's risk profile.

     All FNANB MasterCard and VISA credit cards have a 25 day grace period for purchases but no grace period for cash advances or convenience checks. The minimum payment for any period is equal to the greater of $15 or 3% of the new account balance for "low" APR accounts and $20 or 4% for "standard" APR accounts (in general, low APR accounts have an annual percentage rate of less than 18% and standard APR accounts have an annual percentage rate of greater than or equal to 18%). All accounts are subject to certain additional fees and charges, including a late payment fee of $25, a returned check fee of $20 and an overlimit fee of $20. If a periodic finance charge is imposed on purchases or cash advances, the minimum amount of such charge is $.50. In addition, a one time cash advance transaction fee is assessed for all cash advances at a rate of $5.00 or 3% of the cash advance, whichever is greater.


     FNANB selectively offers interest free promotions whereby cardholders are able to make specific purchases on an interest free basis during a specified time period, usually 90 days. Regular monthly principal payments are still required, and finance charges are assessed retroactively if the cardholder does not meet the terms and conditions of the offering. The offer of interest free promotions may reduce the amount of Finance Charge Collections received during the interest free period, which would reduce Portfolio Yield. It is not expected, however, that any such reduction would be material.


     There can be no assurance that periodic rate finance charges, fees and other charges assessed on the Accounts included in the Trust will remain at current levels.

BILLING AND PAYMENTS

     FNANB relies upon a calculation of "average daily balance" to determine the appropriate amount of finance charges to be assessed to an account. The "average daily balance" is determined by summing the daily balances for the account for each day in the billing cycle and by dividing such sum by the number of the days in the billing cycle. The daily balance outstanding on an account for any day during the monthly billing cycle is equal to the sum of the beginning balance of the account during any day, increased by purchases and unpaid finance charges posted to the account that day and decreased by any payments and credits posted to the account that day.

DELINQUENCIES AND COLLECTIONS

     An account is considered delinquent when the minimum payment due is not received by the payment due date specified on the cardholder's billing statement. One component of FNANB's collection strategy involves the segregation of FNANB's collections staff into teams specializing by delinquency categories. Collection efforts are initiated as early as the second day of delinquency, but no later than the 21st day of delinquency, when collectors attempt to establish telephone contact. Behavioral risk scoring of all accounts enables the collection effort to be timed and tailored to the potential risk of an account and the dollars at risk. Collection efforts escalate in intensity as an account is cycled into a more advanced delinquency category.

     FNANB's collection strategies begin with an early delinquency calling program using state-of-the-art technology that includes predictive dialing for accounts in the delinquency levels of 1-30 and 31-60 days past due. Statement messaging and automatic letter dunning are also employed during the first 60 days of delinquency. Delinquency levels are monitored daily by the respective collectors, and aggregated delinquency information is reported to and reviewed by senior management.

     Accounts that are 61-90 days past due are assigned to specific collectors for accelerated collection activities, including demands for payment in full, correspondence describing the impact that the delinquent credit obligation has upon the cardholder's credit history, and preparatory actions to place accounts with attorneys for legal action. Accounts that are more than 90 days past due are pursued through collection activities through the 180th day of delinquency. Other collection related activities include bankruptcy placements with outside collection agencies, attorney referrals and internal and external post-charge off recovery. An account is written-off as uncollectible at 181 days past due or within 30 days after FNANB receives notice of the death or bankruptcy of the related cardholder.


     FNANB has a policy of restoring or "reaging" a delinquent account to current status when the cardholder has made, over a three month period, aggregate payments equivalent to 9% of the outstanding balance (for low APR accounts) or 12% of the outstanding balance (for standard APR accounts). FNANB policy requires that a partial payment of less than the full monthly minimum payment (plus or minus $0.99) due on an account will result in the forward aging of the delinquency status.


DELINQUENCY AND LOSS EXPERIENCE

     The following table sets forth the delinquency experience for FNANB's portfolio of MasterCard and VISA credit card accounts (the "Bank Portfolio") as of each of the dates shown. Because delinquencies are affected by a number of factors, including competitive and general economic conditions and consumer debt levels, there can be no assurance that the future delinquency experience for the Receivables, including, without limitation, the Receivables in the Automatic Additional Accounts or any Supplemental Accounts, will be similar to the historical experience set forth below.

                             DELINQUENCY EXPERIENCE
                                 BANK PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                          AS OF JUNE 30,                                 AS OF DECEMBER 31,
                       -----------------------------------------------------   ---------------------------------------
                                 1998                        1997                        1997                 1996
                       -------------------------   -------------------------   -------------------------   -----------
                                     PERCENTAGE                  PERCENTAGE                  PERCENTAGE
                                      OF TOTAL                    OF TOTAL                    OF TOTAL
                       RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES
                       -----------   -----------   -----------   -----------   -----------   -----------   -----------
Total Receivables
  Outstanding(1).....  $1,716,756      100.00%     $1,601,760      100.00%     $1,749,357      100.00%     $1,486,705
                       ==========      ======      ==========      ======      ==========      ======      ==========
Delinquent 31 to 60
  Days(2)............  $   44,535        2.59%     $   48,357        3.02%     $   52,682        3.01%     $   44,951
Delinquent 61 to 90
  Days(2)............      27,160        1.58%         29,956        1.87%         36,741        2.10%         29,545
Delinquent 91 or More
  Days(2)............      55,413        3.23%         55,946        3.49%         72,136        4.12%         53,581
                       ----------      ------      ----------      ------      ----------      ------      ----------
Total................  $  127,108        7.40%     $  134,259        8.38%     $  161,559        9.23%     $  128,077
                       ==========      ======      ==========      ======      ==========      ======      ==========

                                 AS OF DECEMBER 31,
                       ---------------------------------------
                          1996                 1995
                       -----------   -------------------------
                       PERCENTAGE                  PERCENTAGE
                        OF TOTAL                    OF TOTAL
                       RECEIVABLES   RECEIVABLES   RECEIVABLES
                       -----------   -----------   -----------
Total Receivables
  Outstanding(1).....    100.00%      $806,321       100.00%
                         ======       ========       ======
Delinquent 31 to 60
  Days(2)............      3.02%      $ 30,601         3.80%
Delinquent 61 to 90
  Days(2)............      1.99%         2,804         0.35%
Delinquent 91 or More
  Days(2)............      3.60%        23,235         2.88%
                         ------       --------       ------
Total................      8.61%      $ 56,640         7.03%
                         ======       ========       ======


---------------


(1) Total Receivables Outstanding consists of all amounts due from cardholders as posted to the accounts (including delinquent accounts that have been "reaged" to current status) as of the date shown.


(2) The delinquency rates are the amount of delinquent receivables (excluding receivables in delinquent accounts that have been "reaged" to current status) as of the date shown divided by the Total Receivables Outstanding as of the same date. The exclusion of receivables in "reaged" accounts does not have a material affect on the delinquency rates.

     The following table sets forth the loss experience for the Bank Portfolio for each of the periods shown. There can be no assurance that the future loss experience for the Receivables will be similar to the historical experience set forth below.

                                LOSS EXPERIENCE
                                 BANK PORTFOLIO
                             (DOLLARS IN THOUSANDS)


                                                           SIX MONTHS ENDED                  TWELVE MONTHS ENDED
                                                               JUNE 30,                          DECEMBER 31,
                                                       -------------------------      ----------------------------------
                                                          1998           1997            1997         1996        1995
                                                       ----------     ----------      ----------   ----------   --------
Average Principal Receivables(1).....................  $1,677,094     $1,508,863      $1,560,267   $1,015,406   $487,576
  Gross Principal Charge-Off(s)(2)...................     118,764         95,617         203,189      110,730     32,638
  Recoveries.........................................      13,027          9,333          19,745        6,955      1,439
  Net Principal Charge-Offs..........................     105,737         86,284         183,444      103,775     31,199
  Net Principal Charge-Offs as a percentage of
    Average Principal Receivables....................       12.61%(3)      11.44%(3)       11.76%       10.22%      6.40%


---------------

(1) Average Principal Receivables for a particular period is the average of the principal balances outstanding at the beginning and end of each month during such period.
(2) Gross Principal Charge Offs are charge offs before Recoveries and do not include fraud losses.

(3) The percentages reflected for the six months ended June 30, 1998 and 1997 are annualized figures, which are not necessarily indicative of results for the entire year.


     FNANB's delinquencies and net principal charge-offs at any time reflect, among other factors, the overall credit quality of the cardholders, the seasoning of the accounts, the success of FNANB's collection efforts and general economic conditions.


     FNANB believes that the increase since 1995 in the delinquency and loss rates in the Bank Portfolio is generally attributable to maturation of the Bank Portfolio, economic factors affecting the entire bank credit card industry and the fact that the Bank Portfolio recently has not experienced the same level of receivables growth as that experienced in earlier years. The increase in delinquencies and losses was consistent with what the Bank believes to be the normal progression of events characteristic of the seasoning of new credit card accounts. As credit card accounts mature, loss rates, which typically are low in the early periods of account activity, may be expected to increase for some of the accounts.


CUSTOMER SERVICE AND ACCOUNT MANAGEMENT

     FNANB's customer service department is located principally in Richmond, Virginia, with an additional office in Kennesaw, Georgia. An automated voice response unit handles a substantial percentage of in-coming calls, enabling customers to receive information 24 hours a day, quickly and efficiently. Customers can receive balance, payment and credit information, request documents and even make payments over the phone without having to speak with a customer service representative.

     Customer service representatives are authorized to release information to a customer relating to the customer's account. Each customer service representative is also permitted to modify and update data on an account, including information about the customer such as addresses or telephone numbers, as well as financial transactions. The ability to change data on a customer's file is restricted by established system security protocols. Each customer service representative is assigned access to customer files by an independent systems security administrator. In addition, every transaction performed by a customer service representative, whether the transaction modifies information on the account or merely allows the customer service representative to view a customer's information without making changes, is automatically logged in a computer file which can be reviewed at a later time. Finally, audits of financial transactions, as well as maintenance transactions, are performed routinely to confirm that customer service representatives are complying with applicable policies.

     Overhead monitors in the customer service areas provide representatives with real time information, such as the number of customers who are waiting to speak to a representative, the number of calls that have been answered within the time standards established, the number of representatives active in the system to handle phone calls, and the number of representatives performing follow-up administrative functions to address customer requests.

     Several systems have been implemented to increase the efficiency of FNANB's customer service areas, including Automated Number Identification which allows a customer service representative to identify the customer and, upon identification, presents the customer's account number to the representative with little or no input from the customer. Front end interfaces allow customer service representatives to increase customer credit lines or decrease customer annual percentage rates within underwriting parameters with the push of a keystroke, reducing call handling time and attrition while increasing customer satisfaction.

DESCRIPTION OF TOTAL SYSTEM SERVICES, INC.

     Certain data processing and administrative functions associated with the servicing of the credit card accounts are performed on behalf of FNANB by Total System Services, Inc. ("TSYS") from its facilities in Columbus, Georgia. The majority of TSYS's common stock is owned by Synovus, Financial, Inc. A minority portion of TSYS's common stock is publicly traded on the New York Stock Exchange. TSYS is a bankcard and bank data processing company. TSYS provides a variety of data processing services to FNANB, including processing and settlement of transactions, maintenance of individual cardholder accounts, processing of cardholder statements and issuance of plastic cards. TSYS is the second largest third-party bankcard processor behind First Data Resources, Inc.

YEAR 2000

     FNANB, like most other companies, utilizes computer programs which process transactions using two digits for the year of the transaction rather than a full four digits. Programs that process year 2000 transactions with the year "00" may encounter significant processing inaccuracies or inoperability. FNANB has determined that it, like most other companies, will be required to modify or replace portions of its software so that its information systems will be able to utilize dates properly subsequent to December 31, 1999. The year 2000 issue will be addressed either through modifications to existing software or conversions to new software. If such modifications are not made or completed on a timely basis, however, the year 2000 issue could have a material impact on the operations of FNANB.


     FNANB has developed and is following a plan to implement and thoroughly test the year 2000 modifications and conversions on a timely basis. Based on progress made to date, and assuming the continued availability of staff and other technical resources and no unexpected difficulty in implementing the year 2000 modifications and conversions, FNANB anticipates that software and hardware for critical information systems will be year 2000 compliant by the end of 1998. FNANB believes that the costs of implementing the year 2000 modifications and conversions will not be material. The Certificateholders will not incur any costs in connection with FNANB's efforts to become year 2000 compliant.



     FNANB utilizes services and software provided by outside suppliers which must also become year 2000 compliant. The majority of all software applications and computer services used by FNANB are provided by TSYS. FNANB also utilizes other third party suppliers of software and services. FNANB has requested commitment letters from TSYS and such other third party suppliers indicating that such suppliers will take the necessary actions to become year 2000 compliant in a timely manner. FNANB is actively monitoring the progress of such outside suppliers in their efforts to comply and is developing contingency plans to address any failure of such outside suppliers to do so. There can be no assurance, however, that the software of other suppliers on which FNANB's information systems rely will be converted on a timely basis, or that failure to convert would not have a material adverse effect on FNANB's operations.


INTERCHANGE


     Creditors participating in the MasterCard and VISA associations receive certain fees as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing ("Interchange"). Under the MasterCard and VISA systems, a portion of the Interchange in connection with cardholder charges for goods and services is passed from banks which clear the transactions for merchants to credit card issuing banks. Interchange fees are set annually by MasterCard and VISA. The Transferor will transfer to the Trust all of the Interchange attributable to cardholder charges for goods and services in the Accounts. Interchange received with respect to the Accounts will be treated as Finance Charge Collections and will be allocated to the Certificates as described herein.


                                THE RECEIVABLES


     The Receivables transferred to the Trust (the "Trust Portfolio") will arise from time to time in MasterCard and VISA credit card accounts selected by the Transferor that qualify as Eligible Accounts. See "Description of the Agreement -- Representations and Warranties." The account eligibility criteria was applied on the Cut-Off Date and, in the case of Supplemental Accounts, will be applied on the cut-off date related to such Supplemental Accounts (the "Addition Cut-Off Date"). The Receivables consist of amounts charged by cardholders for goods and services and cash advances and monthly premiums charged to cardholders for insurance plans offered with respect to the Accounts ("Principal Receivables") and amounts charged to the Accounts in respect of periodic finance charges, overlimit charges, late charges, returned check charges, annual fees, cash advance fees and similar fees and charges ("Finance Charge Receivables"); provided, however, that an amount equal to the product of the Discount Percentage and the amount of Receivables that would otherwise be Principal Receivables will be treated as Finance Charge Receivables. In addition, all amounts collected in respect of Interchange will be treated as Finance Charge Collections. All new Receivables arising in the Accounts are automatically transferred to the Trust.


     The Agreement provides that, unless the Transferor elects to suspend or discontinue such feature and subject to certain limitations and conditions set forth in the Agreement, all Automatic Additional Accounts will be automatically included as Accounts upon their creation and the Receivables in such Automatic Additional Accounts, whether then existing or thereafter created, will be automatically transferred to the Trust. In addition, the Agreement permits or, under certain circumstances, requires the Transferor to designate from time to time, in each case subject to certain limitations and conditions set forth in the Agreement, Supplemental Accounts and to transfer the Receivables in such Supplemental Accounts, whether then existing or thereafter created, to the Trust. Any Supplemental Account designated pursuant to the Agreement must be an Eligible Account as of the designation date. The Transferor also has the right to designate from time to time, in each case subject to certain limitations and conditions set forth in the Agreement, Removed Accounts and to require that the Receivables in such Removed Accounts be reassigned to the Transferor. The Accounts in which the Receivables arise will, on any date, be the Accounts designated by the Transferor on the Cut-Off Date plus any Automatic Additional Accounts created or Supplemental Accounts designated by the Transferor on or before such date minus any Removed Accounts designated by the Transferor on or before such date.


     As of June 30, 1998, the aggregate amount owing in respect of the Receivables was $1,716,306,952, comprised of $1,640,880,756 of Principal Receivables and $75,426,196 of Finance Charge Receivables (which includes $33,487,362 of Discount Option Receivables). As of June 30, 1998, the average Receivables balance of Accounts with debit balances was $1,914 and the average credit limit of all Accounts was $3,103. As of June 30, 1998, the average Receivables balance of Accounts with debit balances divided by the average credit limit of all Accounts, expressed as a percentage, was 61.69%. As of June 30, 1998, cardholders with respect to the Accounts had billing addresses in all 50 states, the District of Columbia and certain United States territories and possessions. As of June 30, 1998, approximately 16% of the cardholders with respect to the Accounts also held a Circuit City private label credit card. For the twelve months ended December 31, 1997, approximately 1% of all purchases on FNANB's MasterCard and VISA credit card accounts were made at Circuit City store locations.

     The following tables summarize the Receivables in the Trust Portfolio by various criteria as of June 30, 1998. Because the composition of the Trust Portfolio will change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent time.


                         COMPOSITION BY ACCOUNT BALANCE
                                TRUST PORTFOLIO

                              AS OF JUNE 30, 1998



                                                      PERCENTAGE
                                                       OF TOTAL                          PERCENTAGE
                                         NUMBER OF    NUMBER OF                           OF TOTAL
ACCOUNT BALANCE RANGE                    ACCOUNTS      ACCOUNTS        RECEIVABLES       RECEIVABLES
---------------------                    ---------    ----------    -----------------    -----------
Credit Balance.........................      9,483        0.58%     $   -4,756,061.32       -0.28%
Zero Balance...........................    723,379       44.32                   0.00        0.00
$0.01 to $1,500.00.....................    456,543       27.97         283,436,603.43       16.52
$1,500.01 to $3,000.00.................    226,852       13.90         502,546,620.49       29.28
$3,000.01 to $4,500.00.................    141,772        8.69         519,946,848.05       30.29
Over $4,500.00.........................     74,016        4.54         415,132,941.47       24.19
                                         ---------      ------      -----------------      ------
          TOTAL........................  1,632,045      100.00%     $1,716,306,952.12      100.00%
                                         =========      ======      =================      ======


                          COMPOSITION BY CREDIT LIMIT
                                TRUST PORTFOLIO

                              AS OF JUNE 30, 1998



                                   PERCENTAGE                        PERCENTAGE
                                    OF TOTAL                          OF TOTAL                         PERCENTAGE
                       NUMBER OF   NUMBER OF        AGGREGATE        AGGREGATE                          OF TOTAL
CREDIT LIMIT RANGE     ACCOUNTS     ACCOUNTS      CREDIT LIMIT      CREDIT LIMIT      RECEIVABLES      RECEIVABLES
------------------     ---------   ----------   -----------------   ------------   -----------------   -----------
Zero Limit...........         12       0.00%    $            0.00        0.00%     $          469.42       0.00%
$0.01 to $1,500.00...    488,105      29.91        363,149,559.00        7.17         169,527,082.34       9.88
$1,500.01 to
  $3,000.00..........    507,762      31.11      1,289,093,850.00       25.46         345,196,443.19      20.11
$3,000.01 to
  $4,500.00..........    277,795      17.02      1,053,940,181.00       20.81         477,818,341.42      27.84
Over $4,500.00.......    358,371      21.96      2,357,688,763.00       46.56         723,764,615.75      42.17
                       ---------     ------     -----------------      ------      -----------------     ------
          TOTAL......  1,632,045     100.00%    $5,063,872,353.00      100.00%     $1,716,306,952.12     100.00%
                       =========     ======     =================      ======      =================     ======


                      COMPOSITION BY PERIOD OF DELINQUENCY
                                TRUST PORTFOLIO

                              AS OF JUNE 30, 1998



                                                      PERCENTAGE
                                                       OF TOTAL                          PERCENTAGE
PERIOD OF DELINQUENCY                    NUMBER OF    NUMBER OF                           OF TOTAL
(DAYS CONTRACTUALLY DELINQUENT)          ACCOUNTS      ACCOUNTS        RECEIVABLES       RECEIVABLES
-------------------------------          ---------    ----------    -----------------    -----------
Not Delinquent.........................  1,508,268       92.42%     $1,450,750,944.96       84.53%
Up to 30 Days..........................     68,424        4.19         138,507,721.12        8.07
31 to 60 Days..........................     20,765        1.27          44,512,731.46        2.59
61 to 90 Days..........................     11,909        0.73          27,158,355.86        1.58
91 to 120 Days.........................      8,923        0.55          21,118,608.86        1.23
121 to 150 Days........................      7,149        0.44          17,768,599.79        1.04
151 or more Days.......................      6,607        0.40          16,489,990.07        0.96
                                         ---------      ------      -----------------      ------
          TOTAL........................  1,632,045      100.00%     $1,716,306,952.12      100.00%
                                         =========      ======      =================      ======

                           COMPOSITION BY ACCOUNT AGE
                                TRUST PORTFOLIO

                              AS OF JUNE 30, 1998



                                                      PERCENTAGE
                                                       OF TOTAL                          PERCENTAGE
                                         NUMBER OF    NUMBER OF                           OF TOTAL
ACCOUNT AGE                              ACCOUNTS      ACCOUNTS        RECEIVABLES       RECEIVABLES
-----------                              ---------    ----------    -----------------    -----------
0 to 3 Months..........................     59,363        3.64%     $   15,433,670.71        0.90%
4 to 6 Months..........................     39,590        2.43          28,238,180.84        1.64
7 to 9 Months..........................    254,128       15.57          73,315,244.17        4.27
10 to 12 Months........................     36,669        2.25          30,139,934.58        1.76
13 to 24 Months........................    394,859       24.19         461,466,369.88       26.89
25 to 36 Months........................    422,957       25.91         606,026,911.77       35.31
37 or More Months......................    424,479       26.01         501,686,640.17       29.23
                                         ---------      ------      -----------------      ------
          TOTAL........................  1,632,045      100.00%     $1,716,306,952.12      100.00%
                                         =========      ======      =================      ======

                      GEOGRAPHIC DISTRIBUTION OF ACCOUNTS
                                TRUST PORTFOLIO

                              AS OF JUNE 30, 1998



                                                           PERCENTAGE
                                                            OF TOTAL                        PERCENTAGE
                                               NUMBER OF   NUMBER OF                         OF TOTAL
STATES, TERRITORIES AND POSSESSIONS            ACCOUNTS     ACCOUNTS       RECEIVABLES      RECEIVABLES
-----------------------------------            ---------   ----------   -----------------   -----------
Alabama......................................      9,566       0.59%    $    8,396,382.74       0.49%
Alaska.......................................        491       0.03            672,235.71       0.04
Arizona......................................     25,463       1.56         32,151,513.61       1.87
Arkansas.....................................     16,101       0.99         20,009,259.13       1.16
California...................................    179,262      10.98        221,817,036.28      12.92
Colorado.....................................     26,238       1.61         37,632,948.24       2.19
Connecticut..................................     14,936       0.92         15,780,039.86       0.92
Delaware.....................................      3,350       0.21          3,626,634.86       0.21
District of Columbia.........................      5,917       0.36          6,412,302.06       0.37
Florida......................................    121,973       7.47        111,883,048.94       6.52
Georgia......................................     65,776       4.03         61,129,661.06       3.56
Hawaii.......................................        718       0.04            906,882.94       0.05
Idaho........................................      5,488       0.34          6,743,944.25       0.39
Illinois.....................................     90,477       5.54         98,432,994.24       5.74
Indiana......................................     41,990       2.57         51,849,563.49       3.02
Iowa.........................................     13,946       0.85         15,623,496.06       0.91
Kansas.......................................     12,067       0.74         13,302,150.55       0.78
Kentucky.....................................     37,265       2.28         33,101,902.96       1.93
Louisiana....................................     27,106       1.66         31,192,905.80       1.82
Maine........................................      3,723       0.23          3,251,888.16       0.19
Maryland.....................................     47,745       2.93         38,937,494.01       2.27
Massachusetts................................     31,343       1.92         27,329,762.92       1.59
Michigan.....................................     45,932       2.81         48,963,931.55       2.85
Minnesota....................................     20,831       1.28         18,796,789.91       1.10
Mississippi..................................     12,665       0.78         15,906,195.29       0.93
Missouri.....................................     46,277       2.84         45,051,505.23       2.62
Montana......................................      3,338       0.20          3,818,995.61       0.22
Nebraska.....................................      7,666       0.47          6,910,117.13       0.40
Nevada.......................................     18,852       1.16         26,555,236.84       1.55
New Hampshire................................      5,518       0.34          4,967,610.59       0.29
New Jersey...................................     54,230       3.32         56,707,280.00       3.30
New Mexico...................................      9,773       0.60         13,554,041.85       0.79
New York.....................................      3,145       0.19          3,619,174.73       0.21
North Carolina...............................     60,311       3.70         42,794,540.86       2.49
North Dakota.................................      3,172       0.19          3,350,951.77       0.20
Ohio.........................................     81,535       5.00         96,103,929.20       5.60
Oklahoma.....................................     24,853       1.52         26,799,271.67       1.56
Oregon.......................................     21,393       1.31         29,274,154.31       1.71
Other........................................      2,828       0.17          3,405,260.93       0.20
Pennsylvania.................................     71,209       4.36         66,913,221.88       3.90
Rhode Island.................................      6,675       0.41          6,275,153.50       0.37
South Carolina...............................     26,858       1.65         20,848,166.22       1.21
South Dakota.................................      2,324       0.14          2,165,717.97       0.13
Tennessee....................................     57,304       3.51         55,718,307.87       3.25
Texas........................................    131,559       8.06        153,730,248.38       8.96
Utah.........................................      7,937       0.49          9,486,088.07       0.55

                                                           PERCENTAGE
                                                            OF TOTAL                        PERCENTAGE
                                               NUMBER OF   NUMBER OF                         OF TOTAL
STATES, TERRITORIES AND POSSESSIONS            ACCOUNTS     ACCOUNTS       RECEIVABLES      RECEIVABLES
-----------------------------------            ---------   ----------   -----------------   -----------
Vermont......................................        886       0.05%           972,472.89       0.06%
Virginia.....................................     61,165       3.75         45,822,187.79       2.67
Washington...................................     26,873       1.65         34,214,226.20       1.99
West Virginia................................      7,223       0.44          5,962,296.85       0.35
Wisconsin....................................     26,994       1.65         25,237,682.74       1.47
Wyoming......................................      1,778       0.11          2,198,146.42       0.13
                                               ---------     ------     -----------------     ------
          TOTAL..............................  1,632,045     100.00%    $1,716,306,952.12     100.00%
                                               =========     ======     =================     ======



     Because the largest number of cardholders (based on billing addresses) whose Accounts were included in the Trust Portfolio as of June 30, 1998 were located in California, Florida, Illinois, Ohio and Texas, adverse changes in the economic conditions in these areas could have a direct impact on the creation of Receivables or the timing or amount of payments on the Certificates. See "Risk Factors -- Social, Technological and Economic Factors Could Affect Certificate Payments."


                            MATURITY CONSIDERATIONS

     The Class A Certificateholders will not receive principal payments until
the           Distribution Date (the "Class A Expected Final Distribution
Date"), or earlier in the event of an Early Amortization Event which results in the commencement of the Early Amortization Period. The Class A Certificateholders will receive principal payments on each Distribution Date during the Early Amortization Period until the Class A Certificates have been paid in full. The Class B Certificateholders will not receive principal payments
until the           Distribution Date (the "Class B Expected Final Distribution
Date"), or earlier in the event of an Early Amortization Event which results in the commencement of the Early Amortization Period; provided, however, that the Class B Certificateholders will in no event begin to receive principal payments until the Class A Certificates have been paid in full.

     If an Early Amortization Event occurs and the Early Amortization Period commences, any amount on deposit in the Principal Funding Account will be paid to the Certificateholders on the first Distribution Date with respect to the Early Amortization Period, first to the Class A Certificateholders until the Class A Certificates have been paid in full and then to the Class B Certificateholders until the Class B Certificates have been paid in full. Thereafter, Available Principal Collections will be paid to the Certificateholders on each Distribution Date with respect to the Early Amortization Period, first to the Class A Certificateholders until the Class A Certificates have been paid in full and then to the Class B Certificateholders until the Class B Certificates have been paid in full. See "Description of the Certificates -- Early Amortization Events."

     Although it is expected that a single principal payment will be made to the Class A Certificateholders on the Class A Expected Final Distribution Date and that a single principal payment will be made to the Class B Certificateholders on the Class B Expected Final Distribution Date, there can be no assurance that such payments will be made. The ability of the Certificateholders to receive principal payments on the Class A Expected Final Distribution Date or the Class B Expected Final Distribution Date, as applicable, depends on the payment rates on the Receivables, the amount of outstanding Receivables, delinquencies, charge-offs, the rate at which new Receivables are created, the issuance by the Trust of additional Series and the availability of Shared Principal Collections. Monthly payment rates on the Receivables may vary because, among other things, cardholders may fail to make required minimum payments, may only make required minimum payments or may make payments as high as the entire outstanding balance. Monthly payment rates may also vary due to seasonal purchasing and payment habits of cardholders and to changes in any terms of promotional programs in which cardholders participate. The Transferor cannot predict, and no assurance can be given as to, the cardholder monthly payment rates that will actually occur in any future period, the actual rate of principal payments on the Certificates or whether the terms of any additional Series might have an impact on the amount or timing of such payments.

     The amount of outstanding Receivables, delinquencies, charge-offs and the rate at which new Receivables are created may vary from month to month due to seasonal variations, the availability of other sources of credit, legal factors, general economic conditions and spending and borrowing habits of individual cardholders. There can be no assurance that Available Principal Collections, and therefore the rate at which the Principal Funding Account will be funded during the Accumulation Period or the rate at which Certificateholders can expect to receive principal payments on the Certificates during the Early Amortization Period, will be similar to the historical experience set forth below. In addition, because the Trust has issued the Previously Issued Series and may issue additional Series from time to time, there can be no assurance that the terms of any such Series might not have an adverse impact on the timing or amount of principal payments received by the Certificateholders. Further, if an Early Amortization Event occurs, the average life and maturity of the Class A Certificates and the Class B Certificates, respectively, could be significantly reduced. In the event of an early payment of principal on the Certificates, the Certificateholders may realize a lower yield on their reinvestment of such early payment and may be required to incur costs associated with reinvesting such early payment.

     For the reasons set forth above, there can be no assurance that the Principal Funding Account will be funded in accordance with the applicable Controlled Accumulation Amount or that the actual number of months elapsed from the date of issuance of the Class A Certificates and the Class B Certificates to their respective final Distribution Dates will equal the expected number of months.

     The following table sets forth the highest and lowest monthly payment rates for the receivables in the Bank Portfolio for each month during the periods shown and the average monthly payment rates for the receivables in the Bank Portfolio for all months during the periods shown, in each case calculated by dividing the total amount collected in respect of the receivables during a given month by the beginning receivables balance during such month and expressing such amount as a percentage.

                            MONTHLY PAYMENT RATES(1)
                                 BANK PORTFOLIO


                                     SIX MONTHS ENDED               TWELVE MONTHS ENDED
                                         JUNE 30,                      DECEMBER 31,
                                     ----------------          -----------------------------
                                     1998        1997          1997        1996        1995
                                     ----        ----          ----        ----        -----
  Lowest Month.....................  8.15%       8.45%         7.72%       8.25%        8.40%
  Highest Month....................  9.85%       9.54%         9.54%       9.79%       11.43%
  Monthly Average..................  8.80%       8.90%         8.78%       8.91%        9.98%


---------------


(1) The monthly payment rates are calculated with the numerator as the total amount of collections received (including interchange) during the month and the denominator as the beginning receivables balance for the month.

                              YIELD CONSIDERATIONS


     The following table sets forth the yield from finance charges and fees billed with respect to the Bank Portfolio for each of the periods shown. The historical yield figures in the following table are calculated on an accrual basis. The yield on the Receivables will be calculated on a cash basis and may not reflect the historical yield experience in the table. Yield calculated on an accrual basis may differ from yield calculated on a cash basis due to (i) delays between when finance charges and fees are billed with respect to cardholder accounts and when such finance charges and fees are collected and (ii) the failure to collect such finance charges and fees. The yield for a portfolio of accounts, whether calculated on an accrual basis or a cash basis, will also be affected by numerous factors, including changes in periodic rates, variations in the rate of payments and new borrowings on the accounts, the amount of annual fees and other fees and charges with respect to the accounts, changes in the delinquency and loss rates on the related receivables and the percentage of cardholders who pay their balances in full each month and do not incur periodic finance charges, which may in turn be caused by a variety of factors, including seasonal variations, the availability of other sources of credit and general economic conditions.


                                PORTFOLIO YIELD
                                 BANK PORTFOLIO
                             (DOLLARS IN THOUSANDS)


                                          SIX MONTHS ENDED                     TWELVE MONTHS ENDED
                                              JUNE 30,                            DECEMBER 31,
                                     ---------------------------       -----------------------------------
                                        1998             1997             1997          1996        1995
                                     ----------       ----------       ----------    ----------   --------
Average Principal Receivables
  Outstanding(1)...................  $1,677,094       $1,508,863       $1,560,267    $1,015,406   $487,576
Finance Charges and Fees
  Billed(2)........................     200,458          180,740          387,049       256,000    127,432
Interchange........................       9,543            9,393           19,574        16,843      9,765
Sum of Finance Charges, Fees Billed
  and Interchange..................     210,001          190,133          406,623       272,843    137,197
Yield From Finance Charges, Fees
  and Interchange..................       25.04%(3)        25.20%(3)        26.06%        26.87%     28.14%
Discount Option Receivable
  Collections (2.00% Discount
  Percentage)......................  $   14,034       $   12,737       $   25,736    $   16,671   $  8,891
Portfolio Yield,
  Discount-Adjusted(4).............       26.72%(3)        26.89%(3)        27.71%        28.51%     29.96%


---------------

(1) Average Principal Receivables Outstanding for a particular period is the average of the principal balances outstanding at the beginning and end of each month during such period.
(2) Finance Charges and Fees Billed are net of finance charge and other fee charge-offs.

(3) The percentages reflected for the six months ended June 30, 1998 and 1997 are annualized figures, which are not necessarily indicative of results for the entire year.

(4) Represents the historical portfolio yield adjusted to reflect the inclusion of Discount Option Receivable Collections and a Discount Percentage of 2% for all periods indicated.


     The yield for the Bank Portfolio shown in the above table is comprised of monthly periodic finance charges and other service charges, such as late fees and returned check fees. As payment rates decline, the balances subject to monthly periodic finance charges tend to grow, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to periodic finance charges normally increases. The yield related to service charges varies with the type and volume of activity in and the amount of each account. As account balances increase, annual cardholder fees, which remain constant, represent a smaller percentage of the aggregate account balances. The yield for the Bank Portfolio has decreased predominantly due to the increase in loss rates for the Bank Portfolio, as further described above under "Delinquency and Loss Experience." As receivables in the Bank Portfolio are charged off, accrued finance charges and fees with respect to such receivables are reversed, decreasing the yield for the Bank Portfolio.

                                   THE TRUST


     The Trust was formed pursuant to the Agreement. The Trust will not engage in any activity other than acquiring and holding the Receivables, issuing the Investor Certificates and related interests in the Trust, issuing the Exchangeable Transferor Certificate, making payments with respect to such certificates and related interests and engaging in related activities (including, with respect to any Series, obtaining any Enhancement and entering into related agreements).


                                USE OF PROCEEDS


     The net proceeds from the sale of the Certificates will be paid to the Transferor. The Transferor will use such proceeds to repay a portion of the Series 1997-1 Certificates and for general corporate purposes. See "Annex A (Previously Issued Series)."

                          DESCRIPTION OF THE AGREEMENT


     The Trust was formed pursuant to a Master Pooling and Servicing Agreement dated as of October 30, 1997 (the "Agreement") between First North American National Bank, a limited purpose credit card national bank, as transferor (in such capacity, the "Transferor") and servicer (in such capacity, the "Servicer"), and First Union National Bank, a national banking association, as trustee (in such capacity, the "Trustee"). The following sections describe the material provisions of the Agreement. The description of the Agreement does not purport to be complete, however, and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Agreement.


INVESTOR CERTIFICATES; EXCHANGEABLE TRANSFEROR CERTIFICATE

     The Agreement provides for the Trust to issue two types of certificates:
(i) one or more series of investor certificates which evidence an undivided interest in the Trust Property and may be transferable (collectively, the "Investor Certificates") and (ii) a certificate which evidences the undivided interest in the Trust Property not evidenced by the Investor Certificates or the interests of any Enhancement Providers, if applicable, and which generally is not transferable (the "Exchangeable Transferor Certificate"). Each series of Investor Certificates (each, a "Series") may consist of one or more classes of Investor Certificates (each, a "Class") and may be included in a designated group of Series (each, a "Group"). The Exchangeable Transferor Certificate is currently held by the Transferor.

     The Agreement provides that, pursuant to one or more Series Supplements, the Transferor may tender or cause to be tendered the Exchangeable Transferor Certificate, or the Exchangeable Transferor Certificate and the Investor Certificates of any Series, to the Trustee in exchange for one or more newly issued Series of Investor Certificates and a reissued Exchangeable Transferor Certificate. The Principal Terms of such newly issued Series may include methods for determining applicable allocation percentages and allocating amounts collected in respect of the Receivables, provisions creating security or Enhancement, different Classes of Investor Certificates (including subordinated Classes), provisions subordinating such Series to another Series (if the Series Supplement relating to such Series so permits) or another Series to such Series (if the Series Supplement for such other Series so permits) and any other amendment or supplement to the Agreement which is made applicable only to such Series. The issuance of such newly issued Series may affect the amount or timing of payments on the Investor Certificates of any then outstanding Series. See
"-- Exchanges."

THE TRUST PROPERTY


     The property of the Trust (the "Trust Property") includes and will include all right, title and interest of the Transferor in and to (i) all receivables (the "Receivables") arising from time to time in a portfolio of MasterCard and VISA credit card accounts (the "Accounts") originated or acquired by the Transferor and satisfying certain eligibility criteria described herein (including any Supplemental Accounts following their designation and any Automatic Additional Accounts following their creation but excluding any Removed Accounts following their designation), (ii) all monies due or to become due and all amounts received with respect to the Receivables on and after the Cut-Off Date (including recoveries of amounts previously charged-off ("Recoveries")),
(iii) certain fees received by the Transferor with respect to the Receivables as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing ("Interchange"), (iv) all monies on deposit in certain bank accounts of the Trust (including, to the extent specified in the related Series Supplement, investment earnings on such amounts), (v) all proceeds of the foregoing and (vi) any Enhancement with respect to any particular Series or Class as provided in the related Series Supplement. Each of the Certificates will represent an undivided interest in the Trust Property.


     At the time of the formation of the Trust, the Transferor transferred to the Trust all Receivables in the Accounts as of September 30, 1997 (the "Cut-Off Date") and all Receivables arising in the Accounts from time to time thereafter until termination of the Trust. In connection with such transfer, the Transferor has indicated in its records, including its computer files, that the Receivables have been transferred to the Trust. In addition, the Transferor has agreed to deliver to the Trustee on a monthly basis a computer file or microfiche list identifying each Account by account number and outstanding balance as of the last day of the immediately preceding Collection Period. FNANB, as initial Servicer, will retain, and will not deliver to the Trustee, any other records or agreements relating to the Accounts or the Receivables. Except as described above, the records and agreements relating to the Accounts and the Receivables will not be segregated from those relating to other credit card accounts and receivables and neither the computer files nor the physical documentation relating to the Accounts or the Receivables will be stamped or marked to reflect the transfer of the Receivables from the Transferor to the Trust. The Trustee will have reasonable access to such records and agreements as may be required by applicable law or to enforce the rights of the Certificateholders. The Transferor has filed UCC-1 financing statements in accordance with applicable state law to perfect the interest of the Trust in the Receivables. See "Risk Factors -- Insolvency of Transferor Could Affect Certificate Payments" and "Certain Legal Aspects of the Receivables."


ENHANCEMENT

     The Trust Property with respect to any Series may include one or more forms of credit support, including, without limitation, any letter of credit, guaranteed rate agreement, maturity guaranty facility, liquidity facility, cash collateral account, cash collateral guaranty, collateral indebtedness amount, collateral interest, surety bond, insurance policy, interest rate protection agreement, tax protection agreement, spread account, reserve account, subordination arrangement, cross-support feature or other similar arrangement or any combination of the foregoing (collectively, "Enhancement"). Enhancement may be obtained through a reallocation of Trust Property or may be provided by a third party (the "Enhancement Provider"). The type, characteristics and amount of the Enhancement for any Series will be determined based on several factors, including the characteristics of the Receivables as of the closing date with respect to such Series, and will be established on the basis of requirements imposed by each Rating Agency that provides a rating with respect to such Series. Any Enhancement obtained with respect to a Series will not directly benefit any other Series.

EXCHANGES

     The Agreement provides that, pursuant to one or more Series Supplements, the Transferor may tender or cause to be tendered the Exchangeable Transferor Certificate, or the Exchangeable Transferor Certificate and the Investor Certificates of any Series, to the Trustee in exchange for one or more newly issued Series of Investor Certificates and a reissued Exchangeable Transferor Certificate (each, an "Exchange"). Under the Agreement, the Transferor may define, with respect to any newly issued Series: (i) its name or designation,
(ii) its initial invested amount (or the method of calculating such amount),
(iii) its interest rate (or the formula for determining such rate), (iv) the rights of the holder of the Exchangeable Transferor Certificate that have been transferred to the holders of such Series pursuant to such Exchange (including any rights to allocations of Principal Collections), (v) the interest payment date or dates and the date or dates from which interest will accrue, (vi) the method of allocating Principal Collections for such Series and, if applicable, with respect to other Series and the method by which the principal amount of Investor Certificates of such Series will amortize or accrete and the method for allocating Finance Charge Collections and collections of amounts due with respect to Defaulted Accounts, (vii) the names of any accounts to be used by such Series and the terms governing the operation of any such account, (viii) the Servicing Fee percentage, (ix) the Minimum Transferor Percentage applicable to such Series, (x) the minimum amount of Principal Receivables required to be maintained with respect to such Series, (xi) the final date on which interest and principal are scheduled to be distributed with respect to such Series, (xii) the terms of any Enhancement, (xiii) the Enhancement Provider, if any, (xiv) the base rate, if any, (xv) the terms on which the Investor Certificates of such Series may be repurchased at the option of the Transferor or the terms on which the Investor Certificates of such Series may be remarketed to other investors,
(xvi) any deposit into any account provided for such Series, (xvii) the number of classes of such Series and, if more than one class, the rights and priorities of each such class, (xviii) the extent to which the Investor Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depository for such global certificate, the terms and conditions, if any, upon which such global certificate may be exchanged in whole or in part for Definitive Certificates and the manner in which any interest payable on a temporary or global certificate will be paid), (xix) whether the Investor Certificates of such Series may be issued in bearer form and any limitations imposed thereon and provisions relating to compliance with applicable laws and rules for bearer instruments, (xx) the priority of such Series with respect to any other Series, (xxi) the Group, if any, to which such Series belongs and (xxii) any other relevant terms of such Series (collectively, the "Principal Terms"). The Transferor may define different Principal Terms for each Series, and there is no limit to the number of Exchanges that the Transferor may perform under the Agreement.

     The Transferor, the Servicer, the Trustee and the Trust are not required and do not intend to obtain the consent of any Certificateholder to issue any additional Series. An Exchange may only occur, however, upon the satisfaction of certain conditions provided in the Agreement. Under the Agreement, the Transferor may perform an Exchange by notifying the Trustee at least three business days in advance of the date upon which the Exchange is to occur, which notice will state the designation of any Series to be issued on the date of the Exchange and, with respect to each such Series, its initial invested amount (or the method of calculating such amount) and its interest rate (or the method for allocating interest payments or other cash flow to such Series). On the date of the Exchange, the Trustee will issue any such Series only upon delivery to it of the following: (i) a Series Supplement in form satisfactory to the Trustee signed by the Transferor and specifying the Principal Terms of such Series; (ii) the Enhancement agreement, if any, with respect to such Series executed by the Transferor, if applicable, and the related Enhancement Provider; (iii) a Tax Opinion with respect to such Series; (iv) written confirmation that the Rating Agency Condition shall have been satisfied; and (v) the existing Exchangeable Transferor Certificate and the Investor Certificates of the Series to be exchanged, if applicable. Upon satisfaction of such conditions, the Trustee will cancel the existing Exchangeable Transferor Certificate and the Investor Certificates of the exchanged Series, if applicable, and issue the new Series and a new Exchangeable Transferor Certificate. The issuance of such new Series may affect the amount or timing of payments on the Investor Certificates of any then outstanding Series. The Transferor intends to issue additional Series.

     "Tax Opinion" means, with respect to act to any Series, an opinion of counsel to the effect that the Investor Certificates of such Series (other than any Class of Investor Certificates required to be retained by the Transferor) will be characterized as either indebtedness or an interest in a partnership (that is not taxable as a corporation) under existing law for federal income tax purposes and that such action will not have a material adverse impact on the federal income tax characterization of any outstanding Series that has been the subject of a previous opinion of tax counsel or result in the Trust being taxable as an association or as a publicly traded partnership taxable as a corporation for federal or applicable state tax purposes.

     "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have notified the Transferor, the Servicer and the Trustee in writing that such action will not result in a downgrade or withdrawal of the rating by such Rating Agency of any Class of Investor Certificates of any then outstanding Series; provided, however, that, in certain instances, "Rating Agency Condition" also means that the holders of certain unrated Investor Certificates of any then outstanding Series shall have consented to such action.

REPRESENTATIONS AND WARRANTIES

     The Transferor represents and warrants to the Trustee, on behalf of the Trust, as of the initial closing date with respect to the initial Accounts and as of the related supplemental closing date with respect to Supplemental Accounts, that (i) each Receivable existing in the initial Accounts as of the Cut-Off Date was an Eligible Receivable as of such date and each Receivable existing in the Supplemental Accounts as of the related Addition Cut-Off Date was an Eligible Receivable as of such date, (ii)(A) the computer file or microfiche list of the initial Accounts delivered by the Transferor to the Trustee is an accurate and complete listing of the initial Accounts in all material respects as of the Cut-Off Date and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder was true and correct in all material respects as of the Cut-Off Date and (B) each computer file or microfiche list delivered by the Transferor to the Trustee with respect to Supplemental Accounts is an accurate and complete listing of such Supplemental Accounts in all material respects as of the related Addition Cut-Off Date and the information contained therein with respect to the identity of such Supplemental Accounts and the Receivables existing thereunder was true and correct in all material respects as of such Addition Cut-Off Date and (iii) no selection procedure believed by the Transferor to be adverse to the interests of the Investor Certificateholders has been used in selecting the Accounts. In addition, (i) on each day on which any new Receivable is created (including, without limitation, any Receivable created in an Automatic Additional Account), the Transferor will be deemed to represent and warrant to the Trust that each Receivable created on such day is an Eligible Receivable and (ii) on each day on which a computer file or microfiche list is delivered by the Transferor to the Trustee with respect to Automatic Additional Accounts, the Transferor will be deemed to represent and warrant to the Trust that such computer file or microfiche list is an accurate and complete listing of all the Accounts in all material respects as of the last day of the preceding Collection Period and that the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder was true and correct in all material respects as of the last day of such preceding Collection Period. In the event that any of the representations and warranties set forth above is breached with respect to a Receivable and, as a result of such breach, such Receivable is charged off as uncollectible or the Trust's rights in and to such Receivable or its proceeds are materially impaired or the proceeds of such Receivable are not available for any reason to the Trust free and clear of any lien (other than certain tax or other governmental liens) (each, an "Ineligible Receivable") and such breach has not been cured within 60 days (or such longer period as may be agreed upon by the Trustee, not to exceed an additional 120 days) after the earlier of discovery of such breach by the Transferor or receipt by the Transferor of written notice of such breach given by the Trustee, the Transferor is required to accept the reassignment of such Receivable by directing the Servicer to deduct the principal balance of such Ineligible Receivable from the Aggregate Principal Receivables. In the event that such deduction would cause the Transferor Amount to be reduced below zero (after giving effect to any addition of any Principal Receivables to the Trust), the Transferor will make a deposit into the Excess Funding Account in an amount equal to the amount by which the Transferor Amount would be reduced below zero. Any deposit into the Excess Funding Account in connection with the reassignment of an Ineligible Receivable will be deemed a payment in full of such Ineligible Receivable and will be applied in accordance with the provisions of the Agreement and the terms of each applicable Series Supplement. The obligation of the Transferor described above constitutes the sole remedy available to the holders of the Investor Certificates with respect to any breach by the Transferor of such representations and warranties. The Certificateholders will not incur any costs in connection with the reassignment of an Ineligible Receivable.

     The Transferor represents and warrants to the Trustee, on behalf of the Trust, as of the date of any Series Supplement and the related closing date, that (i) the Transferor is duly organized and validly existing in good standing under the laws of the United States, has the full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under the Agreement and such Series Supplement and to execute and deliver to the Trustee the related Investor Certificates, (ii) the execution and delivery of the Agreement and such Series Supplement and the execution and delivery to the Trustee of the related Investor Certificates and the consummation of the transactions provided for in the Agreement and such Series Supplement have been duly authorized by the Transferor by all necessary action on the part of the Transferor, (iii) the Agreement and such Series Supplement constitute legal, valid, binding and enforceable obligations of the Transferor, subject to certain bankruptcy and equity related exceptions, and (iv) the Agreement constitutes either a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables, whether then existing or thereafter created, and the proceeds thereof, or the grant of a first priority perfected security interest in the Receivables, subject to certain tax or other governmental liens, and, with certain exceptions made for certain limited time periods, the proceeds thereof, which is effective as to each Receivable upon the transfer thereof to the Trust or upon its creation, as the case may be. In the event of a breach of any of the representations and warranties described above, if such breach has a materially adverse effect on the holders of the Investor Certificates, or in the event that a material amount of Receivables are not Eligible Receivables and such event has a materially adverse effect on the holders of the Investor Certificates, either the Trustee or the holders of Investor Certificates evidencing undivided interests aggregating more than 50% of the Aggregate Invested Amount (the "Required Investor Certificateholders"), by notice then given in writing to the Transferor (and to the Trustee and the Servicer, if given by such holders), may direct the Transferor to accept reassignment of all the Receivables on any Distribution Date occurring within 60 days of such notice, or within such longer period as may be specified in such notice (not to exceed an additional 120 days); provided, however, that no such reassignment shall be required if such breach shall have been cured prior to such Distribution Date. The deposit amount for such reassignment will be equal to the Aggregate Invested Amount on the close of business on the Record Date related to the Distribution Date on which such deposit is made (less the aggregate principal amount on deposit in the Excess Funding Account or, without duplication, any principal funding account with respect to any Series) plus (i) an amount equal to all accrued but unpaid interest on the Investor Certificates of all then outstanding Series at the applicable interest rates through the end of the respective interest accrual period(s) of such Series and (ii) any other unpaid amounts required to be paid pursuant to the Agreement or any Series Supplement. Payment of the reassignment deposit amount and all other amounts in the Collection Account in respect of the preceding Collection Period will be considered a prepayment in full of all of the Receivables. The obligation of the Transferor described above constitutes the sole remedy available to the holders of the Investor Certificates with respect to any breach by the Transferor of such representations and warranties. The Certificateholders will not incur any costs in connection with the reassignment of all the Receivables.

     "Eligible Receivable" means each Receivable (i) which has arisen under an Eligible Account, (ii) which was created in compliance with all applicable requirements of law and pursuant to a cardholder agreement which complies with all applicable requirements of law in either case the failure to comply with which would have a material adverse effect upon the holders of the Investor Certificates of any then outstanding Series, (iii) with respect to which all material consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained, effected or given by the Transferor in connection with the creation of such Receivable or the execution, delivery and performance by the Transferor of the related cardholder agreement have been duly obtained, effected or given and are in full force and effect as of such date of creation, (iv) as to which at the time of the transfer of such Receivable to the Trust, the Trust will have good and marketable title, free and clear of all liens, encumbrances, charges and security interests (except certain tax or other governmental liens), (v) which has been the subject of either a valid transfer and assignment from the Transferor to the Trust of all of the Transferor's right, title and interest therein or the grant by the Transferor to the Trust of a first priority perfected security interest therein (and in the proceeds thereof to the extent set forth in Section 9-306 of the UCC), effective until the termination of the Trust, (vi) which is the legal, valid and binding payment obligation of the obligor thereof enforceable against such obligor in accordance with its terms, subject to certain bankruptcy and equity related exceptions, (vii) which constitutes "chattel paper," an "account" or a "general intangible" under and as defined in Article 9 of the UCC, (viii) which, at the time of its transfer to the Trust, has not been waived or modified except in accordance with the policies and procedures of the Transferor relating to the operation of its consumer credit card business, (ix) which is not subject to any setoff, right of rescission, counterclaim or other defense (including the defense of usury), other than certain bankruptcy and equity related defenses,
(x) as to which the Transferor has satisfied all obligations to be satisfied at the time of the transfer of such Receivable to the Trust, (xi) as to which the Transferor has done nothing, at the time of the transfer of such Receivable to the Trust, to impair the rights of the Trust or the holders of the Investor Certificates of all then outstanding Series therein and (xii) which was generated by the Transferor in the ordinary course of business.

     "Eligible Account" means each Account (i) which is in existence and owned by the Transferor, (ii) which is payable in United States dollars, (iii) as to which the related credit card has not been reported lost or stolen or designated as fraudulent, (iv) which was created in accordance with, or under standards no less stringent than, the policies and procedures of the Transferor relating to the operation of its consumer credit card business, (v) which is not identified in the Transferor's computer files as canceled due to the bankruptcy, insolvency or death of the related obligor, (vi) the receivables in which have not been charged off as uncollectible, (vii) the receivables in which have not been assigned, pledged or sold, (viii) which is not a corporate account, (ix) the obligor on which has provided a billing address in the United States or its territories or possessions or which is a United States military address and (x) on which neither the Transferor nor any affiliate of the Transferor is the obligor.

     It is not required or anticipated that the Trustee will make any initial or periodic general examination of the Accounts or the Receivables or any records relating to the Accounts or the Receivables for the purpose of establishing the presence or absence of defects or compliance with the Transferor's representations and warranties or for any other purpose.

CERTAIN COVENANTS

     The Transferor covenants in the Agreement that, among other things, (i) it will take no action to cause any Receivable to be evidenced by an "instrument" under and as defined in Article 9 of the UCC (except in connection with the enforcement or collection of such Receivable), (ii) it will not sell, pledge, assign or transfer any Receivable to any other person or grant, create, incur, assume or suffer to exist any lien on (or the filing of any financing statement with respect to) any Receivable (other than certain tax and other governmental liens), (iii) it will, except as otherwise permitted under the Agreement, deposit or cause to be deposited in the Collection Account all amounts collected by it in respect of the Receivables within two business days after receipt thereof and (iv) it will notify the Trustee of any change in its name, identity or structure which would cause any financing statement or continuation statement filed pursuant to the Agreement to be misleading or any change in its principal executive office or the location of the principal records concerning the Receivables which would require the filing of any amendment to any such financing statement or continuation statement or the filing of any new financing statement and, in connection with any such change, will take certain actions necessary or advisable to protect the interests of the Trustee in the Receivables and the other Trust Property.

AUTOMATIC ADDITIONAL ACCOUNTS

     The Agreement provides that, unless the Transferor elects to suspend or discontinue such feature and subject to certain limitations and conditions set forth in the Agreement, all MasterCard and VISA credit card accounts satisfying certain eligibility criteria described herein will be automatically included as Accounts ("Automatic Additional Accounts") upon their creation and the Receivables in such Automatic Additional Accounts, whether then existing or thereafter created, will be automatically transferred to the Trust. Unless each Rating Agency otherwise consents, the number of Automatic Additional Accounts plus the number of Supplemental Accounts added without prior Rating Agency consent may not (i) with respect to any calendar quarter, exceed 15% of the sum of the number of Accounts as of the first day of such calendar quarter (or the Cut-Off Date, whichever is later) plus the number of Supplemental Accounts added with Rating Agency consent during such calendar quarter and (ii) with respect to any period of twelve consecutive Collection Periods, exceed 20% of the sum of the number of Accounts as of the first day of such period (or the Cut-Off Date, whichever is later) plus the number of Supplemental Accounts added with Rating Agency consent during such period.


     The Automatic Additional Accounts feature allows the Transferor to transfer additional Receivables to the Trust (which may allow the issuance of additional Series or decrease the risk of the occurrence of certain Early Amortization Events) more efficiently than through the designation of Supplemental Accounts. The Certificateholders will not incur any costs in connection with the inclusion of Automatic Additional Accounts. There can be no assurance that the Automatic Additional Accounts, if any, will be of the same credit quality as the initial Accounts.


SUPPLEMENTAL ACCOUNTS

     The Agreement permits or, under the circumstances described below, requires the Transferor to designate from time to time, in each case subject to certain limitations and conditions set forth in the Agreement, additional MasterCard or VISA credit card accounts as Accounts (the "Supplemental Accounts") and to transfer the Receivables in such Supplemental Accounts, whether then existing or thereafter created, to the Trust. If, as of the end of any Collection Period,
(i) the Transferor Amount (after giving effect to any amounts deposited in the Excess Funding Account) is less than the Minimum Transferor Amount or (ii) the Aggregate Principal Receivables is less than the Minimum Aggregate Principal Receivables, the Transferor is required, before the close of business on the business day preceding the following Distribution Date, to designate Supplemental Accounts and to transfer the Receivables in such Supplemental Accounts, whether then existing or thereafter created, to the Trust in an amount sufficient to cure all such deficiencies; provided, however, that the Transferor need not make any such transfer to the extent that such deficiencies have been eliminated on or before such preceding business day through reductions in the Aggregate Invested Amount or through increases in the amount on deposit in the Excess Funding Account. A failure to make any such transfer when required or within any applicable grace period will result in an Early Amortization Event.

     "Transferor Amount" means, on any date of determination, the Aggregate Principal Receivables at the end of the day immediately prior to such date plus the amount on deposit in the Excess Funding Account at the end of such day minus the Aggregate Invested Amount at the end of such day minus any additional invested amount allocated to any Enhancement pursuant to any Series Supplement.

     "Aggregate Principal Receivables" means, with respect to any date of determination, the aggregate amount of Principal Receivables at the end of such date.

     "Aggregate Invested Amount" means, on any date of determination, the aggregate invested amount of all then outstanding Series.

     "Minimum Transferor Amount" means, as of any date of determination, the product of the Aggregate Principal Receivables at the end of such date and the Minimum Transferor Percentage as of such date.

     "Minimum Transferor Percentage" means, as of any date of determination, the highest percentage specified as such in any Series Supplement for any then outstanding Series (currently 0%). The Minimum Transferor Percentage specified in the Series 1998-1 Supplement is 0%.

     "Minimum Aggregate Principal Receivables" means, as of any date of determination, the aggregate of the amounts specified as such in each Series Supplement for each then outstanding Series (generally equal to the invested amount for such Series). The Minimum Aggregate Principal Receivables specified in the Series 1998-1 Supplement is the Invested Amount as of the Closing Date plus the principal amount of any additional Class D Certificates which may be issued or, subject to satisfaction of the Rating Agency Condition, such lesser amount as may be designated by the Transferor.

     Each designation of Supplemental Accounts is subject to the following conditions, among others: (i) the Transferor shall have given notice of such designation to the Trustee, the Servicer, each Rating Agency and each other person entitled thereto pursuant to the related Series Supplement; (ii) the Transferor shall have delivered to the Trustee an officer's certificate certifying, among other things, that each such Supplemental Account was, as of the related Addition Cut-Off Date, an Eligible Account and that no selection procedures believed by the Transferor to be materially adverse to the interests of any Series or any Enhancement Provider were used in selecting such Supplemental Account; and (iii) in the case of an optional transfer, the Rating Agency Condition shall have been satisfied.


     The Supplemental Accounts feature requires the Transferor to transfer additional Receivables to the Trust if there would otherwise be insufficient Receivables to support all Series then outstanding. In addition, unlike the Automatic Additional Accounts feature, this feature allows the Transferor to transfer to the Trust the Receivables in a discrete group of MasterCard or VISA credit card accounts selected by the Transferor (which, like the inclusion of Automatic Additional Accounts, may allow the issuance of additional Series or decrease the risk of the occurrence of certain Early Amortization Events). The Certificateholders will not incur any costs in connection with the designation of Supplemental Accounts. There can be no assurance that the Supplemental Accounts, if any, will be of the same credit quality as the initial Accounts.


REMOVAL OF ACCOUNTS


     The Agreement permits the Transferor to designate from time to time (which may be restricted to certain periods if so provided in the related Series Supplement), subject to certain limitations and conditions set forth in the Agreement, certain Accounts the Receivables in which are to be removed from the Trust (the "Removed Accounts"). This feature allows the Transferor to obtain unencumbered ownership of Receivables not needed to support any then outstanding Series. The Certificateholders will not incur any cost in connection with the designation of Removed Accounts. The Transferor may designate and require reassignment to it of the Receivables in any Removed Accounts only upon satisfaction of the following conditions: (i) the Transferor shall have delivered to the Trustee for execution a written assignment and a computer file or microfiche list containing a true and complete list of all Removed Accounts identified by account number and the aggregate amount of the Receivables in such Removed Accounts; (ii) the Transferor shall have represented and warranted that no selection procedures believed by the Transferor to be materially adverse to the interests of the holders of the Investor Certificates of any then outstanding Series were used in selecting the Removed Accounts; (iii) the removal of the Receivables in the Removed Accounts shall not, in the reasonable belief of the Transferor, cause an early amortization event to occur with respect to any then outstanding Series;
(iv) the Rating Agency Condition shall have been satisfied; (v) the Transferor shall have delivered to the Trustee an officer's certificate confirming the items set forth in clauses (i) through (iv) above; and (vi) such other conditions as may be provided in the Series Supplement for any then outstanding Series shall have been satisfied. Notwithstanding the above, the Transferor may designate as a Removed Account (i) without the consent of the Trustee, the holders of the Investor Certificates of any then outstanding Series or any Rating Agency, any Account that has a zero balance and (ii) without the consent of the Trustee or the holders of the Investor Certificates of any then outstanding Series (but with the consent of, or in accordance with written procedures approved by, Moody's Investors Service, Inc. and Standard & Poor's), any Defaulted Account. The designation of Defaulted Accounts as Removed Accounts might have an impact on the amount or timing of Recoveries.

COLLECTION ACCOUNT

     The Trustee has established and will maintain with an Eligible Institution in the name of the Trustee, on behalf of the Trust, a segregated trust account (the "Collection Account") for the benefit of all then outstanding Series. An "Eligible Institution" means (i) a depository institution, which may include the Trustee, organized under the laws of the United States or any state thereof or the District of Columbia (or any domestic branch or agency of any foreign bank), the deposits in which are insured by the Federal Deposit Insurance Corporation and which at all times has a short-term unsecured debt rating in the highest rating category from each applicable Rating Agency or (ii) a depository institution, which may include the Trustee, which is acceptable to each Rating Agency assigning a rating for any Class of Investor Certificates of any then outstanding Series.

     Funds on deposit in the Collection Account will be invested by the Trustee, at the direction of the Servicer, in Eligible Investments. "Eligible Investments" means (i) negotiable instruments or securities represented by instruments in bearer or registered or in book-entry form which evidence (A) obligations of or fully guaranteed by the United States of America; (B) time deposits in, or promissory notes or bankers acceptances issued by, any depository institution or trust company organized under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch or agency of any foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the Trust's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than any such obligation whose rating is based on collateral or on the credit of a person other than such depository institution or trust company) of such depository institution or trust company shall have a rating in the highest rating category from each applicable Rating Agency, in the case of certificates of deposit or short-term deposits, or a rating not lower than one of the two highest rating categories from each applicable Rating Agency, in the case of long-term unsecured debt obligations; (C) certificates of deposit having, at the time of the Trust's investment or contractual commitment to invest therein, a rating in the highest rating category from each applicable Rating Agency; or (D) investments in money market funds rated in the highest rating category or otherwise approved in writing by each applicable Rating Agency, (ii) demand deposits in the name of the Trust or the Trustee on behalf of the Trust in any depository institution or trust company referred to in (i)(B) above, (iii) commercial paper (having original or remaining maturities of no more than 30 days) having, at the time of the Trust's investment or contractual commitment to invest therein, a rating in the highest rating category from each applicable Rating Agency, (iv) Eurodollar time deposits having a rating in the highest rating category from each applicable Rating Agency, (v) repurchase agreements involving any of the investments described in clauses (i)(A), (i)(C) and (iv) above so long as the other party to the repurchase agreement has, at the time of the Trust's investment therein, a short-term rating in the highest rating category from each applicable Rating Agency and (vi) any other investment if the Rating Agency Condition is satisfied. Any such investment will be held to maturity. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Collection Account will be paid to the holder of the Exchangeable Transferor Certificate. The Servicer will have the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out the Servicer's or the Trustee's duties under the Agreement.

     The Servicer need not deposit amounts collected in respect of the Receivables into the Collection Account until the business day preceding the following Distribution Date, and may use such funds for its own purposes, so long as (i) FNANB or an affiliate has and maintains a certain short-term debt rating, (ii) FNANB or such affiliate obtains and maintains in force a letter of credit or other surety covering collection risk acceptable to each applicable Rating Agency and certain holders of any unrated Investor Certificates or (iii) FNANB obtains the consent of such holders and obtains a written notification from each Rating Agency assigning a rating to any Class of Investor Certificates of any then outstanding Series to the effect that the Rating Agency Condition has been satisfied. See "-- Allocation of Collections; Deposits in Collection Account."

DISCOUNT OPTION


     Pursuant to the Agreement, the Transferor has designated 2.00% of the amount of Receivables arising in the Accounts that would otherwise be treated as Principal Receivables to be treated as Finance Charge Receivables (the "Discount Option Receivables"). The Transferor may, without notice to or consent of the Certificateholders, from time to time, elect to increase, reduce or eliminate (subject to the limitations described below) the percentage used to determine Discount Option Receivables (the "Discount Percentage"), which change will apply to Receivables arising in the Accounts on and after the date of such change. The Transferor must provide 30 days' prior written notice to the Servicer, the Trustee and each Rating Agency of any such increase, reduction or elimination, and such increase, reduction or elimination will become effective on the date specified therein only if (i) the Transferor has delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, the Transferor reasonably believes that such increase, reduction or elimination will not at the time of its occurrence cause an early amortization event or an event which with notice or the lapse of time would constitute an early amortization event, to occur with respect to any Series, including Series 1998-1, and (ii) if such designation would cause the Discount Percentage to be less than 1.00% or more than 3.00%, the Rating Agency Condition has been satisfied. On each date of processing of any collections during the time the discount feature is in effect, collections in an amount equal to the product of (i) a fraction the numerator of which is the amount of Discount Option Receivables and the denominator of which is the amount of all of the Principal Receivables (including Discount Option Receivables) at the end of the prior Collection Period and (ii) collections of Receivables that arise in the Accounts during such time that would otherwise be Principal Collections will be deemed Finance Charge Collections ("Discount Option Receivable Collections") and will be applied accordingly. The discount feature allows the Transferor to increase the Portfolio Yield and thereby decrease the risk of the occurrence of the Early Amortization Event relating to Portfolio Yield.


ALLOCATION OF COLLECTIONS; DEPOSITS IN COLLECTION ACCOUNT


     The Servicer will allocate Finance Charge Collections and Principal Collections with respect to each Collection Period among Series 1998-1, the interests of the Previously Issued Series, the interests of all other then outstanding Series, the interests of any Enhancement Providers, if applicable, and the interest of the holder of the Exchangeable Transferor Certificate (the "Transferor Interest"). Except as described below, the Servicer will, no later than the second business day after amounts collected in respect of the Receivables are processed or payments made by the Transferor in respect of Ineligible Receivables or Adjustment Amounts are received, deposit such amounts or payments into the Collection Account; provided, however, that (i) prior to the occurrence of an Early Amortization Event, the amount of Finance Charge Collections with respect to each Collection Period deposited in the Collection Account will not exceed the sum of (A) the Class A Monthly Interest plus the Class B Monthly Interest plus the CTO Monthly Interest, in each case for the following Distribution Date plus (B) if FNANB is not the Servicer, the sum of the Class A Servicing Fee plus the Class B Servicing Fee plus the CTO Servicing Fee, in each case with respect to such following Distribution Date, plus (C) an amount equal to the average Investor Default Amount for the three preceding Collection Periods and (ii) Principal Collections will only be deposited into the Collection Account during the Accumulation Period (to the extent of the Controlled Deposit Amount) and the Early Amortization Period. The Servicer need not deposit amounts collected in respect of the Receivables into the Collection Account within two business days of each date of processing, but rather may make a single deposit into the Collection Account in immediately available funds on the business day prior to each Distribution Date in an amount equal to the amounts collected with respect to the preceding Collection Period, to the extent such amounts are allocated to the holders of the Investor Certificates of any Series (net of the Investor Servicing Fee and net of any amounts to be distributed to the Transferor), if FNANB or an affiliate of FNANB is the Servicer and (i) FNANB or such affiliate has and maintains a short-term debt rating (which may be an implied rating) of at least "P-1" by Moody's Investors Service, Inc. and "A-1" by Standard & Poor's, (ii) FNANB or such affiliate obtains and maintains in force a letter of credit or other surety covering collection risk of the Servicer approved in writing by each Rating Agency and certain holders of the Investor Certificates of any then outstanding Series which is not assigned a rating by any Rating Agency, or (iii) FNANB obtains (A) the consent of the holders of 66 2/3% of the invested amount of each Class of Investor Certificates of any then outstanding Series which is not assigned a rating by any Rating Agency and such consent has not been withdrawn in accordance with the terms of the related Series Supplement and (B) a written notification from each Rating Agency to the effect that the Rating Agency Condition has been satisfied with respect to the Servicer's inability to satisfy the rating requirement specified in clause (i) above. Until such amounts and payments are deposited into the Collection Account, such amounts and payments will not be segregated from the assets of the Servicer, and the proceeds of any short-term investment of such proceeds will accrue to the Servicer. If the Servicer holds amounts collected in respect of the Receivables allocable to the Certificateholders and payments made by the Transferor in respect of Ineligible Receivables and Adjustment Amounts and is permitted to use such amounts and payments for its own benefit, the Certificateholders are subject to risk of loss, including risk resulting from the insolvency of the Servicer. The Servicer will pay no fee to the Trust or the Certificateholders for the use of such amounts and payments. Amounts collected in respect of the Receivables allocable to the Transferor Interest will be remitted by the Servicer on each business day to the Transferor. Amounts collected in respect of the Receivables will be allocated among Series 1998-1, the interests of the Previously Issued Series, the interests of all other then outstanding Series, the interests of any Enhancement Providers, if applicable, and the Transferor Interest based upon the allocation percentages specified in each Series Supplement. See "Description of the Certificates -- Allocation of Collections and Default Amounts."


SHARED EXCESS FINANCE CHARGE COLLECTIONS

     Each Series in a Group will be entitled to share Shared Excess Finance Charge Collections in the manner, and to the extent, provided in the related Series Supplement with each other Series, if any, in such Group. Finance Charge Collections and certain other amounts allocated to any Series which is included in such Group in excess of the amounts necessary to make required payments with respect to such Series (including, without limitation, payments to any related Enhancement Provider) that are payable out of Finance Charge Collections ("Shared Excess Finance Charge Collections") will be applied to cover any shortfalls with respect to amounts payable from Finance Charge Collections allocated to any other Series in such Group pro rata based upon the amount of the shortfall, if any, with respect to each other Series in such Group. Any Shared Excess Finance Charge Collections remaining after covering shortfalls with respect to all outstanding Series in a Group will be paid to the holder of the Exchangeable Transferor Certificate to the extent provided in the related Series Supplement. The sharing of excess Finance Charge Collections may enable the Transferor to avoid the occurrence of an Early Amortization Event that would otherwise occur as a result of a shortfall in Finance Charge Collections allocable to Series 1998-1. There can be no assurance, however, that excess Finance Charge Collections will exist or be allocated to Series 1998-1 with respect to any Collection Period.

SHARED PRINCIPAL COLLECTIONS

     Each Series in a Group will be entitled to share Shared Principal Collections in the manner, and to the extent, provided in the related Series Supplement with each other Series, if any, in such Group. Principal Collections and certain other amounts allocated to any Series which is in such Group in excess of the amounts necessary to make required payments with respect to such Series (including, without limitation, any required deposits into a principal funding account or required principal distributions to such Series) that are payable out of Principal Collections ("Shared Principal Collections") will be applied to cover any shortfalls with respect to amounts payable from Principal Collections allocated to any other Series in such Group pro rata based upon the amount of the shortfall, if any, with respect to each other Series in such Group. Any Shared Principal Collections remaining after covering shortfalls with respect to all outstanding Series in a Group will be paid to the holder of the Exchangeable Transferor Certificate to the extent provided in the related Series Supplement; provided, however, that (i) such Shared Principal Collections will be distributed to the holder of the Exchangeable Transferor Certificate only to the extent that the Transferor Amount exceeds the Minimum Transferor Amount and
(ii) in certain circumstances described below under "-- Excess Funding Account," such Shared Principal Collections will be deposited in the Excess Funding Account. Any such reallocation of Principal Collections and other amounts will not result in a reduction in the invested amount of the Series to which such collections were initially allocated. The sharing of Principal Collections may enable the Transferor to avoid the occurrence of an Early Amortization Event that would otherwise occur as a result of a shortfall in Principal Collections allocated to Series 1998-1. There can be no assurance, however, that excess Principal Collections will exist or be allocated to Series 1998-1 with respect to any Collection Period.

EXCESS FUNDING ACCOUNT

     The Trustee has established and will maintain with an Eligible Institution in the name of the Trustee, on behalf of the Trust, a segregated trust account (the "Excess Funding Account") for the benefit of all then outstanding Series. If on any date the Transferor Amount is less than the Minimum Transferor Amount (after giving effect to any Automatic Additional Accounts or Supplemental Accounts), the Servicer will not distribute to the holder of the Exchangeable Transferor Certificate any Principal Collections that otherwise would be distributed to the holder of the Exchangeable Transferor Certificate but instead will deposit such funds in the Excess Funding Account. Funds on deposit in the Excess Funding Account will be withdrawn and paid to the holder of the Exchangeable Transferor Certificate on any date to the extent that the Transferor Amount exceeds the Minimum Transferor Amount on such date; provided, however, that funds on deposit in the Excess Funding Account may be released and treated as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of a Series if required by the related Series Supplement. Funds on deposit in the Excess Funding Account will be invested by the Trustee, at the direction of the Servicer, in Eligible Investments. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Excess Funding Account will be deposited in the Collection Account. The Servicer will have the revocable power to withdraw funds from the Excess Funding Account and to instruct the Trustee to make withdrawals and payments from the Excess Funding Account for the purpose of carrying out the Servicer's or the Trustee's duties under the Agreement.

     On each Distribution Date during the Early Amortization Period, there will be withdrawn from the Excess Funding Account an amount equal to the product of
(i) the amount on deposit in the Excess Funding Account, if any, and (ii) a fraction, the numerator of which is the principal shortfall with respect to Series 1998-1 and the denominator of which is equal to the aggregate principal shortfalls of all Series then outstanding. Such amount will be deposited in the Collection Account and be considered as part of Available Principal Collections with respect to Series 1998-1.

DEFAULTED ACCOUNTS

     The Servicer will allocate the Default Amount with respect to each Collection Period among Series 1998-1, the interests of the Previously Issued Series, the interests of all other then outstanding Series, the interests of any Enhancement Providers, if applicable, and the Transferor Interest. "Default Amount" means, for any Collection Period, the aggregate amount of Principal Receivables in all Accounts which became

Defaulted Accounts during such Collection Period minus the amount of Recoveries received by the Servicer with respect to Defaulted Accounts during such Collection Period. "Defaulted Account" means an Account the Receivables in which should be charged off as uncollectible in accordance with the usual and customary servicing policies and procedures of the Servicer. Receivables will be considered charged-off for purposes of the Agreement on the date on which such Receivables are recorded as charged-off by the Servicer, but in any event no later than the earlier of (i) the last day of the month in which the related Account becomes 180 days delinquent on a contractual basis and (ii) 30 days after receipt of notice by the Servicer that the related obligor has died or become the subject of a bankruptcy proceeding. See "Description of the Certificates -- Allocation of Investor Default Amount; Allocation of Series Adjustment Amount; Investor Charge-Offs."

ADJUSTMENTS

     If the Transferor or the Servicer adjusts downward the amount of any Principal Receivable because of a rebate, refund, unauthorized charge or billing error to an obligor or because such Receivable was created in respect of goods or services which were refused, returned or not received by an obligor, or if the Transferor or the Servicer otherwise adjusts downward the amount of any Principal Receivable without receiving collections therefor or without charging off such amount as uncollectible, then, in any such case, the amount of the Aggregate Principal Receivables will be reduced by the amount of such adjustment. In addition, the amount of the Aggregate Principal Receivables will be reduced by the amount of any Principal Receivable which was discovered as having been created through a fraudulent transaction or with respect to which a lien (other than certain tax and other governmental liens) exists. Any adjustment required pursuant to either of the two preceding sentences (each, an "Adjustment") will be made on or prior to the end of the Collection Period in which such adjustment obligation arises. If, following any Adjustment, the Transferor Amount would be less than the Minimum Transferor Amount, within two business days of the date on which such adjustment obligation arises, the Transferor will pay to the Servicer, for deposit into the Excess Funding Account, in immediately available funds an amount equal to the amount by which the Transferor Amount would be reduced below the Minimum Transferor Amount (each, an "Adjustment Payment"). If the Transferor fails to make any required Adjustment Payment and, as a result of such failure, the Transferor Amount is less than zero as of the last day of any Collection Period, the amount of such deficiency (the "Adjustment Amount") will, to the extent such Adjustment Amount is not otherwise reduced, be allocated among all then outstanding Series. An Adjustment Amount will be reduced to the extent that amounts are deposited in the Excess Funding Account, the Aggregate Principal Receivables increase, certain decreases occur in the Aggregate Invested Amount or the Transferor subsequently makes a required Adjustment Payment. See "Description of the Certificates -- Allocation of Investor Default Amount; Allocation of Series Adjustment Amount; Investor Charge-Offs."

INDEMNIFICATION

     The Agreement provides that the Servicer will indemnify and hold harmless the Trust, for the benefit of the holders of all then outstanding Series, and the Trustee, including its directors, officers, employees and agents, from and against any loss, liability, claim, damage, injury or expense (including, without limitation, reasonable fees and expenses of counsel) arising out of or relating to (i) the acceptance by the Trustee of the Trust pursuant to the Agreement or (ii) any claims, actions or proceedings brought or asserted against the Trust, the Trustee or any director, officer, employee or agent of the Trustee pursuant to the Agreement or any Series Supplement; provided, however, that the Servicer will not indemnify or hold harmless the Trust, for the benefit of the holders of all then outstanding Series, the Trustee or any director, officer, employee or agent of the Trustee for any loss, liability, claim, damage, injury or expense arising out of or relating to (i) the willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties under the Agreement or (ii) any action taken by the Trustee at the request of the holders of any Series; and provided further, that the Servicer will not indemnify the Trust, for the benefit of the Certificateholders, from or against (i) any federal, state or local taxes required to be paid by the Trust or the holders of any Series in connection with the Agreement to any taxing authority or (ii) any loss, liability, claim, damage, injury or expense incurred by the holders of any Series in their capacity as investors as a result of any action taken by the holders of any Series, or as a result of the performance of the Receivables, market fluctuations , a shortfall in any Enhancement or other similar market or investment risks (except to the extent that such loss, liability, claim, damage, injury or expense was incurred by reason of the failure by the Servicer to act in accordance with the Agreement and its usual and customary servicing policies and procedures).

     Under the Agreement, the Transferor will be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a holder in the capacity of an investor in the Investor Certificates of any Series) arising out of or based on the arrangement created by the Agreement or the actions of the Servicer taken pursuant to the Agreement as though the Agreement created a partnership under the Uniform Partnership Act. The Transferor will also pay, indemnify and hold harmless each holder of any Series for any such losses, claims, damages or liabilities (other than those incurred by such holder in the capacity of an investor in the Investor Certificates of any Series) except to the extent that they arise from any action by any holder. In the event of a Service Transfer, the successor Servicer will indemnify the Transferor for any losses, claims, damages and liabilities of the Transferor as described in this paragraph arising from the actions or omissions of such successor Servicer.

     Except as provided in the preceding paragraph, the Agreement provides that neither the Transferor nor the Servicer, nor any of their respective officers, directors, employees or agents, will be under any other liability to the Trust, the Trustee, the holders of any Series, any Enhancement Provider or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Agreement. However, neither the Transferor nor the Servicer, nor any of their respective officers, directors, employees or agents, will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties. The Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of the holders of the Investor Certificates with respect to the Agreement and the rights and duties of the parties thereto and the interest of such holders thereunder.

SERVICING DUTIES

     The Servicer, whether acting itself or through one or more subservicers, is responsible for servicing, collecting, enforcing and administering the Receivables in accordance with its usual and customary servicing policies and procedures for servicing credit card receivables comparable to the Receivables. The Servicer is required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of the Receivables covering such actions and in such amounts as the Servicer believes to be commercially reasonable from time to time.

     The servicing activities to be performed by the Servicer with respect to the Receivables include collecting and recording payments, communicating with cardholders, investigating payment delinquencies, providing billing records to cardholders and maintaining internal records. The managerial and custodial services to be performed by the Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the Accounts and the Receivables by the Trustee pursuant to the Agreement, maintaining the agreements, documents and files relating to the Accounts and the Receivables as custodian for the Trust and providing related data processing and reporting services for the holders of the Investor Certificates and on behalf of the Trustee.

     The Servicer may not resign from its obligations and duties under the Agreement, except upon determination that such duties are impermissible under applicable law, regulation or order. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Agreement. The Servicer may delegate certain of its duties under the Agreement to any person who agrees to conduct such duties in accordance with the usual and customary servicing policies and procedures of the Servicer. Notwithstanding any such delegation, the Servicer will continue to be liable for all of its obligations as Servicer under the Agreement.

SERVICER COVENANTS

     The Servicer has covenanted that (i) it will duly satisfy in all material respects its obligations under or in connection with each Account and each Receivable, will maintain in effect all material qualifications required in order to service properly each Account and each Receivable and will comply in all material respects with all applicable requirements of law in connection with servicing each Account and each Receivable the failure to comply with which would have a material adverse effect on the holders of the Investor Certificates (without regard to the amount of any Enhancement), (ii) except in connection with an Adjustment Payment, it will not permit any rescission or cancellation of any Receivable except as ordered by a court of competent jurisdiction or other governmental authority or in the ordinary course of its business and in accordance with its usual and customary servicing procedures and (iii) it will take no action which, nor omit to take any action the omission of which, would impair the rights of the holders of the Investor Certificates in any Receivable or the rights of any Enhancement Provider, and will not reschedule, revise, waive or defer payments due on any Receivable except in accordance with its usual and customary servicing policies and procedures.

     In the event of a breach with respect to a Receivable of any of the covenants set forth above which has a material adverse effect on the interest of the holders of the Investor Certificates in such Receivable (without regard to the amount of any Enhancement) and has not been cured within 60 days (or such longer period as may be agreed upon by the Trustee, not to exceed an additional 120 days) after the earlier of discovery of such breach by the Servicer or receipt by the Servicer of written notice of such breach given by the Trustee, the Servicer is required to deposit into the Collection Account prior to the next succeeding Distribution Date an amount equal to the outstanding principal balance of such Receivable at the end of the preceding Collection Period plus the amount of finance charges at the applicable monthly periodic rate from the last date billed through the end of such preceding Collection Period. Any such deposit will be considered a payment in full of such Receivable and will be allocated and applied in accordance with the Agreement. The obligation of the Servicer described above constitutes the sole remedy available to the holders of the Investor Certificates with respect to any breach by the Servicer of such covenants. It is not required or anticipated that the Trustee will make any initial or periodic general examination of the Servicer for the purpose of establishing compliance by the Servicer with its representations or warranties or the performance by the Servicer of its obligations under the Agreement or any Series Supplement or for any other purpose. The Servicer is required, however, to deliver to the Trustee on or before June 30 of each calendar year, beginning with June 30, 1998, an officer's certificate stating that, to the best of such officer's knowledge, there has occurred no event which would constitute a Servicer Default.

SERVICING COMPENSATION

     The Servicer is entitled to receive, as compensation for its servicing activities under the Agreement, a monthly servicing fee (the "Servicing Fee") in an amount, on any Distribution Date, equal to, with respect to each Series, one-twelfth of the product of (i) the applicable servicing fee percentage with respect to such Series and (ii) the sum of an allocable portion of the Transferor Amount and the invested amount with respect to such Series as of the last day of the second preceding Collection Period. The Servicing Fee will be allocated among the Transferor Interest and the holders of the Investor Certificates of all then outstanding Series. The portion of the Servicing Fee allocable to the holders of the Investor Certificates on each Distribution Date (the "Investor Servicing Fee") will be specified in the related Series Supplement. The Investor Servicing Fee will be paid on each Distribution Date from amounts on deposit in the Collection Account (unless the amount of such fee has been netted against deposits to the Collection Account). See "Description of the Certificates -- Servicing Compensation."

     The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Accounts and the Receivables, including, without limitation, expenses related to enforcement of the Receivables, payment of fees and disbursements of the Trustee and independent accountants and all other fees and expenses which are not expressly stated in the Agreement to be payable by the Trust or the holders of the Investor Certificates, other than federal, state and local income and franchise taxes, if any, of the Trust.

CERTAIN MATTERS REGARDING THE TRANSFEROR AND THE SERVICER

     The Agreement prohibits the Transferor or the Servicer from consolidating with or merging into another corporation or from conveying or transferring their respective properties and assets substantially as an entirety to another person except in certain limited circumstances. Any person into which either the Transferor or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which either the Transferor or the Servicer is a party, or any person succeeding to the business of either the Transferor or the Servicer, will be the successor to the Transferor or the Servicer, as the case may be, under the Agreement.

SERVICER DEFAULT

     In the event of any Servicer Default that has not been remedied, either the Trustee or the Required Investor Certificateholders, by written notice to the Servicer (and to the Trustee, if given by such holders), may terminate all of the rights and obligations of the Servicer under the Agreement with respect to the Receivables and the proceeds thereof, and the Trustee will thereafter appoint a new Servicer (a "Service Transfer"). The rights and interests of the holder of the Transferor Interest will not be affected by any Service Transfer. The Transferor will have the right to nominate to the Trustee a potential successor Servicer. The Trustee will as promptly as possible appoint the entity nominated by the Transferor if such entity meets certain eligibility criteria set forth in the Agreement. If the Transferor does not nominate an entity to be successor Servicer, the Trustee will as promptly as possible appoint a successor Servicer, and if no successor Servicer has been appointed by the Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all rights and obligations of the Servicer under the Agreement will pass to, and be vested in, the Trustee. Prior to any Service Transfer, the Trustee will seek to obtain bids from potential Servicers meeting certain eligibility requirements set forth in the Agreement to serve as successor Servicer for servicing compensation not in excess of the Servicing Fee. If the Trustee is unable to obtain any bids from eligible potential Servicers and the Servicer delivers an officer's certificate to the Trustee to the effect that it cannot in good faith cure the related Servicer Default, then the Trustee will under certain circumstances offer the Transferor the right to accept the retransfer of all of the Receivables. The deposit amount for such a retransfer will be equal to the sum of the Aggregate Invested Amount (less the aggregate principal amount on deposit in the Excess Funding Account and any principal funding account with respect to any Series) plus accrued and unpaid interest on the Investor Certificates of all then outstanding Series plus certain amounts payable to Enhancement Providers, if applicable.

     "Servicer Default" means any of the following events:

          (a) the Servicer shall fail to make any payment, transfer or deposit, or to give instructions or notice to the Trustee to make any payment, transfer or deposit or as to any required drawing under any Enhancement, on the date required under the Agreement or any Series Supplement or within five business days thereafter;

          (b) the Servicer shall fail to observe or perform any other covenants or agreements of the Servicer set forth in the Agreement or any Series Supplement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Required Investor Certificateholders of any Series adversely affected thereby, which failure has a material adverse effect on the rights of the holders of the Investor Certificates of any then outstanding Series; provided, however, that if the covenant which was breached relates to any particular Receivable or group of Receivables a Servicer Default will not be deemed to have occurred if the Servicer has made a deposit in the Collection Account with respect to such breach in accordance with the Agreement;

          (c) any representation, warranty or certification made by the Servicer in the Agreement or any Series Supplement or in any certificate delivered pursuant to the Agreement or any Series Supplement shall prove to have been incorrect when made and continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such breach, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the

     Required Investor Certificateholders of any Series adversely affected thereby, which incorrectness has a material adverse effect on the rights of the holders of the Investor Certificates of any then outstanding Series; or

          (d) certain events of insolvency or receivership shall have occurred with respect to the Servicer.

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for a period of 10 business days after the applicable grace period or a delay in or failure of performance referred to under clause (b) or (c) above for a period of 60 business days after the applicable grace period shall not constitute a Servicer Default if such delay or failure could not have been prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Agreement or any Series Supplement and the Servicer shall provide the Trustee, each Enhancement Provider, if any, applicable to any Series, the Transferor and the holders of the Investor Certificates of all then outstanding Series prompt notice of such failure or delay, together with a description of its efforts to so perform its obligations. The Servicer will immediately notify the Trustee in writing of any Servicer Default. The Servicer is required to deliver to the Trustee on or before June 30 of each calendar year an officer's certificate stating that, to the best of such officer's knowledge, there has occurred no event which would constitute a Servicer Default.

MONTHLY SERVICER REPORT

     On the eighth day of each month (or, if such eighth day is not a business day, the next succeeding business day) (each, a "Determination Date"), the Servicer will forward to the Trustee a statement (the "Monthly Servicer Report") prepared by the Servicer setting forth certain information with respect to the Trust and each Series, including, without limitation: (i) the aggregate amount of Finance Charge Collections and the aggregate amount of Principal Collections processed during the preceding Collection Period; (ii) the allocation percentages applicable with respect to such Collection Period; (iii) the amount to be distributed on the next succeeding Distribution Date to the holders of each Class of Investor Certificates of each then outstanding Series; (iv) the aggregate outstanding balance of all Accounts which were delinquent by 31 to 60, 61 to 90 and 91 or more days as of the end of such Collection Period; (v) the Default Amount allocable to each Series for such Collection Period; (vi) the amount of investor charge-offs and the amount of reimbursements of investor charge-offs allocated to each Series for such Collection Period; (vii) the amount of the Investor Servicing Fee allocable to each Series for the following Distribution Date; (viii) the Aggregate Principal Receivables at the close of business on the last day of such Collection Period; (ix) the Aggregate Invested Amount at the close of business on the last day of such Collection Period; and
(x) whether an Early Amortization Event has occurred. The Trustee will make such statement available to the holders of the Investor Certificates of each then outstanding Series upon request.

EVIDENCE AS TO COMPLIANCE

     On or before June 30 of each calendar year, the Servicer will cause a firm of nationally recognized independent accountants to furnish to the Trustee, each Rating Agency assigning a rating for any Class of Investor Certificates then outstanding and any Enhancement Provider, if applicable, (i) a report, prepared in accordance with standards established by the Agreement, to the effect that, in their opinion, the Monthly Servicer Reports are, in all material respects, in conformity with the Agreement and (ii) a report to the effect that such firm has applied procedures, as agreed upon between such firm and the Servicer, to certain documents and records relating to the administration and servicing of the Accounts and the Receivables during the preceding year ended February 28 or 29 and that, based upon such agreed-upon procedures, no matters came to their attention that caused them to believe that such servicing was not conducted in compliance with certain applicable terms and conditions set forth in the Agreement except for such exceptions or errors as shall be set forth in such report. In addition, on or before June 30 of each calendar year, such accountants will compare the mathematical calculations of the amounts contained in the Monthly Servicer Reports delivered during the preceding year ended February 28 or 29 with the computer reports of the Servicer and the statements of any agents engaged by the Servicer to perform servicing activities which were the source of such amounts and deliver a report to the Trustee stating that such amounts are in agreement except for such exceptions as shall be set forth in such report.

     On or before June 30 of each calendar year, the Servicer will deliver to the Trustee a statement signed by an officer of the Servicer to the effect that the Servicer has, or has caused to be, fully performed its obligations in all material respects under the Agreement throughout the preceding year ended February 28 or 29 or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

     Copies of all statements, certificates and reports furnished to the Trustee may be obtained by any holder of the Investor Certificates or any Certificate Owner by a request in writing delivered to the Trustee.

AMENDMENTS

     The Agreement and any Series Supplement may be amended by the Transferor, the Servicer and the Trustee, without the consent of the holders of the Investor Certificates, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein and to add any other provisions with respect to matters or questions arising under the Agreement or any Series Supplement which are not inconsistent with the provisions of the Agreement or any Series Supplement, provided that such action shall not adversely affect in any material respect the interest of any holder of the Investor Certificates. In addition, the Agreement and any Series Supplement may be amended from time to time by the Transferor, the Servicer and the Trustee, without the consent of the holders of the Investor Certificates, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Agreement or any Series Supplement or modifying in any manner the rights of the holders of the Investor Certificates of any then outstanding Series provided that (i) the Servicer must provide an opinion of counsel to the Trustee to the effect that such amendment will not materially and adversely affect the interests of the holders of the Investor Certificates of any then outstanding Series, which opinion of counsel may rely as to any rated Series solely on the rating confirmation referred to in clause (iii) below (or 100% of the holders of the Investor Certificates so affected shall have consented), (ii) such amendment shall not, as evidenced by an opinion of counsel, cause the Trust to be characterized for federal income tax purposes as an association or publicly traded partnership taxable as a corporation or otherwise have any material adverse impact on the federal income tax characterization of any outstanding Series of Investor Certificates or the federal income taxation of any holder of the Investor Certificates or any Certificate Owner and (iii) the Rating Agency Condition shall have been satisfied. No such amendment, however, may (i) reduce in any manner the amount of, or delay the timing of, distributions required to be made on such Series,
(ii) change the definition or the manner of calculating the invested amount, any allocation percentage, the applicable available amount under any Enhancement or the Default Amount allocable to such Series, or (iii) reduce the aforesaid percentage of undivided interests the holders of which are required to consent to any such amendment, in each case without the consent of all holders of the Investor Certificates of all Series adversely affected. Any Series Supplement and any amendments regarding the designation of Supplemental Accounts will not require the consent of the holders of the Investor Certificates under the provisions of the Agreement or any Series Supplement.

     The Agreement and any Series Supplement may also be amended by the Transferor, the Servicer and the Trustee with the consent of the holders of Investor Certificates evidencing undivided interests aggregating not less than 66 2/3% of the invested amounts of all Series adversely affected for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Agreement or any Series Supplement or modifying in any manner the rights of the holders of the Investor Certificates of any then outstanding Series. Any such amendment shall require that the Rating Agency Condition be satisfied. No such amendment, however, may (i) reduce in any manner the amount of, or delay the timing of, distributions required to be made on such Series,
(ii) change the definition or the manner of calculating the invested amount, any allocation percentage, the applicable available amount under any Enhancement or the Default Amount allocable to such Series, or (iii) reduce the aforesaid percentage of undivided interests the holders of which are required to consent to any such amendment, in each case without the consent of all holders of the Investor Certificates of all Series adversely affected.

     Promptly following the execution of any amendment to the Agreement or any Series Supplement, the Trustee will furnish written notice of the substance of such amendment to each holder of the Investor Certificates of all then outstanding Series (or, with respect to an amendment to any Series Supplement, to each holder of the Investor Certificates of the related Series).

LIST OF CERTIFICATEHOLDERS

     Upon the written request of any one or more holders of the Investor Certificates representing undivided interests in the Trust aggregating not less than 10% of the invested amount of a Series, the Trustee, after having been adequately indemnified for its costs and expenses, will afford such holders access during business hours to the current list of holders of the Investor Certificates of such Series for purposes of communicating with such other holders with respect to their rights under the Agreement. The Agreement generally does not provide for any annual or other meetings of the holders of the Investor Certificates.

THE TRUSTEE

     First Union National Bank is the Trustee under the Agreement. The Transferor and the Servicer, and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, the Transferor and the Servicer, and any of their respective affiliates, may hold Investor Certificates in their own names; provided, however, that any Investor Certificates so held shall not be entitled to participate in any decisions made or instructions given to the Trustee by the holders of the Investor Certificates as a group. The address of the Trustee is 800 East Main Street, Richmond, Virginia 23219, Attention: Corporate Trust Department.

     For purposes of meeting the legal requirements of certain local jurisdictions, the Trustee has the power to appoint a co-trustee or separate trustee of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon and exercised or performed by the Trustee and such co-trustee or separate trustee jointly or, in any jurisdiction in which the Trustee is incompetent or unqualified to perform certain acts, singly upon such co-trustee or separate trustee, who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee may resign at any time, in which event a successor Trustee will be appointed as provided in the Agreement. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, a successor Trustee will be appointed as provided in the Agreement. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

TERMINATION OF THE TRUST

     Unless the Transferor instructs the Trustee otherwise, the Trust will only terminate on the earlier to occur of (i) the day following the date on which funds shall have been deposited in the Collection Account in an amount sufficient to pay (A) the Aggregate Invested Amount and the aggregate invested amount of all outstanding Enhancement, if applicable, in full plus (B) interest on the Investor Certificates of all then outstanding Series accrued through the last day of the applicable interest accrual period preceding such date and (ii) October 1, 2097 (the "Final Termination Date"); provided, however, that in no event will the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of George Herbert Walker Bush, former President of the United States, living on the date of the Agreement. Upon the termination of the Trust and the surrender of the Exchangeable Transferor Certificate, the Trustee will convey to the Transferor all right, title and interest of the Trust in, to and under the Receivables and the other Trust Property (other than amounts in the accounts maintained by the Trustee or the Servicer on behalf of the Trust for the final payment of principal and interest to the holders of the Investor Certificates of all then outstanding Series).

                        DESCRIPTION OF THE CERTIFICATES


     The Certificates will be issued pursuant to the Agreement as supplemented by the Series 1998-1 Supplement. The Trust has issued the Previously Issued Series pursuant to a Series Supplement, and the Transferor and the Trustee may execute further Series Supplements in order to issue additional Series. See "Annex A" for a description of certain terms of the Previously Issued Series. The following sections describe the material provisions of the Certificates. The description of the Certificates does not purport to be complete, however, and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Agreement and the Series 1998-1 Supplement.



ENHANCEMENT



     The Class B Certificates will be subordinated to the Class A Certificates as described herein. The subordination of the Class B Certificates will provide credit enhancement for the Class A Certificates. In addition, the Collateralized Trust Obligations and the Class D Certificates will be subordinated to the Class A Certificates and the Class B Certificates as described herein. The subordination of the Collateralized Trust Obligations and the Class D Certificates will provide credit enhancement for both the Class A Certificates and the Class B Certificates. See "-- Subordination of the Class B Certificates, the Collateralized Trust Obligations and the Class D Certificates."


BOOK-ENTRY REGISTRATION

     The Certificates will be issued in book-entry form. Certificateholders may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe), which in turn hold through DTC, if they are participants of such systems, or indirectly through organizations that are participants in such systems.

     Cede & Co., as nominee for DTC, will hold the global certificates. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for its participants ("DTC Participants") and facilitates the clearance and settlement among DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in DTC Participant accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and the DTC Participants are on file with the Commission.

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits or securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     Purchases of Certificates under the DTC system must be made by or through DTC Participants, which will receive a credit for the Certificates on DTC's records. The ownership interest of each Certificate Owner is in turn to be recorded on the DTC Participants' and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchase, but Certificate Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect Participant through which the Certificate Owner entered into the transaction. Transfers of ownership interests in the Certificates are to be accomplished by entries made on the books of DTC Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interest in Certificates, except in the event that use of the book-entry system for the Certificates is discontinued.

     To facilitate subsequent transfers, all Certificates deposited by Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Certificates with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual Certificate Owners of the Certificates. DTC's records reflect only the identity of the DTC Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect Participants, and by DTC Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Neither DTC nor Cede & Co. will consent or vote with respect to the Certificates. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those DTC Participants to whose accounts the Certificates are credited on the record date (identified in a listing attached thereto). Principal and interest payments on the Certificates will be made to DTC. DTC's practice is to credit DTC Participants' accounts on the Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the Distribution Date. Payments by DTC Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such DTC Participant and not of DTC, the Trustee or the Transferor, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Trustee, disbursement of such payments to DTC Participants shall be the responsibility of DTC, and disbursement of such payments to the Certificate Owners shall be the responsibility of DTC Participants and Indirect Participants.

     DTC may discontinue providing its services as securities depository with respect to the Certificates at any time by giving reasonable notice to the Transferor or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Certificates are required to be printed and delivered. The Transferor may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Definitive Certificates will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Transferor believes to be reliable, but the Transferor takes no responsibility for the accuracy thereof.

     Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Cedel in any of 36 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulations by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     The Euroclear System (the "Euroclear System") was created in 1968 to hold securities for participants in the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator" or "Euroclear") under a contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear system on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Cedel Participant or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

     The Certificates of each Class will be issued in fully registered, certificated form to the Certificate Owners of such Class or their nominees ("Definitive Certificates"), rather than to DTC or its nominee (together with any successor depository selected by the Transferor, the "Depository"), only if
(i) the Transferor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates of such Class, and the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (iii) after the occurrence of a Servicer Default, Certificate Owners representing not less than 50% of the invested amount of Series 1998-1 advise the Trustee and the Depository through its participating organizations in writing that the continuation of a book-entry system through the Depository is no longer in the best interest of the Certificate Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Depository is required to notify its participating organizations of the availability through the Depository of Definitive Certificates. Upon surrender by the Depository of the definitive certificate representing the Certificates of the affected Class and instructions for registration, the Trustee will issue the Certificates of such Class as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

     Distribution of principal and interest on the Certificates will be made by the Trustee directly to Certificateholders in accordance with the procedures set forth herein and in the Agreement. Interest payments and any principal payments on each Distribution Date will be made to the Certificateholders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Certificateholder as it appears on the register maintained by the Trustee. The final payment on any Certificate, however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders mailed not later than the fifth day of the month of such final distribution.

     Definitive Certificates will be transferable and exchangeable at the offices of the transfer agent and registrar, which initially will be the Trustee (in such capacity, the "Transfer Agent and Registrar"). No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection herewith. The Transfer Agent and Registrar will not be required to register the transfer or exchange of Definitive Certificates for the period from the Record Date preceding the due date for any payment to the Distribution Date with respect to such Definitive Certificates.

INTEREST PAYMENTS

     Interest on the Class A Certificates and the Class B Certificates will accrue during each Interest Period at the applicable Class A Certificate Rate and the applicable Class B Certificate Rate, respectively. Interest will be
distributed on the           Distribution Date, and on each Distribution Date
thereafter, to Certificateholders in whose names the Certificates were registered at the close of business on the last day of the month preceding the date of such distribution (each, a "Record Date"). "Interest Period" means, with respect to any Distribution Date, the period from and including the previous Distribution Date through and including the day preceding such Distribution Date, except that the initial Interest Period will be the period from and including the Closing Date through and including the day preceding the initial Distribution Date.

     The Class A Certificates will bear interest for the period from the Closing
Date through the day preceding the           Distribution Date and with respect
to each Interest Period thereafter at the rate of   % above LIBOR prevailing on
the related LIBOR Determination Date with respect to such period (the

"Class A Certificate Rate"). Interest on the Class A Certificates will be distributed on each Distribution Date in an amount equal to the product of (i) the Class A Certificate Rate for the related Interest Period, (ii) a fraction, the numerator of which is the actual number of days in such Interest Period and the denominator of which is 360, and (iii) the outstanding principal amount of the Class A Certificates as of the preceding Record Date (or, in the case of the first Distribution Date, as of the Closing Date).

     The Class B Certificates will bear interest for the period from the Closing
Date through the day preceding the           Distribution Date and with respect
to each Interest Period thereafter at the rate of   % above LIBOR prevailing on
the related LIBOR Determination Date with respect to such period (the "Class B Certificate Rate"). Interest on the Class B Certificates will be distributed on each Distribution Date in an amount equal to the product of (i) the Class B Certificate Rate for the related Interest Period, (ii) a fraction, the numerator of which is the actual number of days in such Interest Period and the denominator of which is 360, and (iii) the outstanding principal amount of the Class B Certificates as of the preceding Record Date (or, in the case of the first Distribution Date, as of the Closing Date).

     Interest on the Class A Certificates or the Class B Certificates due but not paid on any Distribution Date will be payable on the next succeeding Distribution Date, together with additional interest on such amount at the Class A Certificate Rate or the Class B Certificate Rate, as applicable, plus 2.00% per annum.

     The Trustee will determine LIBOR with respect to the Certificates on 1998 for the initial Interest Period and on the second business day preceding the commencement of each Interest Period for each Interest Period thereafter (each, a "LIBOR Determination Date"). For purposes of calculating LIBOR, a business day is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

     "LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

     "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     "Reference Banks" means the principal London offices of four major banks in the London interbank market selected by the Servicer upon notice to the Trustee.

     The Class A Certificate Rate and the Class B Certificate Rate applicable to the then current and immediately preceding Interest Periods may be obtained by telephoning the Trustee at (800) 665-9343.

     Payments of Class A Monthly Interest and any overdue Class A Monthly Interest for any Distribution Date will be funded from Class A Available Funds for the preceding Collection Period. To the extent Class A Available Funds are insufficient to pay such interest, Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-1, amounts on deposit in the Cash Collateral Account, if any, and Reallocated Principal Collections will be used to make such payments.

     "Class A Available Funds" means, for any Collection Period, the sum of (i) the Class A Floating Allocation Percentage (with respect to any Collection Period during the Revolving Period or the Accumulation Period) or the Class A Fixed Allocation Percentage (with respect to any Collection Period during the Early Amortization Period) of Finance Charge Collections with respect to such Collection Period (including

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

net investment earnings, if any, on funds on deposit in the Excess Funding Account that are to be treated as Finance Charge Collections in accordance with the Series 1998-1 Supplement) plus (ii) if the Distribution Date immediately following such Collection Period occurs before the Class B Principal Commencement Date, the Principal Funding Investment Proceeds, if any, to be withdrawn from the Principal Funding Account on such Distribution Date plus
(iii) the amount, if any, to be withdrawn from the Reserve Account and included in Class A Available Funds on such Distribution Date pursuant to the Series 1998-1 Supplement plus (iv) the net investment earnings, if any, on funds on deposit in the Reserve Account to be withdrawn from the Reserve Account and included in Class A Available Funds on such Distribution Date pursuant to the Series 1998-1 Supplement.

     "Class B Principal Commencement Date" means the Class B Expected Final Distribution Date or, if the Early Amortization Period has commenced, the date on which the Class A Certificates have been paid in full.

     Payments of Class B Monthly Interest and any overdue Class B Monthly Interest for any Distribution Date will be funded from Class B Available Funds for the preceding Collection Period. To the extent Class B Available Funds are insufficient to pay such interest, Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-1, amounts on deposit in the Cash Collateral Account, if any, and Reallocated Principal Collections (in each case after application of such amounts in respect of the Class A Certificates), other than Class B Subordinated Principal Collections, will be used to make such payments.

     "Class B Available Funds" means, for any Collection Period, the sum of (i) the Class B Floating Allocation Percentage (with respect to any Collection Period during the Revolving Period or the Accumulation Period) or the Class B Fixed Allocation Percentage (with respect to any Collection Period during the Early Amortization Period) of Finance Charge Collections with respect to such Collection Period (including net investment earnings, if any, on funds on deposit in the Excess Funding Account that are to be treated as Finance Charge Collections in accordance with the Series 1998-1 Supplement) plus (ii) if the Distribution Date immediately following such Collection Period occurs on or after the Class B Principal Commencement Date, the Principal Funding Investment Proceeds, if any, to be withdrawn from the Principal Funding Account on such Distribution Date plus (iii) the amount, if any, to be withdrawn from the Reserve Account and included in Class B Available Funds on such Distribution Date pursuant to the Series 1998-1 Supplement plus (iv) the net investment earnings, if any, on funds on deposit in the Reserve Account to be withdrawn from the Reserve Account and included in Class B Available Funds on such Distribution Date pursuant to the Series 1998-1 Supplement.

PRINCIPAL PAYMENTS


     During the Revolving Period, which will commence on the Closing Date and end on the earlier of the commencement of the Accumulation Period and the commencement of the Early Amortization Period, Available Principal Collections will, subject to certain limitations described herein, be treated as Shared Principal Collections and applied to cover principal payments due to or for the benefit of other Series included in Group One (to the extent provided in the Series Supplements for such other Series), be deposited in the Excess Funding Account, be paid to the holder of the Exchangeable Transferor Certificate or, under certain limited circumstances described herein, be paid to the Class D Certificateholders. During the Accumulation Period (on or prior to the Class A Expected Final Distribution Date or the Class B Expected Final Distribution Date, as applicable), Available Principal Collections will be deposited in the Principal Funding Account and principal payments will be made to the Certificateholders as described below. During the Early Amortization Period, which will commence upon the occurrence of an Early Amortization Event, principal payments will be made to the Certificateholders as described below.


     On each Distribution Date with respect to the Class A Accumulation Period, the Trustee will deposit in the Principal Funding Account an amount equal to the least of (i) the Available Principal Collections for such Distribution Date,
(ii) the applicable Controlled Deposit Amount for such Distribution Date and
(iii) the Class A Invested Amount on such Distribution Date (before giving effect to such deposit). Unless an Early Amortization Event has occurred, amounts on deposit in the Principal Funding Account will be paid to the Class A Certificateholders on the Class A Expected Final Distribution Date. On each Distribution Date with respect to the Class B Accumulation Period, the Trustee will deposit in the Principal Funding Account an amount equal to the least of (i) the Available Principal Collections for such Distribution Date (minus any portion thereof applied to Class A Monthly Principal on such Distribution Date), (ii) the applicable Controlled Deposit Amount for such Distribution Date and (iii) the Class B Invested Amount on such Distribution Date (before giving effect to such deposit). Unless an Early Amortization Event has occurred, amounts on deposit in the Principal Funding Account will be paid to the Class B Certificateholders on the Class B Expected Final Distribution Date.

     "Available Principal Collections" means, for any Distribution Date, the sum of (i) the Floating Allocation Percentage or the Fixed Allocation Percentage, as applicable, of Principal Collections with respect to the preceding Collection Period plus (ii) any available Excess Spread and Shared Excess Finance Charge Collections to be treated as Available Principal Collections as specified under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" below plus (iii) the amount of Shared Principal Collections allocated to Series 1998-1 with respect to such Distribution Date plus (iv) during the Early Amortization Period, amounts on deposit in the Excess Funding Account allocated to Series 1998-1 with respect to such Distribution Date minus
(v) the amount of Reallocated Principal Collections required to be used with respect to such Distribution Date.

     "Controlled Deposit Amount" means, for any Distribution Date with respect to the Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Distribution Date plus any Deficit Controlled Accumulation Amount for the immediately preceding Distribution Date.

     "Controlled Accumulation Amount" means (i) for any Distribution Date with
respect to the Class A Accumulation Period, $          ; provided, however, that
if the commencement of the Accumulation Period is postponed as described below under "-- Postponement of Accumulation Period," the Controlled Accumulation Amount will be higher and (ii) for any Distribution Date with respect to the
Class B Accumulation Period, $          .

     "Deficit Controlled Accumulation Amount" means (i) on the first Distribution Date with respect to the Class A Accumulation Period or the Class B Accumulation Period, as applicable, the excess, if any, of the applicable Controlled Accumulation Amount for such Distribution Date over the amount deposited in the Principal Funding Account as Class A Monthly Principal or Class B Monthly Principal, as applicable, for such Distribution Date and (ii) on each subsequent Distribution Date with respect to the Class A Accumulation Period or the Class B Accumulation Period, as applicable, the excess, if any, of the applicable Controlled Deposit Amount for such subsequent Distribution Date over the amount deposited in the Principal Funding Account as Class A Monthly Principal or Class B Monthly Principal, as applicable, for such subsequent Distribution Date.


     If the Available Principal Collections with respect to any Distribution Date exceed the Controlled Deposit Amount for such Distribution Date, the Controlled Deposit Amount will be deposited in the Principal Funding Account and such excess may be paid to the Class D Certificateholders to the extent that the Available Enhancement Amount exceeds the Required Enhancement Amount and any remaining excess will be applied as Shared Principal Collections. Although it is expected that a single principal payment will be made to the Class A Certificateholders on the Class A Expected Final Distribution Date and that a single principal payment will be made to the Class B Certificateholders on the Class B Expected Final Distribution Date, there can be no assurance that such payments will be made. See "Maturity Considerations" and "--Application of Collections" below.


     On each Distribution Date with respect to the Early Amortization Period, Available Principal Collections will be paid to the Class A Certificateholders until the Class A Certificates have been paid in full or the Stated Series Termination Date occurs. On each Distribution Date with respect to the Early Amortization Period after payment in full of the Class A Certificates, Available Principal Collections will be paid to the Class B Certificateholders until the Class B Certificates have been paid in full or the Stated Series Termination Date occurs.

POSTPONEMENT OF ACCUMULATION PERIOD

     The Accumulation Period is scheduled to commence at the close of business
on the last day of the           Collection Period. Upon written notice to the
Trustee, the Servicer may elect to postpone the commencement of the Accumulation Period and extend the length of the Revolving Period, subject to certain conditions, including those set forth below. The Servicer may make such election only if the Accumulation Period Length (determined as described below) is less than 12 months. On each Determination Date prior to the commencement of the Accumulation Period, the Servicer will determine the Accumulation Period Length. If the Accumulation Period Length is less than 12 months, the Servicer may, at its sole option, postpone the commencement of the Accumulation Period such that the number of months included in the Class A Accumulation Period will equal or exceed the Accumulation Period Length. The effect of the Accumulation Period Length calculation is to permit the reduction of the length of the Class A Accumulation Period based on (i) the invested amounts of certain other Series which are scheduled to be in their revolving periods during the Class A Accumulation Period and (ii) increases in the principal payment rate occurring after the Closing Date. The length of the Class A Accumulation Period will not be less than one month. If the commencement of the Accumulation Period is postponed as described above, and if an Early Amortization Event occurs after the date on which the Accumulation Period was originally scheduled to commence, the Certificateholders may receive some of their principal later than if the commencement of the Accumulation Period had not been postponed.

     "Accumulation Period Length" means, as of any date of determination, the number of months expected to be required to fund the Principal Funding Account up to the Class A Initial Invested Amount no later than the Class A Expected Final Distribution Date, based on (i) the monthly Principal Collections expected to be distributable to the holders of the Investor Certificates of all then outstanding Series (excluding certain other Series), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding twelve months and (ii) the amount of principal expected to be distributable to the holders of the Investor Certificates of all then outstanding Series (excluding certain other Series) which are not expected to be in their revolving periods during the Accumulation Period.

PAIRED SERIES


     The Series 1998-1 Certificates may be paired with one or more other Series (each a "Paired Series"). Each Paired Series either will be prefunded with an initial deposit to a prefunding account in an amount up to the initial principal balance of such Paired Series and will be funded primarily from the proceeds of the sale of such Paired Series or will have a variable principal amount. Any such prefunding account will be held for the benefit of such Paired Series and not for the benefit of the Certificateholders. As funds are accumulated in the Principal Funding Account, either (i) in the case of a prefunded Paired Series, an equal amount of funds on deposit in any prefunding account for such prefunded Paired Series will be released (which funds will be distributed to the Transferor) or (ii) in the case of a Paired Series having a variable principal amount, an interest in such variable Paired Series in an equal or lesser amount may be sold by the Trust (and the proceeds thereof will be distributed to the Transferor) and, in either case, the invested amount of such Paired Series will increase by up to a corresponding amount. Upon payment in full of Series 1998-1, assuming that there have been no unreimbursed charge-offs with respect to any related Paired Series, the aggregate invested amount of such related Paired Series will have been increased by an amount up to an aggregate amount equal to the Invested Amount on the Closing Date. The issuance of a Paired Series allows the Transferor to finance, with the proceeds of such issuance, the increase in the Transferor Interest caused by the deposit of Available Principal Collections into the Principal Funding Account during the Accumulation Period.


     The issuance of a Paired Series will be subject to the conditions described under "Description of the Agreement -- Exchanges." There can be no assurance that the terms of any Paired Series might not have an impact on the timing or amount of payments received by the Certificateholders. In particular, the numerator of the allocation percentage used to allocate Principal Collections may be changed upon the occurrence of an early amortization event with respect to a Paired Series (provided that such numerator is not less than the Invested Amount as of the last day of the revolving period for such Paired Series). In such case, the time over which principal will be received by the Certificateholders will be extended. See "Risk Factors -- Master Trust

Considerations -- Issuance of Paired Series Could Affect Certificate Payments," "Maturity Considerations" and "-- Allocation of Collections and Default Amounts."



SUBORDINATION OF THE CLASS B CERTIFICATES, THE COLLATERALIZED TRUST OBLIGATIONS AND THE CLASS D CERTIFICATES



     The Class B Certificates, the Collateralized Trust Obligations and the Class D Certificates will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates. In addition, the Collateralized Trust Obligations and the Class D Certificates will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates. Certain Principal Collections otherwise allocable to the Class B Certificateholders ("Class B Subordinated Principal Collections") may be reallocated to the Class A Certificateholders and the Class B Invested Amount reduced accordingly. Similarly, certain Principal Collections allocated to the Class D Certificates and the Collateralized Trust Obligations may be reallocated to the Class A Certificateholders and the Class B Certificateholders and the Class D Invested Amount and the CTO Invested Amount reduced accordingly. To the extent the Class B Invested Amount is reduced, the percentage of Finance Charge Collections allocated to the Class B Certificateholders in subsequent Collection Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced. See "-- Allocation of Collections and Default Amounts," "-- Reallocation of Cash Flows" and "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections."


ALLOCATION OF COLLECTIONS AND DEFAULT AMOUNTS

     The Servicer will allocate Finance Charge Collections, Principal Collections and Default Amounts with respect to each Collection Period among Series 1998-1, the interests of the Previously Issued Series, the interests of all other then outstanding Series, the interests of any Enhancement Providers, if applicable, and the Transferor Interest.


     Finance Charge Collections with respect to any Collection Period during the Revolving Period or the Accumulation Period, Principal Collections with respect to any Collection Period during the Revolving Period and Default Amounts with respect to any Collection Period will be allocated to Series 1998-1 based on the Floating Allocation Percentage. The "Floating Allocation Percentage" means, with respect to any Collection Period, the sum of the Class A Floating Allocation Percentage, the Class B Floating Allocation Percentage, the CTO Floating Allocation Percentage and the Class D Floating Allocation Percentage.


     "Class A Floating Allocation Percentage" means, with respect to any Collection Period, the percentage equivalent of a fraction the numerator of which is equal to the Class A Invested Amount as of the end of the last day of the immediately preceding Collection Period (or the Class A Initial Invested Amount, in the case of the first Collection Period applicable to Series 1998-1) and the denominator of which is equal to the greater of (i) the Aggregate Principal Receivables as of the end of the last day of such immediately preceding Collection Period (or as of the Closing Date, in the case of the first Collection Period applicable to Series 1998-1) plus the amount on deposit in the Excess Funding Account as of the end of such last day and (ii) the sum of the numerators used to calculate the corresponding allocation percentages for all Series outstanding as of the date on which such determination is being made.

     "Class B Floating Allocation Percentage" means, with respect to any Collection Period, the percentage equivalent of a fraction the numerator of which is equal to the Class B Invested Amount as of the end of the last day of the immediately preceding Collection Period (or the Class B Initial Invested Amount, in the case of the first Collection Period applicable to Series 1998-1) and the denominator of which is equal to the greater of (i) the Aggregate Principal Receivables as of the end of the last day of such immediately preceding Collection Period (or as of the Closing Date, in the case of the first Collection Period applicable to Series 1998-1) plus the amount on deposit in the Excess Funding Account as of the end of such last day and (ii) the sum of the numerators used to calculate the corresponding allocation percentages for all Series outstanding as of the date on which such determination is being made.

     "CTO Floating Allocation Percentage" means, with respect to any Collection Period, the percentage equivalent of a fraction the numerator of which is equal to the CTO Invested Amount as of the end of the last day of the immediately preceding Collection Period (or the initial CTO Invested Amount, in the case of the first Collection Period applicable to Series 1998-1) and the denominator of which is equal to the greater of (i) the Aggregate Principal Receivables as of the end of the last day of such immediately preceding Collection Period (or as of the Closing Date, in the case of the first Collection Period applicable to Series 1998-1) plus the amount on deposit in the Excess Funding Account as of the end of such last day and (ii) the sum of the numerators used to calculate the corresponding allocation percentages for all Series outstanding as of the date on which such determination is being made.


     "Class D Floating Allocation Percentage" means, with respect to any Collection Period, the percentage equivalent of a fraction the numerator of which is equal to the Class D Invested Amount as of the end of the last day of the immediately preceding Collection Period (or the initial Class D Invested Amount, in the case of the first Collection Period applicable to Series 1998-1) and the denominator of which is equal to the greater of (i) the Aggregate Principal Receivables as of the end of the last day of such immediately preceding Collection Period (or as of the Closing Date, in the case of the first Collection Period applicable to Series 1998-1) plus the amount on deposit in the Excess Funding Account as of the end of such last day and (ii) the sum of the numerators used to calculate the corresponding allocation percentages for all Series outstanding as of the date on which such determination is being made.


     Finance Charge Collections with respect to any Collection Period during the Early Amortization Period and Principal Collections with respect to any Collection Period during the Accumulation Period or the Early Amortization Period will be allocated to Series 1998-1 based on the Fixed Allocation Percentage. The "Fixed Allocation Percentage" means, with respect to any Collection Period, the sum of the Class A Fixed Allocation Percentage, the Class B Fixed Allocation Percentage, the CTO Fixed Allocation Percentage and the Class D Fixed Allocation Percentage.


     "Class A Fixed Allocation Percentage" means, with respect to any Collection Period, the percentage equivalent of a fraction the numerator of which is equal to the Class A Invested Amount as of the end of the last day of the Revolving Period and the denominator of which is equal to the greater of (i) the Aggregate Principal Receivables as of the end of the last day of the immediately preceding Collection Period (or as of the Closing Date, in the case of the first Collection Period applicable to Series 1998-1) plus the amount on deposit in the Excess Funding Account as of the end of such last day and (ii) the sum of the numerators used to calculate the corresponding allocation percentages for all Series outstanding as of the date on which such determination is being made.

     "Class B Fixed Allocation Percentage" means, with respect to any Collection Period, the percentage equivalent of a fraction the numerator of which is equal to the Class B Invested Amount as of the end of the last day of the Revolving Period and the denominator of which is equal to the greater of (i) the Aggregate Principal Receivables as of the end of the last day of the immediately preceding Collection Period (or as of the Closing Date, in the case of the first Collection Period applicable to Series 1998-1) plus the amount on deposit in the Excess Funding Account as of the end of such last day and (ii) the sum of the numerators used to calculate the corresponding allocation percentages for all Series outstanding as of the date on which such determination is being made.


     "CTO Fixed Allocation Percentage" means, with respect to any Collection Period, the percentage equivalent of a fraction the numerator of which is equal to the CTO Invested Amount as of the end of the last day of the Revolving Period and the denominator of which is equal to the greater of (i) the Aggregate Principal Receivables as of the end of the last day of the immediately preceding Collection Period (or as of the Closing Date, in the case of the first Collection Period applicable to Series 1998-1) plus the amount on deposit in the Excess Funding Account as of the end of such last day and (ii) the sum of the numerators used to calculate the corresponding allocation percentages for all Series outstanding as of the date on which such determination is being made.


     "Class D Fixed Allocation Percentage" means, with respect to any Collection Period, the percentage equivalent of a fraction the numerator of which is equal to the Class D Invested Amount as of the end of the last day of the Revolving Period and the denominator of which is equal to the greater of (i) the Aggregate Principal Receivables as of the end of the last day of the immediately preceding Collection Period (or as of the Closing Date, in the case of the first Collection Period applicable to Series 1998-1) plus the amount on deposit in the Excess Funding Account as of the end of such last day and (ii) the sum of the numerators used to calculate the corresponding allocation percentages for all Series outstanding as of the date on which such determination is being made.

     "Class A Invested Amount" means, on any date of determination, an amount equal to (a) the Class A Initial Invested Amount minus (b) the Principal Funding Account Balance on such date minus (c) the aggregate amount of principal payments made to the Class A Certificateholders prior to such date minus (d) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates over the sum of the aggregate amount of reimbursed Class A Investor Charge-Offs and, without duplication, reductions of the Class A Adjustment Amount, in each case for all prior Distribution Dates; provided, however, that the Class A Invested Amount may not be reduced below zero.


     "Class B Invested Amount" means, on any date of determination, an amount equal to (a) the Class B Initial Invested Amount minus (b) after the Class A Certificates have been paid in full, the Principal Funding Account Balance on such date minus (c) the aggregate amount of principal payments made to the Class B Certificateholders prior to such date minus (d) the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates minus (e) the amount of Reallocated Principal Collections used to make payments in respect of the Class A Certificates on all prior Distribution Dates that have not resulted in a reduction of the Class D Invested Amount or the CTO Invested Amount minus (f) an amount equal to the amount by which the Class B Invested Amount has been reduced on all prior Distribution Dates in respect of the Class A Allocable Amount plus
(g) the sum of the amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (d),
(e) and (f) and, without duplication, reductions of the Class B Adjustment Amount for all prior Distribution Dates; provided, however, that the Class B Invested Amount may not be reduced below zero.



     "CTO Invested Amount" means, on any date of determination, an amount equal to (a) the initial CTO Invested Amount minus (b) the aggregate amount of principal payments made to the CTO Securityholders prior to such date minus (c) the amount of Reallocated Principal Collections used to make payments in respect of the Certificates on all prior Distribution Dates that have not resulted in a reduction of the Class D Invested Amount minus (d) an amount equal to the amount by which the CTO Invested Amount has been reduced on all prior Distribution Dates in respect of the Class A Allocable Amount, the Class B Allocable Amount and the CTO Allocable Amount plus (e) the sum of the amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d) and, without duplication, reductions of the CTO Adjustment Amount for all prior Distribution Dates; provided, however, that the CTO Invested Amount may not be reduced below zero.



     "Class D Invested Amount" means, on any date of determination, an amount equal to (a) the initial Class D Invested Amount (plus the initial principal amount of any additional Class D Certificates issued, at the sole option of the Transferor, on or prior to such Distribution Date) minus (b) the aggregate amount of principal payments made to the Class D Certificateholders prior to such date minus (c) the amount of Reallocated Principal Collections used to make payments in respect of the Certificates and the Collateralized Trust Obligations on all prior Distribution Dates minus (d) an amount equal to the amount by which the Class D Invested Amount has been reduced on all prior Distribution Dates in respect of the Class A Allocable Amount, the Class B Allocable Amount, the CTO Allocable Amount and the Class D Allocable Amount plus (e) the sum of the amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d) and, without duplication, reductions of the Class D Adjustment Amount for all prior Distribution Dates; provided, however, that the Class D Invested Amount may not be reduced below zero.

     "Invested Amount" means, on any date of determination, the sum of the Class A Invested Amount, the Class B Invested Amount, the CTO Invested Amount and the Class D Invested Amount.


PRINCIPAL FUNDING ACCOUNT

     The Servicer will establish and maintain with an Eligible Institution in the name of the Trustee, on behalf of the Trust, a segregated trust account (the "Principal Funding Account") for the benefit of the Certificateholders. During the Accumulation Period, the Servicer will transfer Available Principal Collections from the Collection Account to the Principal Funding Account as described under "-- Application of Collections -- Payment of Principal."

     The principal amount on deposit in the Principal Funding Account (the "Principal Funding Account Balance") on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Principal Funding Account to be made on such Distribution Date) will be invested by the Trustee, at the direction of the Servicer, in Eligible Investments that mature prior to the following Distribution Date. On each Distribution Date with respect to the Accumulation Period (on or prior to the Class B Expected Final Distribution
Date), all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Principal Funding Account received during the preceding Interest Period (the "Principal Funding Investment Proceeds") will be withdrawn from the Principal Funding Account and treated as a portion of Class A Available Funds (until the Class A Certificates have been paid in full) or Class B Available Funds (after the Class A Certificates have been paid in full). If such investments during any Interest Period yield less than the Class A Certificate Rate or the Class B Certificate Rate, as applicable, for such Interest Period, the Principal Funding Investment Proceeds with respect to the following Distribution Date will be less than the Covered Amount for such Distribution Date. It is intended that any such shortfall will be funded from Class A Available Funds or Class B Available Funds, as applicable (including a withdrawal from the Reserve Account, if necessary, as described below under "-- Reserve Account"), from Excess Spread and Shared Excess Finance Charge Collections allocated to Series 1998-1 (to the extent available as described below under "-- Application of Collections"), from a withdrawal from the Cash Collateral Account as described below under "-- Cash Collateral Account" or from Reallocated Principal Collections to the extent available therefor. The Available Reserve Account Amount and the amount on deposit in the Cash Collateral Account at any time will be limited and may be zero, and there can be no assurance that sufficient funds will be available to fund any such shortfall.

     "Covered Amount" means (i) for any Distribution Date with respect to the Class A Accumulation Period or the first Distribution Date with respect to the Early Amortization Period, if such Distribution Date occurs before the Class B Principal Commencement Date, an amount equal to the product of (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360 and (B) the Class A Certificate Rate for such Interest Period and (C) the Principal Funding Account Balance, if any, as of the preceding Distribution Date and (ii) for any Distribution Date with respect to the Class B Accumulation Period or the first Distribution Date with respect to the Early Amortization Period, if such Distribution Date occurs on or after the date on which the Class A Certificates have been paid in full, an amount equal to the product of (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360 and (B) the Class B Certificate Rate for such Interest Period and
(C) the Principal Funding Account Balance, if any, as of the preceding Distribution Date.

RESERVE ACCOUNT

     The Servicer will establish and maintain with an Eligible Institution in the name of the Trustee, on behalf of the Trust, a segregated trust account (the "Reserve Account") for the benefit of the Certificateholders. The Reserve Account is intended to help assure the payment of interest on the Certificates during the Accumulation Period. On each Distribution Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee will apply Excess Spread and Shared Excess Finance Charge Collections allocated to Series 1998-1 (to the extent available as described below under "-- Application of Collections") to increase the amount on deposit in the Reserve Account (to the extent such amount is
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

less than the Required Reserve Account Amount). On each Distribution Date, after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Distribution Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount, and such excess will not be available to the Certificateholders.

     "Reserve Account Funding Date" means the Distribution Date following the Collection Period which commences three months prior to the commencement of the Class A Accumulation Period (or earlier, under certain circumstances relating to the yield on the Receivables).

     "Required Reserve Account Amount" means, for any Distribution Date on or after the Reserve Account Funding Date, an amount equal to 0.50% of the sum of the Class A Invested Amount and the Principal Funding Account Balance or any other amount designated by the Transferor; provided, however, that, if such designation is of a lesser amount, the Rating Agency Condition shall have been satisfied and the Transferor shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of such officer, such designation will not cause an Early Amortization Event or an event that, after the giving of notice or the lapse of time, would constitute an Early Amortization Event.

     The principal amount on deposit in the Reserve Account on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Distribution Date) will be invested by the Trustee, at the direction of the Servicer, in Eligible Investments that mature prior to the following Distribution Date. All interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Reserve Account will be retained in the Reserve Account (to the extent the amount on deposit therein is less than the Required Reserve Account Amount) or treated as Class A Available Funds (until the Class A Certificates have been paid in full) or Class B Available Funds (after the Class A Certificates have been paid in full), as applicable.

     On or before each Distribution Date with respect to the Accumulation Period (on or prior to the Class B Expected Final Distribution Date) and on or before the first Distribution Date with respect to the Early Amortization Period, a withdrawal will be made from the Reserve Account and the amount of such withdrawal will be deposited in the Collection Account and included in Class A Available Funds (until the Class A Certificates have been paid in full) or Class B Available Funds (after the Class A Certificates have been paid in full) in an amount equal to the lesser of (i) the Available Reserve Account Amount with respect to such Distribution Date and (ii) the excess, if any, of the Covered Amount with respect to such Distribution Date over the Principal Funding Investment Proceeds with respect to such Distribution Date. On each Distribution Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Distribution Date) and the Required Reserve Account Amount for such Distribution Date.

     The Reserve Account will be terminated following the earliest of (i) the termination of the Trust pursuant to the Agreement, (ii) the date on which the Certificates are paid in full and (iii) if the Accumulation Period has not commenced, the occurrence of an Early Amortization Event or, if the Accumulation Period has commenced, the earlier of the first Distribution Date with respect to the Early Amortization Period and the Class B Expected Final Distribution Date.

REALLOCATION OF CASH FLOWS

     On or before each Distribution Date, the Servicer will determine the Class A Required Amount for such Distribution Date. If the Class A Required Amount is greater than zero, Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-1 and available for such purpose will be used to fund the Class A Required Amount. If such Excess Spread and Shared Excess Finance Charge Collections are insufficient to fund the Class A Required Amount, amounts, if any, on deposit in the Cash Collateral Account will then be used to fund the remaining Class A Required Amount. If such Excess Spread and Shared Excess Finance Charge Collections and amounts, if any, on deposit in the Cash Collateral Account are insufficient to fund the Class A Required Amount, Principal Collections allocated first to the Class D Certificates, then to the Collateralized Trust Obligations and then to the Class B Certificates for the preceding Collection Period ("Reallocated Principal Collections") will then be used to fund the remaining Class A Required Amount. If such Reallocated Principal Collections are insufficient to fund the remaining Class A Required Amount, then certain reductions of the Invested Amount will occur. See "-- Allocation of Investor Default Amount; Allocation of Series Adjustment Amount; Investor Charge-Offs."


     "Class A Required Amount" means, for any Distribution Date, the amount, if any, by which (i) the sum of (A) the Class A Monthly Interest for such Distribution Date, (B) any Class A Monthly Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, (C) any Class A Additional Interest for such Distribution Date and any Class A Additional Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, (D) the Class A Allocable Amount, if any, for such Distribution Date and (E) if FNANB is no longer the Servicer, the Class A Servicing Fee for such Distribution Date and any unpaid Class A Servicing Fee for a prior Distribution Date exceeds (ii) the Class A Available Funds for the preceding Collection Period.


     On or before each Distribution Date, the Servicer will determine the Class B Required Amount for such Distribution Date. If the Class B Required Amount is greater than zero, Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-1 and not required to fund the Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to fund the Class B Required Amount. If such Excess Spread and Shared Excess Finance Charge Collections are insufficient to fund the Class B Required Amount, amounts, if any, on deposit in the Cash Collateral Account and not required to fund the Class A Required Amount will then be used to fund the remaining Class B Required Amount. If such Excess Spread and Shared Excess Finance Charge Collections and amounts, if any, available in the Cash Collateral Account are insufficient to fund the Class B Required Amount, Reallocated Principal Collections allocated first to the Class D Certificates and then to the Collateralized Trust Obligations and not required to fund the Class A Required Amount will then be used to fund the remaining Class B Required Amount. If such Reallocated Principal Collections are insufficient to fund the remaining Class B Required Amount, then certain reductions of the Invested Amount will occur. See
"-- Allocation of Investor Default Amount; Allocation of Series Adjustment Amount; Investor Charge-Offs."


     "Class B Required Amount" means, for any Distribution Date, the amount, if any, by which (i) the sum of (A) the Class B Monthly Interest for such Distribution Date, (B) any Class B Monthly Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date, (C) any Class B Additional Interest for such Distribution Date and any Class B Additional Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date and (D) if FNANB is no longer the Servicer, the Class B Servicing Fee for such Distribution Date and any unpaid Class B Servicing Fee for a prior Distribution Date exceeds (ii) the Class B Available Funds for the preceding Collection Period plus the amount, if any, by which the Class B Allocable Amount, if any, for such Distribution Date exceeds the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-1 available on such Distribution Date as specified in clause (d) under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" below.

     Reductions of the Class A Invested Amount or Class B Invested Amount will thereafter be reimbursed and the Class A Invested Amount or Class B Invested Amount, as applicable, increased to the extent of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-1 and available for such purpose on each Distribution Date. In addition, to the extent that such reductions are due to the allocation of Adjustment Amounts, such reductions may be reimbursed as a result of deposits in the Excess Funding Account, increases in the Aggregate Principal Receivables, certain decreases in the Aggregate Invested Amount and subsequent Adjustment Payments.


     On or before each Distribution Date, the Servicer will determine the CTO Required Amount for such Distribution Date. If the CTO Required Amount is greater than zero, amounts, if any, on deposit in the Cash Collateral Account and not required to fund the Class A Required Amount or the Class B Required Amount or pay certain other amounts will be used to fund the CTO Required Amount. If amounts, if any, available in the Cash Collateral Account are insufficient to fund the CTO Required Amount, Reallocated Principal Collections allocated to the Class D Certificates and not required to fund the Class A Required Amount or the Class B Required Amount will then be used to fund the remaining CTO Required Amount. If such Reallocated Principal Collections are insufficient to fund the remaining CTO Required Amount, then certain reductions in the Invested Amount will occur.



     "CTO Required Amount" means, for any Distribution Date, the amount, if any, by which (i) the sum of (A) the CTO Monthly Interest for such Distribution Date,
(B) any CTO Monthly Interest previously due but not paid to the CTO Securityholders on a prior Distribution Date, (C) any CTO Additional Interest for such Distribution Date and any CTO Additional Interest previously due but not paid to the CTO Securityholders on a prior Distribution Date and (D) if FNANB is no longer the Servicer, the CTO Servicing Fee for such Distribution Date and any unpaid CTO Servicing Fee for a prior Distribution Date exceeds (ii) the CTO Available Funds and any Excess Spread and Shared Excess Finance Charge Collections for the preceding Collection Period available to make payments with respect thereto plus the amount, if any, by which the CTO Allocable Amount, if any, for such Distribution Date exceeds the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-1 available on such Distribution Date as specified in clause (h) under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" below.


APPLICATION OF COLLECTIONS


     Payment of Interest, Fees and Other Items. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply the Class A Available Funds, Class B Available Funds, CTO Available Funds and Class D Available Funds as follows:


          (A) On each Distribution Date, an amount equal to the Class A Available Funds with respect to such Distribution Date will be distributed in the following priority:

             (i) an amount equal to the Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, plus any additional interest with respect to interest amounts that were due but not paid to the Class A Certificateholders on a prior Distribution Date at a rate equal to the Class A Certificate Rate for the related Interest Period plus 2.00% per annum ("Class A Additional Interest"), will be distributed to the Class A Certificateholders;

             (ii) if FNANB is no longer the Servicer, an amount equal to the Class A Servicing Fee for such Distribution Date, plus the amount of any Class A Servicing Fee previously due but not paid to the Servicer on a prior Distribution Date, will be distributed to the Servicer;

             (iii) an amount equal to the Class A Allocable Amount for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payment of Principal" below; and

             (iv) the balance, if any, will constitute Excess Spread and will be allocated and distributed as described under "-- Excess Spread; Shared Excess Finance Charge Collections" below.

          (B) On each Distribution Date, an amount equal to the Class B Available Funds with respect to such Distribution Date will be distributed in the following priority:

             (i) an amount equal to the Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Monthly Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date, plus any additional interest with respect to interest amounts that were due but not paid to the Class B Certificateholders on a prior Distribution Date at a rate equal to the Class B Certificate Rate for the related Interest Period plus 2.00% per annum ("Class B Additional Interest"), will be distributed to the Class B Certificateholders;

             (ii) if FNANB is no longer the Servicer, an amount equal to the Class B Servicing Fee for such Distribution Date, plus the amount of any Class B Servicing Fee previously due but not paid to the Servicer on a prior Distribution Date, will be distributed to the Servicer; and

             (iii) the balance, if any, will constitute Excess Spread and will be allocated and distributed as described under "-- Excess Spread; Shared Excess Finance Charge Collections" below.


          (C) On each Distribution Date, an amount equal to the CTO Available Funds with respect to such Distribution Date will be distributed in the following priority:



             (i) if FNANB is no longer the Servicer, an amount equal to the CTO Servicing Fee for such Distribution Date, plus the amount of any CTO Servicing Fee previously due but not paid to the Servicer on a prior Distribution Date, will be distributed to the Servicer; and


             (ii) the balance, if any, will constitute Excess Spread and will be allocated and distributed as described under "-- Excess Spread; Shared Excess Finance Charge Collections" below.

          (D) On each Distribution Date, an amount equal to the Class D Available Funds with respect to such Distribution Date will be distributed in the following priority:

             (i) if FNANB is no longer the Servicer, an amount equal to the Class D Servicing Fee for such Distribution Date, plus the amount of any Class D Servicing Fee previously due but not paid to the Servicer on a prior Distribution Date, will be distributed to the Servicer; and

             (ii) the balance, if any, will constitute Excess Spread and will be allocated and distributed as described under "-- Excess Spread; Shared Excess Finance Charge Collections" below.

     "Class A Monthly Interest" means, for any Distribution Date, an amount equal to the product of (i) the Class A Certificate Rate for the related Interest Period, (ii) a fraction, the numerator of which is the actual number of days in such Interest Period and the denominator of which is 360, and (iii) the outstanding principal amount of the Class A Certificates as of the preceding Record Date (or, in the case of the first Distribution Date, as of the Closing
Date).

     "Class B Monthly Interest" means, for any Distribution Date, an amount equal to the product of (i) the Class B Certificate Rate for the related Interest Period, (ii) a fraction, the numerator of which is the actual number of days in such Interest Period and the denominator of which is 360, and (iii) the outstanding principal amount of the Class B Certificates as of the preceding Record Date (or, in the case of the first Distribution Date, as of the Closing
Date).


     "CTO Available Funds" means, with respect to any Collection Period, an amount equal to the CTO Floating Allocation Percentage (with respect to any Collection Period during the Revolving Period or the Accumulation Period) or the CTO Fixed Allocation Percentage (with respect to any Collection Period during the Early Amortization Period) of Finance Charge Collections with respect to such Collection Period.


     "Class D Available Funds" means, with respect to any Collection Period, an amount equal to the Class D Floating Allocation Percentage (with respect to any Collection Period during the Revolving Period or the Accumulation Period) or the Class D Fixed Allocation Percentage (with respect to any Collection Period during the Early Amortization Period) of Finance Charge Collections with respect to such Collection Period.

     "Excess Spread" means, with respect to any Distribution Date, an amount equal to the sum of the amounts described in clauses (A) (iv), (B) (iii), (C)
(ii) and (D) (ii) above plus the net investment earnings, if any, on funds on deposit in the Cash Collateral Account received during the preceding Collection Period.

     Excess Spread; Shared Excess Finance Charge Collections. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-1 with respect to the preceding Collection Period to make the following distributions in the following priority:

          (a) an amount up to the Class A Required Amount, if any, with respect to such Distribution Date will be used to fund any deficiency pursuant to clauses (A) (i), (ii) and (iii) under "-- Payment of Interest, Fees and Other Items" above, in that order of priority;

          (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed will be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payment of Principal" below;

          (c) an amount up to the Class B Required Amount, if any, with respect to such Distribution Date will be used to fund any deficiency pursuant to clauses (B) (i) and (ii) under "-- Payment of Interest, Fees and Other Items" above, in that order of priority;

          (d) an amount equal to the Class B Allocable Amount, if any, for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payment of Principal" below;

          (e) an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced pursuant to clauses (d), (e) and (f) of the definition of "Class B Invested Amount" under "-- Allocation of Collections and Default Amounts" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payment of Principal" below;


          (f) an amount equal to the CTO Monthly Interest for such Distribution Date, plus the amount of any CTO Monthly Interest previously due but not paid to the CTO Securityholders on a prior Distribution Date, plus any additional interest with respect to interest amounts that were due but not paid to the CTO Securityholders on a prior Distribution Date at a rate equal to the CTO Interest Rate plus 2.00% per annum ("CTO Additional Interest"), will be distributed to the CTO Securityholders;



          (g) if FNANB is the Servicer, an amount equal to the Class A Servicing Fee, the Class B Servicing Fee and the CTO Servicing Fee for such Distribution Date (or, if FNANB is no longer the Servicer, the portion thereof remaining unpaid), plus the amount of any Class A Servicing Fee, Class B Servicing Fee or CTO Servicing Fee previously due but not paid to the Servicer on a prior Distribution Date, will be distributed to the Servicer;



          (h) an amount equal to the CTO Allocable Amount, if any, for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payment of Principal" below;



          (i) an amount equal to the aggregate amount by which the CTO Invested Amount has been reduced pursuant to clauses (c) and (d) of the definition of "CTO Invested Amount" under "-- Allocation of Collections and Default Amounts" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payment of Principal" below;



          (j) an amount equal to the excess, if any, of the Required Cash Collateral Account Amount over the amount on deposit in the Cash Collateral Account (without giving effect to any deposit made on such date under the Agreement and after giving effect to any payment of Class D Monthly Principal being made on such date) will be deposited in the Cash Collateral Account;


          (k) an amount equal to the Class D Monthly Interest for such Distribution Date, plus the amount of any Class D Monthly Interest previously due but not paid to the Class D Certificateholders on a prior Distribution Date, plus any additional interest with respect to interest amounts that were due but not paid to the Class D Certificateholders on a prior Distribution Date at a rate equal to the Class D Certificate

     Rate plus 2.00% per annum ("Class D Additional Interest"), will be distributed to the Class D Certificateholders;

          (l) if FNANB is the Servicer, an amount equal to the Class D Servicing Fee for such Distribution Date (or, if FNANB is no longer the Servicer, the portion thereof remaining unpaid), plus the amount of any Class D Servicing Fee previously due but not paid to the Servicer on a prior Distribution Date, will be distributed to the Servicer;

          (m) an amount equal to the Class D Allocable Amount for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payment of Principal" below;

          (n) an amount equal to the aggregate amount by which the Class D Invested Amount has been reduced pursuant to clauses (c) and (d) of the definition of "Class D Invested Amount" under "-- Allocation of Collections and Default Amounts" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payment of Principal" below;

          (o) an amount equal to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount will be deposited in the Reserve Account;


          (p) if applicable, an amount equal to the aggregate of any other amounts then due to the CTO Securityholders pursuant to the Series 1998-1 Supplement will be applied in accordance with the Series 1998-1 Supplement; and


          (q) the balance, if any, will constitute "Shared Excess Finance Charge Collections" with respect to Group One and will be applied with respect to other Series in Group One or deposited in the Excess Funding Account in accordance with the Agreement.


     "CTO Monthly Interest" means, for any Distribution Date, an amount equal to the product of (i) the CTO Interest Rate for the related Interest Period, (ii) a fraction, the numerator of which is the actual number of days in such Interest Period and the denominator of which is 360, and (iii) the outstanding principal amount of the Collateralized Trust Obligations as of the preceding Record Date (or, in the case of the first Distribution Date, as of the Closing Date).



     "CTO Interest Rate" means the rate applicable to the Collateralized Trust Obligations. The weighted average of the CTO Interest Rate and the Class D Certificate Rate will not exceed LIBOR plus 1.25% per annum.


     "Class D Monthly Interest" means, for any Distribution Date, an amount equal to the product of (i) the Class D Certificate Rate for the related Interest Period, (ii) a fraction, the numerator of which is the actual number of days in such Interest Period and the denominator of which is 360, and (iii) the outstanding principal amount of the Class D Certificates as of the preceding Record Date (or, in the case of the first Distribution Date, as of the Closing
Date).


     "Class D Certificate Rate" means the rate applicable to the Class D Certificates. The weighted average of the CTO Interest Rate and the Class D Certificate Rate will not exceed LIBOR plus 1.25% per annum.


     Payment of Principal. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Available Principal Collections as follows:


          (A) On each Distribution Date with respect to the Revolving Period, all Available Principal Collections (less, if applicable, any portion thereof allocated as part of Class D Monthly Principal to make a payment with respect to the Class D Invested Amount (subject to maintaining the Required Enhancement Amount and subject to any other restrictions specified in the Series 1998-1 Supplement)) will constitute Shared Principal Collections with respect to other Series in Group One or be deposited in the Excess Funding Account as described under "Description of the Agreement -- Shared Principal Collections;" and

          (B) On each Distribution Date with respect to the Accumulation Period or the Early Amortization Period, all Available Principal Collections will be deposited or distributed in the following priority:

             (i) an amount equal to the Class A Monthly Principal for such Distribution Date will, during the Class A Accumulation Period, be deposited in the Principal Funding Account for payment to the Class A Certificateholders on the earlier to occur of the Class A Expected Final Distribution Date and the first Distribution Date with respect to the Early Amortization Period and, during the Early Amortization Period, be paid to the Class A Certificateholders until the Class A Certificates have been paid in full;

             (ii) an amount equal to the Class B Monthly Principal for such Distribution Date will, during the Class B Accumulation Period, be deposited in the Principal Funding Account for payment to the Class B Certificateholders on the earlier to occur of the Class B Expected Final Distribution Date and the first Distribution Date with respect to the Early Amortization Period and, during the Early Amortization Period, be paid to the Class B Certificateholders until the Class B Certificates have been paid in full;


             (iii) an amount equal to the CTO Monthly Principal for such Distribution Date will be applied in accordance with the Series 1998-1 Supplement;


             (iv) an amount equal to the Class D Monthly Principal for such Distribution Date will be distributed to the Class D Certificateholders; and

             (v) the balance, if any, will constitute Shared Principal Collections with respect to other Series in Group One or be deposited in the Excess Funding Account as described under "Description of the Agreement -- Shared Principal Collections."

     "Class A Monthly Principal" means, for any Distribution Date with respect to the Accumulation Period or the Early Amortization Period, the least of (i) the Available Principal Collections for such Distribution Date, (ii) for any Distribution Date with respect to the Accumulation Period, the Controlled Deposit Amount for such Distribution Date and (iii) the Class A Invested Amount on such Distribution Date.

     "Class B Monthly Principal" means, for any Distribution Date with respect to the Accumulation Period or the Early Amortization Period, the least of (i) the Available Principal Collections for such Distribution Date (minus any portion of such Available Principal Collections applied to Class A Monthly Principal on such Distribution Date), (ii) for any Distribution Date with respect to the Accumulation Period, after the Class A Certificates have been paid in full, the Controlled Deposit Amount for such Distribution Date and (iii) the Class B Invested Amount on such Distribution Date.


     "CTO Monthly Principal" means, for any Distribution Date after the Class B Certificates have been paid in full, the lesser of (i) the Available Principal Collections for such Distribution Date (minus the portion of such Available Principal Collections applied to Class A Monthly Principal or Class B Monthly Principal on such Distribution Date) and (ii) the CTO Invested Amount on such Distribution Date.



     "Class D Monthly Principal" means, for any Distribution Date prior to the payment in full of the Collateralized Trust Obligations, the least of (i) the Available Principal Collections for such Distribution Date (minus the portion of such Available Principal Collections applied to Class A Monthly Principal, Class B Monthly Principal or CTO Monthly Principal on such Distribution Date), (ii) the Enhancement Surplus on such Distribution Date and (iii) the CTO Enhancement Surplus on such Distribution Date (provided, in each case, that the Transferor shall have elected to pay such Class D Monthly Principal) and, for any Distribution Date after the Collateralized Trust Obligations have been paid in full, the least of (i) the Available Principal Collections for such Distribution Date (minus the portion of such Available Principal Collections applied to Class A Monthly Principal, Class B Monthly Principal or CTO Monthly Principal on such Distribution Date), (ii) the Enhancement Surplus on such Distribution Date and
(iii) the Class D Invested Amount on such Distribution Date. The "CTO Enhancement Surplus" will be determined in accordance with the Series 1998-1 Supplement.

     "Enhancement Surplus" means, with respect to any Distribution Date, the excess, if any, of (i) the sum of the amount on deposit in the Cash Collateral Account (after giving effect to any deposits or withdrawals from the Cash Collateral Account on such Distribution Date), the CTO Invested Amount and the Class D Invested Amount over (ii) the Required Enhancement Amount.


     "Required Enhancement Amount" means, with respect to any Distribution Date, an amount equal to the product of the Invested Amount and 18%, but not less than
$          ; provided, however, that (i) if an Early Amortization Event occurs, then the Required Enhancement Amount will equal the Required Enhancement Amount on the Distribution Date immediately preceding the occurrence of such Early Amortization Event, (ii) in no event will the Required Enhancement Amount exceed the sum of the Class A Invested Amount and the Class B Invested Amount on such Distribution Date and (iii) the Required Enhancement Amount may be reduced without the consent of the Certificateholders if (x) the Rating Agency Condition shall have been satisfied, (y) the Transferor shall have delivered to the Trustee an officer's certificate to the effect that, based on the facts known to such officer at such time, in the reasonable belief of such officer, such reduction will not cause an Early Amortization Event, or an event that, after the giving of notice or the lapse of time, would constitute an Early Amortization Event, to occur and (z) the Transferor shall have delivered an opinion of counsel, acceptable to the Trustee, to the effect that such reduction will not (a) adversely affect the tax characterization as debt of the certificates of any outstanding Series or Class with respect to which an opinion of counsel was delivered at the time of their issuance that such certificates would be characterized as debt, (b) cause the Trust to be classified, for federal income tax purposes, as an association (or publicly traded partnership) taxable as a corporation or (c) cause or constitute an event in which gain or loss would be recognized by any Certificateholder.

CASH COLLATERAL ACCOUNT


     The Trustee will establish and maintain with an Eligible Institution in the name of the Trustee, on behalf of the Trust, a segregated trust account (the "Cash Collateral Account") for the benefit of the Certificateholders, the CTO Securityholders and the Class D Certificateholders, as their interests appear in the Series 1998-1 Supplement (which interest, in the case of the CTO Securityholders and the Class D Certificateholders, will be subordinated to the interests of the Certificateholders as provided in the Series 1998-1 Supplement). The Cash Collateral Account will have a beginning balance of zero, which balance may be increased to the extent Excess Spread and Shared Excess Finance Charge Collections allocated to Series 1998-1 are required to be or are otherwise deposited therein. The principal amount on deposit in the Cash Collateral Account on any Distribution Date will be invested by the Trustee, at the direction of the Servicer, in Eligible Investments that mature on or prior to the following Distribution Date. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Cash Collateral Account received during the preceding Interest Period will be withdrawn from the Cash Collateral Account and treated as a portion of Excess Spread.


     On each Distribution Date, one or more withdrawals may be made from the Cash Collateral Account in an amount up to the amount on deposit therein to fund the amounts specified in clauses (a) through (f) and clause (h) under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" above in the order of priority specified therein.

     On each Distribution Date, the Servicer or the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-1 (to the extent available as described above under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections") to increase the amount on deposit in the Cash Collateral Account up to a specified amount.

ALLOCATION OF INVESTOR DEFAULT AMOUNT; ALLOCATION OF SERIES ADJUSTMENT AMOUNT; INVESTOR CHARGE-OFFS

     On each Determination Date, the Servicer will calculate the Investor Default Amount, if any, for the preceding Collection Period. "Investor Default Amount" means, for any Collection Period, the product of (i) the Floating Allocation Percentage with respect to such Collection Period and (ii) the Default Amount for such Collection Period. A portion of the Investor Default Amount will be allocated to the Class A Certificateholders (the "Class A Investor Default Amount") on each Distribution Date in an amount equal to the product of (i) the Class A Floating Allocation Percentage with respect to the preceding Collection Period and (ii) the Default Amount for such Collection Period. A portion of the Investor Default Amount will be allocated to the Class B Certificateholders (the "Class B Investor Default Amount") on each Distribution Date in an amount equal to the product of (i) the Class B Floating Allocation Percentage with respect to the preceding Collection Period and (ii) the Default Amount for such Collection Period. A portion of the Investor Default Amount will be allocated to the CTO Securityholders (the "CTO Investor Default Amount") on each Distribution Date in an amount equal to the product of (i) the CTO Floating Allocation Percentage with respect to the preceding Collection Period and (ii) the Default Amount for such Collection Period. A portion of the Investor Default Amount will be allocated to the Class D Certificateholders (the "Class D Investor Default Amount") on each Distribution Date in an amount equal to the product of (i) the Class D Floating Allocation Percentage with respect to the preceding Collection Period and (ii) the Default Amount for such Collection Period.



     On each Determination Date, the Servicer will also calculate the Series Adjustment Amount, if any, for the preceding Collection Period. "Series Adjustment Amount" means, for any Collection Period, the product of (i) the percentage equivalent of a fraction the numerator of which is the Invested Amount as of the last day of such Collection Period and the denominator of which is the Aggregate Invested Amount as of the last day of such Collection Period and (ii) the Adjustment Amount as of such last day. A portion of the Series Adjustment Amount will be allocated to the Class A Certificateholders (the "Class A Adjustment Amount") on each Distribution Date in an amount equal to the product of (i) the percentage equivalent of a fraction the numerator of which is the Class A Floating Allocation Percentage with respect to the preceding Collection Period and the denominator of which is the Floating Allocation Percentage with respect to such Collection Period and (ii) the Series Adjustment Amount as of the end of such Collection Period. A portion of the Series Adjustment Amount will be allocated to the Class B Certificateholders (the "Class B Adjustment Amount") on each Distribution Date in an amount equal to the product of (i) the percentage equivalent of a fraction the numerator of which is the Class B Floating Allocation Percentage with respect to the preceding Collection Period and the denominator of which is the Floating Allocation Percentage with respect to such Collection Period and (ii) the Series Adjustment Amount as of the end of such Collection Period. A portion of the Series Adjustment Amount will be allocated to the CTO Securityholders (the "CTO Adjustment Amount") on each Distribution Date in an amount equal to the product of (i) the percentage equivalent of a fraction the numerator of which is the CTO Floating Allocation Percentage with respect to the preceding Collection Period and the denominator of which is the Floating Allocation Percentage with respect to such Collection Period and (ii) the Series Adjustment Amount as of the end of such Collection Period. A portion of the Series Adjustment Amount will be allocated to the Class D Certificateholders (the "Class D Adjustment Amount") on each Distribution Date in an amount equal to the product of (i) the percentage equivalent of a fraction the numerator of which is the Class D Floating Allocation Percentage with respect to the preceding Collection Period and the denominator of which is the Floating Allocation Percentage with respect to such Collection Period and (ii) the Series Adjustment Amount as of the end of such Collection Period. An Adjustment Amount will be reduced to the extent that amounts are deposited in the Excess Funding Account, the Aggregate Principal Receivables increase, certain decreases occur in the Aggregate Invested Amount or the Transferor subsequently makes required Adjustment Payments. Reductions in a Series Adjustment Amount will be allocated first to the Class A Certificates, then to the Class B Certificates, then to the Collateralized Trust Obligations and finally to the Class D Certificates, in each case to the extent of any reductions in the Class A Invested Amount, the Class B Invested Amount, the CTO Invested Amount or the Class D Invested Amount, as applicable, attributable to a Series Adjustment Amount.



     "Class A Allocable Amount" means, for any Distribution Date, the sum of the Class A Investor Default Amount and the Class A Adjustment Amount for such Distribution Date. "Class B Allocable Amount" means, for any Distribution Date, the sum of the Class B Investor Default Amount and the Class B Adjustment Amount for such Distribution Date. "CTO Allocable Amount" means, for any Distribution Date, the sum of the CTO Investor Default Amount and the CTO Adjustment Amount for such Distribution Date.

"Class D Allocable Amount" means, for any Distribution Date, the sum of the Class D Investor Default Amount and the Class D Adjustment Amount for such Distribution Date.

     An amount equal to the Class A Allocable Amount for each Distribution Date will be funded with Class A Available Funds, Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-1, amounts, if any, on deposit in the Cash Collateral Account and Reallocated Principal Collections applied as described above in "-- Application of Collections -- Payment of Interest, Fees and Other Items" and "-- Reallocation of Cash Flows." An amount equal to the Class B Allocable Amount for each Distribution Date will be funded with Class B Available Funds, Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-1, amounts, if any, on deposit in the Cash Collateral Account and Reallocated Principal Collections applied as described above in "-- Application of Collections -- Payment of Interest, Fees and Other Items" and "-- Reallocation of Cash Flows."


     On each Distribution Date, if the Class A Required Amount for such Distribution Date exceeds the sum of the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-1, amounts, if any, on deposit in the Cash Collateral Account and Reallocated Principal Collections, then the Class D Invested Amount will be reduced by the amount of such excess, but not by more than the unfunded portion of the Class A Allocable Amount for such Distribution Date. In the event that such reduction would cause the Class D Invested Amount to be a negative number, the Class D Invested Amount will be reduced to zero and the CTO Invested Amount will be reduced by the amount by which the Class D Invested Amount would have been reduced below zero. In the event that such reduction would cause the CTO Invested Amount to be a negative number, the CTO Invested Amount will be reduced to zero and the Class B Invested Amount will be reduced by the amount by which the CTO Invested Amount would have been reduced below zero. In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero (a "Class A Investor Charge-Off"). Any such reduction in the Class A Invested Amount will have the effect of slowing or reducing the return of principal to the Class A Certificateholders. If the Class A Invested Amount has been reduced by the amount of any Class A Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-1 and available for such purpose as described above in "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections." In addition, to the extent that such reduction is due to the allocation of Adjustment Amounts, such reduction may be reimbursed as a result of deposits in the Excess Funding Account, increases in the Aggregate Principal Receivables, certain decreases in the Aggregate Invested Amount or subsequent Adjustment Payments.



     On each Distribution Date, if the Class B Required Amount for such Distribution Date exceeds the sum of the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-1 not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs, amounts, if any, on deposit in the Cash Collateral Account not required to pay the Class A Required Amount and Reallocated Principal Collections (exclusive of Class B Subordinated Principal Collections) not required to pay the Class A Required Amount, then the Class D Invested Amount remaining after any reduction for the benefit of the Class A Certificates will be reduced by the amount of such excess, but not by more than the unfunded portion of the Class B Allocable Amount for such Distribution Date. In the event that such reduction would cause the Class D Invested Amount to be a negative number, the Class D Invested Amount will be reduced to zero and the CTO Invested Amount remaining after any reduction for the benefit of the Class A Certificates will be reduced by the amount by which the Class D Invested Amount would have been reduced below zero. In the event that such reduction would cause the CTO Invested Amount to be a negative number, the CTO Invested Amount will be reduced to zero and the Class B Invested Amount will be reduced by the amount by which the CTO Invested Amount would have been reduced below zero (a "Class B Investor Charge-Off"). Any such reduction in the Class B Invested Amount will have the effect of slowing or reducing the return of principal to the Class B Certificateholders. If the Class B Invested Amount has been reduced by the amount of any Class B Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class B Investor Charge-Offs) by the amount of Excess Spread and Shared

Excess Finance Charge Collections allocable to Series 1998-1 and available for such purpose as described above in "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections." In addition, to the extent that such reduction is due to the allocation of Adjustment Amounts, such reduction may be reimbursed as a result of deposits in the Excess Funding Account, increases in the Aggregate Principal Receivables, certain decreases in the Aggregate Invested Amount or subsequent Adjustment Payments.


     On each Distribution Date, if the CTO Allocable Amount for such Distribution Date exceeds the sum of the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-1 not required to pay the Class A Required Amount or the Class B Required Amount or to pay certain other amounts, amounts if any, on deposit in the Cash Collateral Account not required to pay the Class A Required Amount or the Class B Required Amount or to pay certain other amounts and Reallocated Principal Collections (exclusive of Class B Subordinated Principal Collections and Principal Collections allocated to the CTO Securityholders) not required to pay the Class A Required Amount or the Class B Required Amount, then the Class D Invested Amount remaining after any reduction for the benefit of the Class A Certificates or the Class B Certificates will be reduced by the amount of such excess, but not by more than the unfunded portion of the CTO Allocable Amount for such Distribution Date. In the event that such reduction would cause the Class D Invested Amount to be a negative number, the Class D Invested Amount will be reduced to zero and the CTO Invested Amount will be reduced by the amount by which the Class D Invested Amount would have been reduced below zero.


     On each Distribution Date, if the Class D Allocable Amount exceeds the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1998-1 available on such Distribution Date as specified in clause (m) under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" above, then the Class D Invested Amount will be reduced by the amount of such excess.

EARLY AMORTIZATION EVENTS

     The Revolving Period will continue through the last day of the Collection Period (or such later date determined as described above under "-- Postponement of Accumulation Period") unless an Early Amortization Event occurs prior to such date. "Early Amortization Event" means any of the following events (subject to certain notice requirements described in the following paragraph):

          (a) the Transferor shall fail to make any payment or deposit on the date required under the Agreement or the Series 1998-1 Supplement or within five business days thereafter;

          (b) the Transferor shall fail to observe or perform in any material respect any other covenants or agreements of the Transferor set forth in the Agreement or the Series 1998-1 Supplement and such failure shall continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by the holders of not less than 50% of the Invested Amount, which failure has a material adverse effect on the interests of the Certificateholders;

          (c) any representation or warranty made by the Transferor in the Agreement or the Series 1998-1 Supplement shall prove to have been incorrect in any material respect when made and shall continue to be incorrect in any material respect for a period of 60 days after the date on which written notice of such breach, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by the holders of not less than 50% of the Invested Amount, which incorrectness has a material adverse effect on the interests of the Certificateholders; provided, however, that if the representation or warranty which was breached relates to any particular Receivable or group of Receivables an Early Amortization Event will not be deemed to have occurred if the Transferor has accepted reassignment of such Receivable or group of Receivables during such period (or such longer period as may be agreed upon by the Trustee, not to exceed an additional 120 days) in accordance with the provisions of the Agreement and the Series 1998-1 Supplement;

          (d) certain events of insolvency or receivership shall occur with respect to FNANB or any holder of the Exchangeable Transferor Certificate;

          (e) either the Transferor or the Trust shall become an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

          (f) the Transferor shall become unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement;

          (g) any Servicer Default shall occur which has a material adverse effect on the interests of the Certificateholders;

          (h) the Transferor shall fail to designate Supplemental Accounts when required pursuant to the Agreement;

          (i) the average of the Portfolio Yields for any three consecutive Collection Periods shall be less than the average of the Base Rates for such Collection Periods plus 2.00%;

          (j) the Class A Certificates shall not be paid in full on or before the Class A Expected Final Distribution Date or the Class B Certificates shall not be paid in full on or before the Class B Expected Final Distribution Date; or

          (k) the Retained Percentage shall be equal to or less than 2.00% as of the last day of any Collection Period.

     In the case of any event described in clause (a), (b), (c) or (g) above, an Early Amortization Event will be deemed to have occurred with respect to the Certificates only if, after any applicable grace period, either the Trustee or holders of more than 50% of the Invested Amount, by written notice to the Transferor and the Servicer (and to the Trustee, if given by the Certificateholders), declare that an Early Amortization Event has occurred with respect to the Certificates as of the date of such notice. In the case of any event described in clause (d), (e) or (f) above, an Early Amortization Event with respect to all Series, and in the case of any event described in clause
(h), (i), (j) or (k) above, an Early Amortization Event with respect to only the Certificates, will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders or the holders of the Investor Certificates of any other then outstanding Series, as applicable, immediately upon the occurrence of such event. The Early Amortization Period will commence on the date on which an Early Amortization Event is deemed to have occurred.


     "Base Rate" means, for any Collection Period, the sum of (i) the annualized percentage equivalent of a fraction the numerator of which is equal to the sum of the Class A Monthly Interest, the Class B Monthly Interest, the CTO Monthly Interest and the Class D Monthly Interest for the following Distribution Date and the denominator of which is the Adjusted Invested Amount as of the last day of the preceding Collection Period and (ii) the product of (A) 2.00% per annum and (B) a fraction the numerator of which is equal to the Invested Amount as of the last day of such preceding Collection Period and the denominator of which is equal to the Adjusted Invested Amount as of the last day of such preceding Collection Period.


     "Adjusted Invested Amount" means, as of any date, the Invested Amount as of such date plus the Principal Funding Account Balance as of such date.

     "Portfolio Yield" means, for any Collection Period, the annualized percentage equivalent of a fraction the numerator of which is equal to (i) the Finance Charge Collections allocated to Series 1998-1 with respect to such Collection Period (including interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Excess Funding Account allocable to Series 1998-1) plus (ii) Shared Excess Finance Charge Collections allocated to Series 1998-1 with respect to such Collection Period plus (iii) Principal Funding Investment Proceeds and the amounts withdrawn from the Reserve Account and deposited in the Collection Account to be included as Class A Available Funds or Class B Available Funds with respect to such Collection Period plus (iv) interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Cash Collateral Account deposited in the Collection Account with respect to such Collection Period minus (v) the Investor Default Amount for the Distribution Date immediately following such Collection Period and the denominator of which is the Adjusted Invested Amount as of the last day of such Collection Period.

     "Retained Percentage" means, on any date of determination, the percentage equivalent of a fraction the numerator of which is the Retained Interest on such date and the denominator of which is the Aggregate Principal Receivables on such date plus all amounts then on deposit in the Excess Funding Account (not including interest and other investment earnings on such amounts).

     "Retained Interest" means, on any date of determination, the sum of the Transferor Amount on such date and the invested amount of each Class of Investor Certificates retained by the Transferor on such date.

     If, because of the occurrence of an Early Amortization Event, the Early Amortization Period commences earlier than the Class A Expected Final Distribution Date or the Class B Expected Final Distribution Date, as applicable, the Class A Certificateholders or the Class B Certificateholders, as applicable, will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates. If the only Early Amortization Event to occur were either the insolvency or receivership of the Transferor or the appointment of a conservator or receiver for the Transferor, the conservator or receiver might have the power to delay or prevent commencement of the Early Amortization Period.

     In addition to the consequences of an Early Amortization Event discussed above, if the Transferor voluntarily enters liquidation or any person is appointed as conservator or receiver for the Transferor, the Transferor will promptly give notice of such event to the Trustee and will, on the day of such liquidation or appointment, immediately cease to transfer Receivables to the Trust. Within 15 days of its receipt of such notice, the Trustee will (i) publish a notice of such liquidation or appointment stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and (ii) send written notice to the holders of the Investor Certificates of all then outstanding Series and any Enhancement Provider entitled thereto describing the applicable provisions of the Agreement and requesting instructions as to the action to be taken. If, after 90 days after the day notice pursuant to clause (i) above is first published, the Trustee is not otherwise instructed by holders representing undivided interests aggregating more than 50% of the invested amount of each Series (or, in the case of any Series having more than one Class, each Class of such Series), including a majority in interest in each collateral indebtedness interest, each holder of an interest in the Transferor Interest (other than the Transferor) and any other person specified in any Series Supplement, the Trustee will sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or other liquidation of the Receivables will be treated as amounts collected in respect of the Receivables and such proceeds will be distributed to the holders of the Investor Certificates of such Series and other holders of interests in the Trust, if applicable. If the Trustee is instructed not to sell a portion of the Receivables allocable to a Series as described above, then the Trust will continue with respect to such Series pursuant to the terms of the Agreement and the applicable Series Supplement. See "Certain Legal Aspects of the
Receivables -- Certain Matters Relating to Receivership."

SERVICING COMPENSATION


     The share of the Servicing Fee allocable to Series 1998-1 with respect to any Distribution Date (the "Investor Monthly Servicing Fee") will be equal to one-twelfth of the product of 2.00% and the Invested Amount as of the last day of the second preceding Collection Period; provided, however, that, with respect to the first Distribution Date, the Investor Monthly Servicing Fee will be equal
to $          . The share of the Investor Monthly Servicing Fee allocable to the
Class A Certificates with respect to any Distribution Date (the "Class A Servicing Fee") will be equal to one-twelfth of the product of 2.00% and the Class A Invested Amount as of the last day of the second preceding Collection Period; provided, however, that, with respect to the first Distribution Date,
the Class A Servicing Fee will be equal to $          . The share of the
Investor Monthly Servicing Fee allocable to the Class B Certificates with respect to any Distribution Date (the "Class B Servicing Fee") will be equal to one-twelfth of the product of 2.00% and the Class B Invested Amount as of the last day of the second preceding Collection Period; provided, however, that, with respect to the first Distribution Date, the Class B Servicing Fee will be
equal to $          . The share of the Investor Monthly Servicing Fee allocable to the Collateralized Trust Obligations with respect to any Distribution Date (the "CTO Servicing Fee") will be equal to one-twelfth of the product of 2.00% and the CTO Invested Amount as of the last day of the second preceding Collection Period; provided, however, that, with respect to
the first Distribution Date, the CTO Servicing Fee will be equal to $          .
The share of the Investor Monthly Servicing Fee allocable to the Class D Certificates with respect to any Distribution Date (the "Class D Servicing Fee") will be equal to one-twelfth of the product of 2.00% and the Class D Invested Amount as of the last day of the second preceding Collection Period; provided, however, that, with respect to the first Distribution Date, the Class D
Servicing Fee will be equal to $          . The Class A Servicing Fee, the Class
B Servicing Fee, the CTO Servicing Fee and the Class D Servicing Fee will be payable solely to the extent amounts are available for distribution in respect thereof as described above in "-- Application of Collections." The remainder of the Servicing Fee will be paid by the Transferor or from amounts allocable to other Series (as provided in the Agreement and the Series Supplements relating to such other Series) and in no event will the Trust, the Trustee or the Certificateholders be liable for the share of the Servicing Fee to be paid by the Transferor or from amounts allocable to such other Series.


REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, a paying agent appointed pursuant to the Agreement (the "Paying Agent"), on behalf of the Trustee, will forward to each Certificateholder of record a statement (the "Distribution Date Statement") prepared by the Servicer setting forth the information with respect to the Certificates set forth in the Monthly Servicer Report supplied to the Trustee since the preceding Distribution Date and the following additional information (which, in the case of (i), (ii) and (iii) below, will be stated on the basis of an original principal amount of $1,000 per Certificate): (i) the total amount distributed on such Distribution Date; (ii) the amount of such distribution allocable to principal; (iii) the amount of such distribution allocable to interest; and (iv) the amount, if any, by which the principal balance of the Certificates exceeds the Invested Amount as of the related Record Date.

     The fiscal year of the Trust will end on February 28 or 29 in each year. On or before January 31 of each year, the Paying Agent, on behalf of the Trustee, will furnish or cause to be furnished to each person who at any time during the preceding calendar year was a Certificateholder of record (or, if so provided in applicable Treasury regulations, make available to the Certificate Owners) a statement prepared by the Servicer containing the information required to be provided by an issuer of indebtedness under the Code for such calendar year or the applicable portion thereof during which such person was a Certificateholder as the Servicer deems necessary or desirable to enable the Certificateholders to prepare their tax returns.

OPTIONAL REPURCHASE

     The Transferor may, at its sole option and subject to certain conditions set forth in the Agreement, repurchase the Series 1998-1 Certificates on any Distribution Date on or after which the Invested Amount is reduced to an amount less than or equal to 5% of the initial Invested Amount by depositing into the Collection Account, on such Distribution Date, an amount equal to the Invested Amount plus interest on all outstanding Series 1998-1 Certificates accrued through the last day of the immediately preceding Interest Period. The amount deposited in connection with any such repurchase will be paid to the holders of the Series 1998-1 Certificates in accordance with the Agreement on the Distribution Date following the date of such deposit.

FINAL PAYMENT OF PRINCIPAL

     The Certificates will be retired on the day following the Distribution Date on which the final payment of principal is scheduled to be made to the Certificateholders, whether as a result of an optional repurchase by the Transferor or otherwise. If the Invested Amount is greater than zero on the Stated Series Termination Date, the Servicer will sell or cause to be sold on or prior to the following Distribution Date an amount of Receivables or interests in Receivables up to 110% of the Invested Amount at the close of business on such date in the manner provided in the Agreement. The proceeds of any such sale will be treated as amounts collected in respect of the Receivables and will be allocated and applied in accordance with the Agreement.

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

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

     The Transferor represents and warrants in the Agreement that the transfer of the Receivables to the Trust constitutes either a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables, except for the interest of the holder of the Exchangeable Transferor Certificate, or a grant to the Trust of a security interest in the Receivables. The Transferor also represents and warrants in the Agreement that, in the event the transfer of the Receivables to the Trust is deemed to be a grant to the Trust of a security interest in the Receivables under the UCC and assuming that the Transferor is not at the time the subject of any insolvency proceedings, there exists a valid, subsisting and enforceable first priority perfected security interest in the Receivables in existence since the time of the formation of the Trust in favor of the Trust and there will exist a valid, subsisting and enforceable first priority perfected security interest in the Receivables created thereafter and, with certain exceptions, and for certain limited time periods, the proceeds thereof, in favor of the Trust on and after their creation, subject in each case to certain tax and other governmental liens. UCC searches have been and will be conducted in the records of the Georgia Central Filing Office and certain local filing offices to determine what UCC financing statements have been filed there with respect to the Transferor as debtor or seller.

     There are certain limited circumstances under the UCC in which prior or subsequent transferees of Receivables coming into existence after the date on which such Receivables are transferred to the Trust could have an interest in such Receivables with priority over the Trust's interest. A tax or other governmental lien on property of the Transferor arising before a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable. The Transferor covenants in the Agreement to accept the reassignment of any Receivable transferred to the Trust that is not free and clear of the lien of any third party (other than certain tax and other governmental liens). In addition, the Transferor covenants that it will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Trust.

     Unless continuation statements are filed within the time periods specified in the UCC in respect of the security interest of the Trust in the Receivables, the perfection of such interest will lapse.

CERTAIN MATTERS RELATING TO RECEIVERSHIP

     The Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), which became effective August 9, 1989, sets forth certain powers that the FDIC could exercise if it were appointed as conservator or receiver for the Transferor.

     To the extent that (i) the Transferor has granted a security interest in the Receivables to the Trust, (ii) such interest is validly perfected before the Transferor's insolvency and is not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Transferor or its creditors, (iii) the Agreement is continuously a record of the Transferor and (iv) the Agreement represents a bona fide and arm's length transaction undertaken for adequate consideration in the ordinary course of business and the Trustee is not an insider or affiliate of the Transferor, such valid perfected security interest of the Trustee should be enforceable (to the extent of the Trust's "actual direct compensatory damages" (as described below)) notwithstanding the insolvency of, or the appointment of a conservator or receiver for, the Transferor and payments to the Trust with respect to the Receivables (up to the amount of such damages) should not be subject to an automatic stay of payment or to recovery by the Federal Deposit Insurance Corporation (the "FDIC") as conservator or receiver of the Transferor. If, however, the FDIC were to assert that the security interest was unperfected or unenforceable, or were to require the Trust to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, or the FDIC were to request a stay of proceedings with respect to the Transferor as provided under FIRREA, delays in payments to the Trust and on the Certificates and possible reductions in the amount of those payments could occur. In the event of a repudiation of obligations by a conservator or receiver, FIRREA provides that a claim for the repudiated obligation is limited to "actual direct compensatory damages" determined as of the date of the appointment of

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

the conservator or receiver. The FDIA does not define the term "actual direct compensatory damages." On April 10, 1990, the Resolution Trust Corporation (the "RTC"), which administered the resolution of failed savings associations under the FDIA and which is no longer in existence, adopted a statement of policy with respect to the payment of interest on collateralized borrowings. The RTC policy statement states that interest on such borrowings will be payable at the contract rate up to the date of the redemption or payment by the conservator, receiver, or trustee of an amount equal to the principal owed plus the contract rate of interest up to the date of such payment or redemption, plus any expenses of liquidation if provided for in the contract, to the extent secured by the collateral. In a 1993 case involving zero-coupon bonds, however, a United States federal district court held that "actual direct compensatory damages" in the case of a marketable security meant the value of the repudiated bonds as of the date of repudiation. The FDIC itself has not adopted a policy statement on payment of interest on collateralized borrowings.

     The Agreement provides that, upon the insolvency of the Transferor or the appointment of a receiver or conservator for the Transferor, the Transferor will promptly give notice thereof to the Trustee and an Early Amortization Event with respect to all Series will occur. Under the Agreement, no new Receivables will be transferred to the Trust and, unless otherwise instructed within a specified period by the holders of interests in the Trust as described under "Description of the Certificates -- Early Amortization Events," or unless otherwise required by the receiver or conservator for the Transferor, the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale of the Receivables would then be treated by the Trustee as amounts collected in respect of the Receivables and would be distributed to the holders of the Investor Certificates as described in the Agreement. If the only Early Amortization Event to occur is either the insolvency of the Transferor or the appointment of a receiver or conservator for the Transferor, such receiver or conservator may have the power to require the Transferor to continue to transfer new Receivables to the Trust and to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Early Amortization Period.

CONSUMER AND DEBTOR PROTECTION LAWS

     The relationship between the cardholder and credit card issuer is extensively regulated by federal and state consumer protection laws. With respect to credit cards issued by the Transferor the most significant federal laws include the Federal Truth-In-Lending and Equal Credit Opportunity Acts, the Fair Debt Collection Practices Act and the Fair Credit Reporting Act. These statutes and certain state laws impose disclosure requirements when a credit card account is advertised, when an account is opened, at the end of monthly billing cycles, upon account renewal for accounts on which annual fees are assessed and at year-end and, in addition, limit cardholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, impose certain limitations on the type of account-related charges that may be issued and regulate collection practices. In addition, cardholders are entitled under these laws to have payments and credits applied to the credit card account promptly and to require billing errors to be resolved promptly.

     The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee from the Transferor with respect to obligations arising before the transfer of the Receivables to the Trust or as the party directly responsible for obligations arising after such transfer. In addition, a cardholder may be entitled to assert such violations by way of set off against such cardholder's obligation to pay the amount of Receivables owing. The Transferor has agreed in the Agreement to accept the transfer of all Receivables that were not created in compliance in all material respects with the requirements of such laws. The Servicer has also agreed in the Agreement to indemnify the Trust, among other things, for any liability arising from such violations. See "Description of the Agreement -- Representations and Warranties."

     Various proposed federal and state laws and amendments to existing laws have from time to time been introduced in Congress and certain state and local legislatures that, if enacted, would further regulate the credit card industry, certain of which would, among other things, impose a ceiling on the rate at which a financial institution may assess finance charges and fees on credit card accounts that would be substantially below the rates of the finance charges and fees the Transferor currently assesses on the Accounts. In particular, on June 19, 1997, a proposal to amend the Federal Truth-in-Lending Act was introduced to the

House of Representatives and referred to the Committee on Banking and Financial Services which would, among other things, prohibit the imposition of certain minimum finance charges and other fees, prohibit certain methods of calculating finance charges, require prior notice of any increase in the interest rate assessed with respect to a credit card account and limit the amount of certain fees. Although such proposed legislation has not been enacted, there can be no assurance that such a bill will not become law in the future. The potential effect of any legislation which limits the amount of finance charges and fees that may be charged on credit cards could be to reduce the portfolio yield on the Accounts. Any failure by the Transferor or the Servicer to comply with such legal requirements also could adversely affect the Trust's ability to collect the full amount of the Receivables.

     The Soldiers' and Sailors' Civil Relief Act of 1940 allows individuals on active duty in the military to cap the interest rate on debts incurred before the call to active duty to 6% per annum. In addition, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if the individual's rights would be prejudiced by denial of such stay.

     The application of federal and state bankruptcy and debtor relief laws to the obligations represented by the Receivables could adversely affect the interests of the Certificateholders if such laws result in any Receivables being charged off as uncollectible. See "Description of the Certificates -- Allocation of Investor Default Amount; Allocation of Series Adjustment Amount; Investor Charge-Offs."


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES


GENERAL


     The following discussion, summarizing the material United States federal income tax aspects of the purchase, ownership and disposition of the Certificates, is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion is directed to prospective purchasers who purchase Certificates in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the Certificates as "capital assets" within the meaning of section 1221 of the Code. This discussion does not address every aspect of the federal income tax laws that may be relevant to Certificate Owners in light of their personal investment circumstances or to certain types of Certificate Owners subject to special treatment under the federal income tax laws (banks and other financial institutions, dealers in securities, insurance companies and tax-exempt organizations). Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to Certificate Owners. As provided in the following discussion, McGuire, Woods, Battle & Boothe LLP, special tax counsel to the Transferor ("Special Tax Counsel"), is of the opinion that, under existing law,
(i) the Certificates will be treated as indebtedness for federal income tax purposes and (ii) the Trust will not be subject to federal income tax at the entity level.



     PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, OR DISPOSITION OF INTERESTS IN THE CERTIFICATES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCALITY, FOREIGN COUNTRY, OR OTHER TAXING JURISDICTION.


CHARACTERIZATION OF THE CERTIFICATES AS INDEBTEDNESS


     Special Tax Counsel will render its opinion that the Certificates will be treated as indebtedness for federal income tax purposes. However, opinions of counsel are not binding on the Internal Revenue Service (the "IRS") and there can be no assurance that the IRS could not successfully challenge this conclusion.


     FNANB expresses in the Agreement the intent that, for federal, state and local income and franchise tax purposes, the Certificates will be indebtedness. FNANB agrees and each Certificateholder and Certificate

Owner, by acquiring an interest in a Certificate, will be deemed to agree to treat the Certificates as indebtedness of FNANB for federal, state and local income and franchise tax purposes (except to the extent that different treatment is explicitly required under state or local tax statutes). However, because different criteria are used to determine the non-tax accounting characterization of the transaction, FNANB expects to treat such transaction, for regulatory and financial accounting purposes, as a sale of an ownership interest in the Receivables and not as a debt obligation.

     In general, whether for federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for federal income tax purposes, the primary factors in making this determination are whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Special Tax Counsel will express the opinion that the ownership of the Receivables has not been transferred for federal income tax purposes to the Certificate Owners.

     In some instances, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Special Tax Counsel is of the opinion that the rationale of those cases will not apply to this transaction.

TREATMENT OF THE TRUST

     The Trust could be viewed for federal income tax purposes either as (i) a collateral arrangement for debt issued directly by FNANB and other holders of equity interests in the Trust or (ii) a separate entity issuing its own debt and owned by FNANB and all other holders of equity interests in the Trust. However, in the opinion of Special Tax Counsel, in the former event the Trust will be disregarded for federal income tax purposes and in the latter event the Trust would be a partnership rather than an association (or publicly traded partnership) taxable as a corporation. Therefore, in the opinion of Special Tax Counsel, the Trust will not be subject to federal income tax at the entity level.

POSSIBLE CLASSIFICATION OF THE TRANSACTION AS A PARTNERSHIP OR AS AN ASSOCIATION TAXABLE AS A CORPORATION

     It is possible that the IRS could assert that, for purposes of the Code, some or all of the Certificates are not debt obligations for federal income tax purposes and that the proper classification of the legal relationship between FNANB, any other holders of equity interests in the Trust, and the Certificate Owners resulting from the transaction is that of a partnership, a publicly traded partnership taxable as a corporation, or an association taxable as a corporation.

     If some or all of the Certificates were treated as equity interests in a partnership (other than a "publicly traded partnership"), the partnership itself would not be subject to federal income tax; rather, the partners of such partnership, including the Certificate Owners, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Certificate Owner could differ if the Certificates were held to constitute partnership interests, rather than indebtedness. Moreover, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Certificates. Furthermore, if any Certificates were treated as equity interests in a partnership, all or a portion of such income in subsequent years allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) might constitute "unrelated business taxable income" generally taxable to such investor under the Code. Finally, if any Certificates were treated as equity interests in a partnership in which other interests were debt, all or part of a tax-exempt investor's share of income from the Certificates that were treated as equity would be treated under the Code as unrelated debt-financed income taxable to the investor.

     If the Trust were treated in whole or in part as a partnership in which some or all Certificate Owners were partners, that partnership could be classified as a publicly traded partnership taxable as a corporation. A partnership will be classified as a publicly traded partnership taxable as a corporation if equity interests therein are traded on an "established securities market," or are "readily tradable" on a "secondary market" or its "substantial equivalent" unless certain exceptions apply. One such exception would apply if the Trust is not engaged in a "financial business" and 90% or more of its income consists of interest and certain other types of passive income. Because Treasury regulations do not clarify the meaning of a "financial business" for this purpose, it is unclear whether this exception applies. FNANB has taken and intends to take measures designed to reduce the risk that the Trust could be classified as a publicly traded partnership taxable as a corporation. However, there can be no assurance that the Trust could not become a publicly traded partnership, because certain of the actions necessary to comply with such exceptions are not fully within the control of FNANB.

     If it were determined that a transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust would be subject to federal income tax at corporate income tax rates on the income it derives from the Receivables, which would reduce the amounts available for distribution to the Certificate Owners. Such classification might also have adverse state and local tax consequences that would further reduce amounts available for distribution to Certificate Owners. Cash distributions to the Certificate Owners (except any Class not recharacterized as an equity interest in an association) generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits, and in the case of Certificate Owners that are non-United States persons, would be subject to withholding tax.

     Because FNANB will treat the Certificates as indebtedness for federal income tax purposes, the Trustee will not comply with the federal income tax reporting requirements that would apply under the foregoing alternative characterizations of the Certificates.

TAXATION OF INTEREST INCOME OF CERTIFICATE OWNERS

     As set forth above, Special Tax Counsel will render an opinion, upon issuance, that the Certificates will be treated as indebtedness for federal income tax purposes. Interest on the Certificates meets the requirements for "qualified stated interest" under Treasury regulations (the "OID Regulations") relating to original issue discount ("OID"), and any OID on the Certificates (i.e., any excess of the principal amount of the Certificates over their issue price) does not exceed a de minimis amount (i.e., 1/4% of the principal amount multiplied by the number of full years until maturity), all within the meaning of the OID Regulations. Except as discussed below, the Certificates will not be issued with OID and, accordingly, interest thereon will be includable in income by Certificate Owners as ordinary income when received (in the case of a cash basis taxpayer) or accrued (in the case of an accrual basis taxpayer) in accordance with their respective methods of tax accounting. Under the OID Regulations, a holder of a Certificate issued with a de minimis amount of OID must include any such OID in income, on a pro rata basis, as principal payments are made on the Certificate. Interest received on the Certificates may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

     A subsequent holder who purchases a Certificate at a discount may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Certificate, and for the deferral of certain interest deductions with respect to debt incurred to acquire or carry the market discount Certificate.

     A subsequent holder who purchases a Certificate at a premium may elect to amortize and deduct this premium over the Certificate in accordance with rules set forth in Section 171 of the Code.

DISPOSITION OF A CERTIFICATE

     In general, a Certificate Owner will recognize gain or loss upon the sale, exchange, redemption, or other taxable disposition of a Certificate measured by the difference between (i) the amount of cash and the fair market value of any property received (other than amounts attributable to, and taxable as, accrued interest) and (ii) the Certificate Owner's tax basis in the Certificate (as increased by any OID or market discount previously included in income by the holder and decreased by any deductions previously allowed for amortizable bond premium and by any payments reflecting principal or OID received with respect to such Certificate). Subject to the market discount rules discussed above and to the holding requirement for long-term capital gain treatment, any such gain or loss generally will be long-term capital gain or loss, provided that the Certificate was held as a capital asset. Under the Taxpayer Relief Act of 1997, the holding requirement for long-term capital gain or loss treatment for individuals was increased to 18 months. Individuals who have held the Certificates for more than 18 months are subject to a maximum long-term capital gain rate of 20 percent. The maximum ordinary income rate for individuals, estates, and trusts exceeds the maximum long-term capital gains rate for such taxpayers. In addition, capital losses generally may be used by corporate taxpayers only to offset capital gains and by individual taxpayers only to the extent of capital gains plus $3,000 of other income.

RECENT LEGISLATION


     Recently enacted provisions of the Code provide for the creation of a new type of entity for federal income tax purposes, the "financial asset securitization investment trust" ("FASIT"). However, these provisions were not effective until September 1, 1997, and many technical issues concerning FASITs must be addressed by Treasury regulations that have yet to be issued. Although transition rules permit an entity in existence on August 31, 1997, such as the Trust, to elect FASIT status, at the present time it is not clear how outstanding interests of such an entity would be treated subsequent to such an election. In particular, it is not clear whether Certificates outstanding on August 31, 1997 would be treated as "regular interests" in a FASIT if FNANB were to elect FASIT status for the Trust after that date. The Transferor might elect FASIT status for the Trust if such an election would provide additional tax benefits, such as certainty of tax treatment to the Certificate Owners, the Trust and the Transferor.


FOREIGN INVESTORS

     As set forth above, Special Tax Counsel will render an opinion, upon issuance, that the Certificates will be treated as indebtedness for federal income tax purposes. The following information describes the federal income tax treatment of investors that are not U.S. persons if the Certificates are treated as indebtedness. The term "Foreign Investor" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includable in gross income for U.S. federal income tax purposes, regardless of its source (except, with respect to the tax year of any trust that begins after December 31, 1996, a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have authority to control all substantial decisions of the trust).

     Interest, including OID, paid to a Foreign Investor will be subject to U.S. withholding taxes at a rate of 30% unless (i) the income is "effectively connected" with the conduct by such Foreign Investor of a trade or business carried on in the United States and the investor evidences this fact by delivering an IRS Form 4224 or (ii) the Foreign Investor and each securities clearing organization, bank, or other financial institution that holds the Certificates on behalf of such Foreign Investor in the ordinary course of its trade or business, in the chain between the Certificate Owner and the U.S. person otherwise required to withhold the U.S. tax, complies with applicable identification requirements (and the Certificate Owner does not actually or constructively own 10% or more of the voting stock of FNANB (or, upon the issuance of an interest in the Trust that is treated as a partnership interest, any holder of such interest) and is not a controlled foreign corporation with respect to FNANB (or the holder of such an interest). Applicable identification requirements generally will be satisfied if there is delivered to a securities clearing organization (i) IRS Form W-8 signed under penalties of perjury by the Certificate Owner, stating that the Certificate Owner is not a U.S. person and providing such Certificate Owner's name and address or (ii) IRS Form 1001, signed by the Certificate Owner or such Certificate Owner's agent, claiming exemption from withholding under an applicable tax treaty; provided that in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the Certificate Owner is a U.S. person. Recently issued Treasury regulations provide alternative methods for satisfying the identification requirements described above. In the case of Certificates held by a foreign partnership, the new regulations require that (i) certification be provided (x) by the partners of the foreign partnership or (y) by the foreign partnership if it has entered into an agreement with the IRS to be treated as a "withholding foreign partnership" and (ii) the foreign partnership provide certain information, including a United States taxpayer identification number. A look-through rule applies in the case of tiered partnerships. The new regulations are effective for payments made after December 31, 1998.

     A Certificate Owner that is a nonresident alien or foreign corporation will not be subject to U.S. federal income tax on gain realized upon the sale, exchange, or redemption of a Certificate, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States, (ii) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange, or redemption occurs, and
(iii) in the case of gain representing accrued interest, the conditions described in the immediately preceding paragraph are satisfied.

     If the interests of the Certificate Owners were reclassified as interests in a partnership (not taxable as a corporation), such recharacterization could cause a Foreign Investor to be treated as engaged in a trade or business in the United States. In such event the Certificate Owner would be required to file a federal income tax return and, in general, would be subject to federal income tax, including branch profits tax in the case of a Certificate Owner that is a corporation (unless eliminated under an applicable tax treaty), on its net income from the partnership. Further, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the sum, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

     If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

BACKUP WITHHOLDING

     Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Certificates if the Certificate Owner, upon issuance, fails to supply the Trustee or its broker with its taxpayer identification number, furnishes an incorrect taxpayer identification number, fails to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fails to provide the Trustee or broker with a certified statement, under penalty of perjury, that the Certificate Owner is not subject to backup withholding. Information returns will be sent annually to the IRS and to each Certificate Owner setting forth the amount of interest paid on the Certificates and the amount of tax withheld thereon.


     PROSPECTIVE INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS WITH REGARD TO THE STATE AND LOCAL INCOME AND FRANCHISE TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, OR DISPOSITION OF INTERESTS IN THE CERTIFICATES.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code impose certain restrictions on (i) employee benefit plans (as defined in Section 3(3) of ERISA), (ii) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans, (iii) entities whose underlying assets include plan assets by reason of a plan's investment in such entities and (iv) persons who have certain specified relationships to such plans. Section 406 of ERISA prohibits employee benefit plans described in Section 401 of ERISA from engaging in certain transactions with persons who are "parties in interest" unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code prohibits plans described in Section 4975(e)(1) of the Code from engaging in certain transactions with persons who are "disqualified persons" unless a statutory or administrative exemption applies. Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), an insurance company's general account may be deemed to include assets of the employee benefit plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a party in interest with respect to a plan by virtue of such investment. In addition, ERISA imposes certain duties on persons who are fiduciaries of plans subject to ERISA. Under ERISA, a person who exercises discretionary authority or control respecting the management or disposition of the assets of a plan, renders investment advice or has the authority to render investment advice to a plan for a fee or other compensation, or has any discretionary authority or responsibility with respect to the administration of a plan is generally considered to be a fiduciary of such plan. Fiduciaries, parties in interest and disqualified persons with respect to employee benefit plans described in Section 401 of ERISA and plans described in Section 4975(e)(1) of the Code (collectively, "Benefit Plans"), may be subject to excise taxes, civil fines and other liabilities for violating the fiduciary responsibility and prohibited transaction rules of Section 406 of ERISA and
Section 4975 of the Code.

     Benefit Plan fiduciaries should determine whether the acquisition and holding of the Certificates and the operations of the Trust would result in direct or indirect prohibited transactions under ERISA and the Code. The operations of the Trust could result in prohibited transactions if Benefit Plans that purchase the Certificates are deemed to own an interest in the underlying assets of the Trust. There may also be an improper delegation of the fiduciary responsibility to manage Benefit Plan assets if Benefit Plans that purchase the Certificates are deemed to own an interest in the underlying assets of the Trust.

     Pursuant to a final regulation (the "Final Regulation") issued by the Department of Labor (the "DOL") concerning the definition of what constitutes the "plan assets" of a Benefit Plan, the assets and properties of certain entities in which a Benefit Plan makes an equity investment could be deemed to be assets of the Benefit Plan in certain circumstances. Accordingly, if Benefit Plans purchase the Certificates, the Trust could be deemed to hold plan assets unless one of the exceptions under the Final Regulation is applicable to the Certificates and the Trust.

     The Final Regulation applies to the purchase by a Benefit Plan of an "equity interest" in an entity. Assuming that interests in the Class A Certificates are equity interests for purposes of the Final Regulation, the Final Regulation contains an exception that may apply to the purchase of the Class A Certificates by a Benefit Plan. Under this exception, the issuer of a security is not deemed to hold plan assets of a Benefit Plan that purchases the security so long as the security qualifies as a "publicly-offered security" for purposes of the Final Regulation. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the Benefit Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

     In addition to the exception described above for publicly-offered securities, the Final Regulation generally provides that if at all times more than 75% of the value of all classes of equity interests in the Trust are held by investors other than "benefit plan investors" the assets of a Benefit Plan holding the Certificates will not include any of the underlying assets of the Trust. For purposes of the Final Regulation, a "benefit plan investor" includes any employee benefit plan within the meaning of Section 3(3) of ERISA (whether or not it is subject to ERISA), a plan described in Section 4975(e)(1) of the Code, and any entity whose underlying assets include plan assets by reason of a plan's investment in the entity.

     It is anticipated that interests in the Class A Certificates will meet the criteria of publicly-offered securities as set forth above. The Underwriters of the Class A Certificates expect (although no assurances can be given) that interests in the Class A Certificates will be held by at least 100 investors independent of the Transferor and of one another at the conclusion of the offering of the Certificates, that there will be no restrictions imposed on the transfer of interests in the Class A Certificates, and that interests in the Class A Certificates will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act. The Underwriter of the Class B Certificates does not expect that the Class B Certificates will qualify as publicly-offered securities. The Underwriters can provide no assurances that more than 75% of the value of any class of equity interest in the Trust will at all times be held by investors who are not "benefit plan investors" within the meaning of the Final Regulation.

     If interests in the Certificates fail to meet the criteria of publicly-offered securities or are held to a significant extent by benefit plan investors, and the Trust's assets are deemed to include assets of Benefit Plans that are Certificateholders, transactions involving the Trust and parties in interest or disqualified persons with respect to such Benefit Plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable. In addition, the Transferor or any Underwriter may be considered to be a party in interest, disqualified person or fiduciary with respect to an investing Benefit Plan. Accordingly, an investment by a Benefit Plan in the Certificates may be a prohibited transaction under ERISA and the Code unless such investment is subject to a statutory or administrative exemption.

     There are five class exemptions issued by the DOL that could apply to the purchase, holding and resale of the Class B Certificates by a Benefit Plan: DOL Prohibited Transaction Exemption 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts) and 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers). There can be no assurance, however, that these exemptions, even if all of the conditions specified therein are satisfied, will apply to transactions involving the Certificates.

     It should be noted that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to
Section 401(c), the DOL is required to issue final regulations (the "General Account Regulations") with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are to provide guidance on which assets held by the insurer constitute "plan assets" of a Benefit Plan for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 may result on the basis of a claim that the assets of the general account of an insurance company constitute the plan assets of a Benefit Plan. The Department of Labor issued proposed General Account Regulations on December 22, 1997 (see 6Z Fed. Reg. 66908). The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of a Benefit Plan invested in a separate account.

     As discussed above, while it is expected that the Certificates will be treated as indebtedness for federal income tax purposes, if any Certificates were instead treated as equity interests in a partnership, a Benefit Plan could have its share of income from the partnership treated as "unrelated business taxable income" under the Code and thus taxable to the Benefit Plan. Furthermore, if any Certificates were treated as equity interests in a partnership in which other interests were debt, all or part of a tax-exempt investor's share of income from the Certificates that were treated as equity probably would be treated under the Code as unrelated debt-financed income taxable to the investor.

     In light of the foregoing, fiduciaries of a Benefit Plan considering the purchase of interests in the Certificates should consult their own counsel as to whether the acquisition of the Certificates would be a prohibited transaction, whether the assets of the Trust which are represented by such interests would be considered plan assets, and whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Benefit Plan taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio. In addition, fiduciaries should consider the consequences that would apply if the Trust's assets were considered plan assets, the applicability of exemptive relief from the prohibited transaction rules and whether all conditions for such exemptive relief would be satisfied.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement
dated as of             , 1998 (the "Underwriting Agreement") between the
Transferor and the underwriters named below (the "Underwriters"), the Transferor has agreed to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase from the Transferor, the principal amount of the Class A Certificates and Class B Certificates set forth opposite its name.


                                                              PRINCIPAL AMOUNT OF
UNDERWRITERS                                                  CLASS A CERTIFICATES
------------                                                  --------------------
NationsBanc Montgomery Securities LLC.......................      $
Goldman, Sachs & Co.........................................
Deutsche Morgan Grenfell....................................
First Union Capital Markets.................................
                                                                  ------------
     Total..................................................      $
                                                                  ============



                                                              PRINCIPAL AMOUNT OF
UNDERWRITERS                                                  CLASS B CERTIFICATES
------------                                                  --------------------
NationsBanc Montgomery Securities LLC.......................      $
Goldman, Sachs & Co. .......................................
                                                                  ------------
          Total.............................................      $
                                                                  ============


     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Certificates if any of the Certificates are purchased.

     The Underwriters of the Class A Certificates propose initially to offer the Class A Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of
     % of the principal amount of the Class A Certificates. The Underwriters of the Class A Certificates may allow, and such dealers may reallow, concessions
not in excess of      % of the principal amount of the Class A Certificates to
certain brokers and dealers. After the initial public offering, the public offering price and other selling terms applicable to the Class A Certificates may be changed by the Underwriters of the Class A Certificates.


     The Underwriters of the Class B Certificates propose initially to offer the Class B Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of
     % of the principal amount of the Class B Certificates. The Underwriters of the Class B Certificates may allow, and such dealers may reallow, concessions
not in excess of      % of the principal amount of the Class B Certificates to
certain brokers and dealers. After the initial public offering, the public offering price and other selling terms applicable to the Class B Certificates may be changed by the Underwriters of the Class B Certificates.


     Until the distribution of the Certificates is completed, the rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Certificates. As an exception to these rules, the Underwriters are permitted to engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Certificates in accordance with Regulation M under the Exchange Act.

     Over-allotment transactions involve syndicate sales in excess of the offering size, which create syndicate short positions. Stabilizing transactions permit bids to purchase the Certificates as long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Certificates originally sold by such syndicate member are purchased in a syndicate covering transaction.

     Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Certificates to be higher than they would otherwise be in the absence of such transactions. Neither the Transferor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the

Certificates. In addition, neither the Transferor nor any of the Underwriters represents that any of the Underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

     Each Underwriter has represented and agreed that (i) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or who is a person to whom the document may otherwise lawfully be issued or passed on, (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom and (iii) if that Underwriter is an authorized person under the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described herein if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

     The Transferor will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

     In the ordinary course of business, the Underwriters and their affiliates have engaged and may engage in investment banking and/or commercial banking transactions with the Transferor, the Trust and their respective affiliates.

                                 LEGAL MATTERS

     Certain legal matters relating to the issuance of the Certificates, and the federal tax consequences of such issuance, will be passed upon for the Transferor by McGuire, Woods, Battle & Boothe LLP. Certain legal matters relating to the issuance of the Certificates will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP.

                       INDEX TO LOCATION OF DEFINED TERMS


TERM                                                              PAGE
----                                                          ------------
Accounts....................................................      1, 6, 38
Accumulation Period.........................................            11
Accumulation Period Length..................................            63
Addition Cut-Off Date.......................................            30
Adjusted Invested Amount....................................            79
Adjustment..................................................            49
Adjustment Amount...........................................            49
Adjustment Payment..........................................            49
Aggregate Invested Amount...................................            44
Aggregate Principal Receivables.............................            44
Agreement...................................................    1, 4, 5 38
Automatic Additional Accounts...............................         7, 43
Available Enhancement Amount................................            14
Available Principal Collections.............................            62
Available Reserve Account Amount............................            68
Bank Portfolio..............................................            27
Base Rate...................................................            79
Benefit Plans...............................................            89
Cash Collateral Account.....................................        15, 75
Cedel.......................................................            58
Cedel Participants..........................................            58
Certificateholders..........................................             3
Certificate Owners..........................................             3
Certificates................................................          1, 4
Circuit City................................................            24
Class.......................................................         5, 38
Class A Accumulation Period.................................            11
Class A Additional Interest.................................            70
Class A Adjustment Amount...................................            76
Class A Allocable Amount....................................            76
Class A Available Funds.....................................            60
Class A Certificate Rate....................................         2, 60
Class A Certificateholders..................................             9
Class A Certificates........................................          1, 4
Class A Expected Final Distribution Date....................         2, 34
Class A Fixed Allocation Percentage.........................            65
Class A Floating Allocation Percentage......................            64
Class A Initial Invested Amount.............................             9
Class A Invested Amount.....................................         9, 66
Class A Investor Charge-Off.................................            77
Class A Investor Default Amount.............................            76
Class A Monthly Interest....................................            71
Class A Monthly Principal...................................            74
Class A Required Amount.....................................            69
Class A Servicing Fee.......................................            80
Class B Accumulation Period.................................            11
Class B Additional Interest.................................            70
Class B Adjustment Amount...................................            76
Class B Allocable Amount....................................            76

TERM                                                              PAGE
----                                                          ------------
Class B Available Funds.....................................            61
Class B Certificate Rate....................................         2, 60
Class B Certificateholders..................................             9
Class B Certificates........................................          1, 4
Class B Expected Final Distribution Date....................         2, 34
Class B Fixed Allocation Percentage.........................            65
Class B Floating Allocation Percentage......................            64
Class B Initial Invested Amount.............................            10
Class B Invested Amount.....................................        10, 66
Class B Investor Charge-Off.................................            77
Class B Investor Default Amount.............................            76
Class B Monthly Interest....................................            71
Class B Monthly Principal...................................            74
Class B Principal Commencement Date.........................            61
Class B Required Amount.....................................            69
Class B Servicing Fee.......................................            80
Class B Subordinated Principal Collections..................            64
Class D Additional Interest.................................            73
Class D Adjustment Amount...................................            76
Class D Allocable Amount....................................            77
Class D Available Funds.....................................            71
Class D Certificate Rate....................................            73
Class D Certificateholders..................................            11
Class D Certificates........................................             5
Class D Fixed Allocation Percentage.........................            65
Class D Floating Allocation Percentage......................            65
Class D Invested Amount.....................................            66
Class D Investor Default Amount.............................            76
Class D Monthly Interest....................................            73
Class D Monthly Principal...................................            74
Class D Servicing Fee.......................................            81
Closing Date................................................             2
Code........................................................            84
Collateralized Trust Obligations............................             5
Collection Account..........................................         8, 45
Collection Period...........................................             4
Commission..................................................             3
Controlled Accumulation Amount..............................            62
Controlled Deposit Amount...................................        12, 62
Cooperative.................................................            58
Covered Amount..............................................            67
CTO Additional Interest.....................................            72
CTO Adjustment Amount.......................................            76
CTO Allocable Amount........................................            76
CTO Available Funds.........................................            71
CTO Enhancement Surplus.....................................            74
CTO Fixed Allocation Percentage.............................            65
CTO Floating Allocation Percentage..........................            65
CTO Invested Amount.........................................            66
CTO Securityholders.........................................            15
CTO Investor Default Amount.................................            76

TERM                                                              PAGE
----                                                          ------------
CTO Monthly Interest........................................            73
CTO Monthly Principal.......................................            74
CTO Interest Rate...........................................            73
CTO Required Amount.........................................            70
CTO Servicing Fee...........................................            80
Cut-Off Date................................................         7, 38
Default Amount..............................................            48
Defaulted Account...........................................            49
Deficit Controlled Accumulation Amount......................            62
Definitive Certificates.....................................            59
Depositaries................................................            56
Depository..................................................            59
Determination Date..........................................            53
Discount Option Receivable Collections......................            46
Discount Option Receivables.................................            46
Discount Percentage.........................................            46
Distribution Date...........................................             2
Distribution Date Statement.................................            81
DOL.........................................................            89
DTC.........................................................             3
DTC Participants............................................            56
Early Amortization Event....................................            78
Early Amortization Period...................................            12
Enhancement.................................................            39
Enhancement Provider........................................            39
Enhancement Surplus.........................................            75
Eligible Account............................................            42
Eligible Institution........................................            45
Eligible Investments........................................            45
Eligible Receivable.........................................            42
ERISA.......................................................            89
Euroclear...................................................            58
Euroclear Operator..........................................            58
Euroclear Participants......................................            58
Euroclear System............................................            58
Excess Funding Account......................................            48
Excess Spread...............................................            71
Exchange....................................................            39
Exchange Act................................................             3
Exchangeable Transferor Certificate.........................         5, 38
FASIT.......................................................            87
FDIA........................................................            82
FDIC........................................................            82
Final Regulation............................................        15, 89
Final Termination Date......................................            55
Finance Charge Collections..................................             9
Finance Charge Receivables..................................         6, 30
FIRREA......................................................        17, 82
Fixed Allocation Percentage.................................            65
Floating Allocation Percentage..............................            64
FNANB.......................................................            24

TERM                                                              PAGE
----                                                          ------------
Foreign Investor............................................            87
General Account Regulations.................................            90
Global Securities...........................................           100
Group.......................................................         5, 38
Group One...................................................             5
Indirect Participants.......................................            56
Ineligible Receivable.......................................            41
Interchange.................................................     6, 29, 38
Interest Period.............................................        10, 59
Invested Amount.............................................            67
Investor Certificates.......................................         5, 38
Investor Default Amount.....................................            75
Investor Monthly Servicing Fee..............................         8, 80
Investor Servicing Fee......................................            51
IRS.........................................................            84
LIBOR.......................................................         2, 60
LIBOR Determination Date....................................         2, 60
Minimum Aggregate Principal Receivables.....................            44
Minimum Transferor Amount...................................            44
Minimum Transferor Percentage...............................            44
Monthly Servicer Report.....................................            53
OID.........................................................            86
OID Regulations.............................................            86
Paired Series...............................................            63
Paying Agent................................................            81
Portfolio Yield.............................................            79
Previously Issued Series....................................             5
Principal Collections.......................................             9
Principal Funding Account...................................        11, 67
Principal Funding Account Balance...........................            67
Principal Funding Investment Proceeds.......................            67
Principal Receivables.......................................         6, 30
Principal Terms.............................................            40
Rating Agency...............................................            16
Rating Agency Condition.....................................            40
Reallocated Principal Collections...........................            69
Receivables.................................................      1, 6, 38
Record Date.................................................            59
Recoveries..................................................         6, 38
Reference Banks.............................................            60
Removed Accounts............................................         7, 44
Required Enhancement Amount.................................        14, 75
Required Investor Certificateholders........................            41
Required Reserve Account Amount.............................            68
Reserve Account.............................................        12, 67
Reserve Account Funding Date................................            68
Retained Interest...........................................            80
Retained Percentage.........................................            80
Revolving Period............................................            10
RTC.........................................................            83
Securities Act..............................................             3

TERM                                                              PAGE
----                                                          ------------
Series......................................................         5, 38
Series 1998-1...............................................             5
Series 1998-1 Certificates..................................             5
Series 1998-1 Supplement....................................             5
Series Adjustment Amount....................................            76
Series Supplement...........................................             5
Service Transfer............................................            52
Servicer....................................................      1, 4, 38
Servicer Default............................................            52
Servicing Fee...............................................         7, 51
Shared Excess Finance Charge Collections....................            47
Shared Principal Collections................................            48
Special Tax Counsel.........................................            84
Stated Series Termination Date..............................            10
Supplemental Accounts.......................................         7, 43
Tax Opinion.................................................            40
Telerate Page 3750..........................................            60
Terms and Conditions........................................            58
Transfer Agent and Registrar................................            59
Transferor..................................................      1, 4, 38
Transferor Amount...........................................            44
Transferor Interest.........................................         9, 46
Trust.......................................................          1, 4
Trust Portfolio.............................................            30
Trust Property..............................................         6, 38
Trustee.....................................................      1, 5, 38
TSYS........................................................            29
UCC.........................................................            17
Underwriters................................................            92
Underwriting Agreement......................................            92
U.S. Person.................................................           102

                                                                         ANNEX A

                            PREVIOUSLY ISSUED SERIES

     The Trust has previously issued Series 1997-1 and Series 1997-2. The tables below set forth the principal characteristics of Series 1997-1 and Series 1997-2. For more specific information with respect to Series 1997-1 or Series 1997-2, any prospective investor should contact the Transferor at (770) 792-4600.


SERIES 1997-1 (VARIABLE FUNDING CERTIFICATES)



Initial Invested Amount..................  $1,576,000,000
Invested Amount as of August 31, 1998....  $703,000,000
Expected Invested Amount as of end of
  Closing Date...........................  $
Certificate Rate.........................  Floating (Uncapped)
Annual Servicing Fee Percentage..........  2.00%
Enhancement..............................  Guaranty
Stated Series Termination Date...........  43rd Distribution Date after Termination
                                           Date
Issuance Date............................  October 30, 1997



SERIES 1997-2



CLASS A CERTIFICATES



Initial Invested Amount..................  $603,000,000
Certificate Rate.........................  Floating (Uncapped)
Controlled Accumulation Amount (subject
  to adjustment).........................  $50,250,000
Commencement of Controlled Accumulation
  Period (subject to adjustment).........  October 31, 2001
Annual Servicing Fee Percentage..........  2.00%
Initial Collateral Indebtedness Amount...  $63,000,000
Initial Class D Invested Amount..........  $99,000,000
Other Enhancement........................  Subordination of Class B Certificates
Expected Final Distribution Date.........  November 2002 Distribution Date
Stated Series Termination Date...........  March 2006 Distribution Date
Issuance Date............................  November 25, 1997



CLASS B CERTIFICATES



Initial Invested Amount..................  $135,000,000
Certificate Rate.........................  Floating (Uncapped)
Controlled Accumulation Amount (subject
  to adjustment).........................  $67,500,000
Commencement of Controlled Accumulation
  Period (subject to adjustment).........  Distribution Date on which Class A
                                           Certificates are paid in full
Annual Servicing Fee Percentage..........  Same as above for Class A Certificates
Initial Collateral Indebtedness Amount...  Same as above for Class A Certificates
Initial Class D Invested Amount..........  Same as above for Class A Certificates
Expected Final Distribution Date.........  January 2003 Distribution Date
Stated Series Termination Date...........  Same as above for Class A Certificates
Issuance Date............................  Same as above for Class A Certificates

                                                                         ANNEX B

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered FNANB Credit Card Master Trust Floating Rate Asset Backed Certificates (the "Global Securities") to be issued from time to time will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing corporation organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear

Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date (on the basis of actual days elapsed and a 360-day year). Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during the one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant, a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date (on the basis of actual days elapsed and a 360-day year). The payment will then be reflected in the account of the Cedel Participant or the Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e. the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (1) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear accounts in order to settle the sale side of the trade; or

          (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) or registered debt issued by U.S. Persons unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner or his agent.

     Exemption for U.S. Person (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

------------------------------------------------------
------------------------------------------------------

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRANSFEROR OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE TRANSFEROR OR THE RECEIVABLES SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             ---------------------

                               TABLE OF CONTENTS


                                       PAGE
                                       ----
Reports to Certificateholders........     3
Available Information................     3
Incorporation of Certain Documents by
  Reference..........................     3
Prospectus Summary...................     4
Risk Factors.........................    17
First North American National Bank...    24
First North American National Bank
  Credit Card Operations.............    24
The Receivables......................    30
Maturity Considerations..............    34
Yield Considerations.................    36
The Trust............................    37
Use of Proceeds......................    37
Description of the Agreement.........    38
Description of the Certificates......    56
Certain Legal Aspects of the
  Receivables........................    82
Material Federal Income Tax
  Consequences.......................    84
ERISA Considerations.................    89
Underwriting.........................    92
Legal Matters........................    93
Index to Location of Defined Terms...    94
Annex A (Previously Issued Series)...    99
Annex B (Global Clearance, Settlement
  and Tax Documentation
  Procedures)........................   100


                             ---------------------


  UNTIL             , 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                               FNANB CREDIT CARD
                                  MASTER TRUST

                            $               CLASS A
                                 FLOATING RATE
                                  ASSET BACKED
                          CERTIFICATES, SERIES 1998-1

                            $               CLASS B
                                 FLOATING RATE
                                  ASSET BACKED
                          CERTIFICATES, SERIES 1998-1


                                  FNANB CREDIT


                               CARD MASTER TRUST


                                     ISSUER


                              FIRST NORTH AMERICAN
                                 NATIONAL BANK
                            TRANSFEROR AND SERVICER

                            ------------------------
                                   PROSPECTUS
                            ------------------------


                    UNDERWRITERS OF THE CLASS A CERTIFICATES


                             NATIONSBANC MONTGOMERY
                                 SECURITIES LLC


                              GOLDMAN, SACHS & CO.


                            DEUTSCHE MORGAN GRENFELL


                          FIRST UNION CAPITAL MARKETS



                    UNDERWRITERS OF THE CLASS B CERTIFICATES


                             NATIONSBANC MONTGOMERY
                                 SECURITIES LLC

                              GOLDMAN, SACHS & CO.

------------------------------------------------------
------------------------------------------------------

                                    PART II

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee............................................  $      *
Printing and Engraving......................................         *
Trustee's Fees..............................................         *
Legal Fees and Expenses.....................................         *
Blue Sky Fees and Expenses..................................         *
Accountants' Fees and Expenses..............................         *
Rating Agency Fees..........................................         *
Miscellaneous Fees..........................................         *
                                                              --------
          Total.............................................  $
                                                              ========

---------------
* To be added by amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article ELEVENTH of FNANB's Articles of Association provides that FNANB shall indemnify any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or appeal, whether civil, criminal, administrative or investigative and whether formal or informal, because he or she is or was a director or officer of FNANB or, while a director or officer of FNANB, is or was serving any other legal entity in any capacity at the request of FNANB against all judgments, settlements, penalties, fines or other obligations and reasonable expenses incurred in such action, suit, proceeding or appeal except such obligations and expenses as are incurred because of the indemnitee's willful misconduct or knowing violation of criminal law (regardless of whether such action, suit, proceeding or appeal is by or in the right of FNANB). FNANB is obligated to make advances and reimbursements for expenses incurred by an indemnitee in any such action, suit, proceeding or appeal upon receipt of an undertaking (which undertaking may be an unlimited, unsecured general obligation of the indemnitee and shall be accepted by FNANB without reference to the indemnitee's ability to make repayment) from the indemnitee to repay the same if it is ultimately determined that the indemnitee is not entitled to indemnification.

     Article ELEVENTH also provides that FNANB may, to a lesser extent or to the same extent that it is required to provide indemnification and make advances and reimbursements for expenses to its directors and officers, provide indemnification and make advances and reimbursements for expenses to its employees and agents, the directors, officers, employees and agents of its subsidiaries and predecessor entities, and any person serving any other legal entity in any capacity at the request of FNANB and, if authorized by FNANB's board of directors, may contract in advance to do so.

     The determination that indemnification is permissible and the evaluation as to reasonableness of expenses shall be made, in the case of a director, as provided by law and, in the case of an officer, as authorized from time to time by FNANB's board of directors (which authorization may be made before or after the claim for indemnification is made) or as otherwise provided by law. If, however, in either case, a majority of the directors serving on the board of directors has changed after the date of the alleged conduct giving rise to a claim for indemnification, such determination and evaluation shall, at the option of the indemnitee, be made by special legal counsel agreed upon by the board of directors and such indemnitee. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that an indemnitee acted in such a manner as to make him or her ineligible for indemnification.

     Article ELEVENTH provides that the indemnification provided thereby shall not be exclusive of any other right of indemnification to which an indemnitee may be entitled including indemnification pursuant to a valid contract, indemnification by legal entities other than FNANB and indemnification under policies of insurance purchased and maintained by FNANB or others; provided, however, that no indemnitee shall be entitled to indemnification by FNANB to the extent he or she is indemnified by another, including an insurer.

     FNANB is authorized under Article ELEVENTH to purchase and maintain insurance against any liability it may have under Article ELEVENTH or to protect any indemnitee against any liability arising from his or her service to FNANB or to any other legal entity at the request of FNANB regardless of FNANB's power to indemnify against such liability.

     Article ELEVENTH does not permit (i) the indemnification of directors, officers or employees of FNANB against expenses, penalties or other payments incurred in any administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requires affirmative action by an individual or individuals in the form of payment to FNANB or (ii) insurance coverage for a formal order assessing civil money penalties against a director or employee of FNANB.

     In the Underwriting Agreement, a proposed form of which is attached as
Exhibit 1.1 hereto, the Underwriters will agree to indemnify, under certain conditions, the Registrant, its directors, certain of its officers and persons who control the Registrant within the meaning of the Securities Act against certain liabilities.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS

     (a) Exhibits


 1.1    --  Form of Underwriting Agreement (Incorporated by reference to
            Exhibit 1.1 to Registration Statement 333-32591).
 3.1    --  Articles of Association (Incorporated by reference to
            Exhibit 3.1 to Registration Statement 333-32591).
 3.2    --  Bylaws (Incorporated by reference to Exhibit 3.2 to
            Registration Statement 333-32591).
 4.1    --  Master Pooling and Servicing Agreement dated as of October
            30, 1997 between First North American National Bank, as transferor and servicer, and the Trustee (Incorporated by reference to Exhibit 4.1 to Registration Statement
            333-32591).
 4.2    --  Form of Series 1998-1 Supplement (including form of
            Certificates).*
 5.1    --  Opinion of McGuire, Woods, Battle & Boothe LLP with respect to legality.*
 8.1    --  Opinion of McGuire, Woods, Battle & Boothe LLP with respect to tax matters.*
23.1    --  Consent of McGuire, Woods, Battle & Boothe LLP (included in its opinion filed as Exhibit 5.1).*
23.2    --  Consent of McGuire, Woods, Battle & Boothe LLP (included in its opinion filed as Exhibit 8.1).*


---------------
* To be filed by amendment.

     (b) Financial Statements

     All financial statements, schedules and historical financial information have been omitted as they are not applicable.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (a) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934

     (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (b) To provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

          (c) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (d) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (e) That, for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on September 10, 1998.


                                          FIRST NORTH AMERICAN NATIONAL BANK

                                            as originator of the Trust and
                                            Co-Registrant and as Servicer on
                                            behalf of the Trust as Co-Registrant


                                          By:   /s/ MICHAEL T. CHALIFOUX
                                            ------------------------------------
                                                    Michael T. Chalifoux
                                                   President and Chairman


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed on September 10, 1998 by the following persons in the capacities indicated.



                      SIGNATURE                                     TITLE                      DATE
                      ---------                                     -----                      ----

              /s/ MICHAEL T. CHALIFOUX                   President, Chairman and        September 10, 1998
-----------------------------------------------------      Director (Principal
                Michael T. Chalifoux                       Executive Officer)

                /s/ KERRY VERSTREATE                     Chief Financial Officer        September 10, 1998
-----------------------------------------------------      (Principal Financial
                  Kerry Verstreate                         Officer and Principal
                                                           Accounting Officer)

                 /s/ PHILIP J. DUNN                      Director                       September 10, 1998
-----------------------------------------------------
                   Philip J. Dunn

                                                         Director                       September   , 1998
-----------------------------------------------------
                 Mark A. Arensmeyer

                  /s/ MERLE WORSHAM                      Director                       September 10, 1998
-----------------------------------------------------
                    Merle Worsham

                  /s/ ANGIE SCHWARZ                      Director                       September 10, 1998
-----------------------------------------------------
                    Angie Schwarz